As filed with the Securities and Exchange Commission on July 15, 2008

Registration No. 333-151207

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kookmin Bank

(Exact name of Registrant as specified in its charter)

Republic of Korea	6029	Not Applicable
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9-1, 2-ga, Namdaemoon-ro, Jung-gu

Seoul, Korea 100-703

822-2073-8350

(Address of Registrant’s principal executive offices)

Kookmin Bank, New York Branch

565 Fifth Avenue, 24th Floor

New York, New York 10017

212-697-6100

(Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Yong G. Lee, Esq.

Cleary Gottlieb Steen & Hamilton LLP

38th Floor, Bank of China Tower

One Garden Road, Central

Hong Kong, S.A.R.

People’s Republic of China

852-2532-3707

Approximate date of commencement of proposed sale of the securities to the public:    As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Common stock, par value (Won)5,000 per share	124,000,000	$61.45	$7,620,277,379.24	$299,476.90

(1)	American depositary shares issuable upon deposit of the securities registered hereby are to be registered under a separate registration statement on Form F-6.
(2)	Represents the maximum number of shares of common stock of KB Financial Group Co., Ltd. expected to be issued to stockholders resident in the United States in connection with the transaction described herein, based on the ratio of one share of KB Financial Group common stock to be issued for every one share of Kookmin Bank common stock. The securities to be issued in connection with the transaction outside the United States are not registered under this registration statement.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(f), based on the market value per share of Kookmin Bank common stock calculated pursuant to Rule 457(c) by taking the average of the high and low prices of such shares as reported on the Stock Market Division of the Korea Exchange on May 23, 2008 and converting it into U.S. dollars based on the noon buying rate for cable transfers in Won as certified for customs purposes by the Federal Reserve Bank of New York as in effect on such date of (Won)1,045.50 = US$1.00.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registrant Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not ask you to vote until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 15, 2008

Extraordinary General Meeting of Stockholders of Kookmin Bank

STOCK TRANSFER PROPOSAL

The board of directors of Kookmin Bank has approved the adoption of a financial holding company structure for our bank pursuant to a “comprehensive stock transfer” under Article 360-15 of the Korean Commercial Code, whereby holders of our common stock will transfer all of their shares to a new financial holding company, to be named “KB Financial Group Co., Ltd.,” and in return receive shares of KB Financial Group common stock. In the stock transfer, each holder of one share of our common stock will receive one share of KB Financial Group common stock, par value (Won)5,000 per share. Holders of our American depositary shares and global depositary shares, each of which represents one share of our common stock, respectively, will receive one KB Financial Group American depositary share for every American depositary share or global depositary share they own. In connection with the stock transfer, KB Financial Group will issue approximately 336,379,116 shares of its common stock to our common stockholders.

We believe that the adoption of a financial holding company structure through the proposed stock transfer will:

•	assist in creating an integrated system that facilitates the sharing of customer information and the development of integrated products and services by the different businesses within our bank;

•	assist us in expanding our business scope to include new types of business with higher profit margins;

•	enhance our ability to pursue strategic investments or reorganizations by way of mergers, acquisitions, spin-offs or other means;

•	maximize our management efficiency; and

•	further enhance our capacity to expand our overseas operations.

Before we can proceed with the stock transfer, the proposed stock transfer plan must be approved at an extraordinary general meeting of our stockholders to be held at                      on                     , 2008 at            a.m. local time. At the extraordinary general meeting of our stockholders, the stockholders will vote on the approval of the stock transfer plan and the approval of certain other matters as described in this prospectus.

This prospectus has been prepared for our stockholders and holders of our American depositary shares and global depositary shares residing in the United States to provide information about the proposed stock transfer and the extraordinary general meeting of our stockholders. We encourage you to read this document in its entirety, including the section entitled “Risk Factors” that begins on page 8.

Holders of our common stock will be entitled to attend and vote, either in person or by proxy, at the extraordinary general meeting if they are recorded on our stockholder register on                     , 2008, which is          days prior to the date of the meeting. Holders of our American depositary shares and global depositary shares will be entitled to instruct Citibank, N.A., as depositary, as to how to vote their underlying shares of our common stock at the extraordinary general meeting in accordance with the procedures set forth in this prospectus, if those holders were recorded on such depositary’s register on                     , 2008.

Your vote is important, regardless of the number of shares you own. On behalf of our board of directors, I urge you to vote in favor of the stock transfer.

Chung Won Kang

President and Chief Executive Officer

Kookmin Bank

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the stock transfer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2008 and is expected to be first mailed to stockholders on or about such date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-4 to register with the U.S. Securities and Exchange Commission our common stock to be delivered in connection with the stock transfer. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

We are subject to the information reporting requirements of the U.S. Securities Exchange Act of 1934 and, under the Exchange Act, file reports and other information with the SEC. We file annual and current reports and other information with the SEC. You may read and copy these reports and other information, including the registration statement filed by us and the exhibits to the registration statement, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the availability of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

You can also inspect reports and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC permits us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus.

This prospectus incorporates by reference the documents set forth below that have been previously filed with or furnished to the SEC. These documents contain important information about us and our financial condition.

KOOKMIN BANK SEC FILINGS (COMMISSION FILE NO. 1-15258; CIK NO. 0001143680)	PERIOD
Annual Report on Form 20-F	Year ended December 31, 2007, filed on May 28, 2008

In addition, we incorporate by reference into this prospectus our unaudited non-consolidated financial statements as of and for the three months ended March 31, 2007 and 2008 prepared under generally accepted accounting principles in Korea, which are attached as an exhibit to the registration statement on Form F-4 filed by us with the SEC, of which this prospectus forms a part. Such financial statements are prepared on a different basis from, and are not directly comparable with, our consolidated financial statements included in our annual report on Form 20-F referred to above, which are prepared under generally accepted accounting principles in the United States. In particular, had such financial statements been prepared under generally accepted accounting principles in the United States, they would have been required to be prepared on a consolidated basis. For a description of other significant differences between generally accepted accounting principles in Korea and in the United States, see “Item 5B. Liquidity and Capital Resources—Reconciliation with Korean GAAP” in our annual report on Form 20-F referred to above. Several changes to generally accepted accounting principles in the United States apply with respect to periods subsequent to December 31, 2007. For a description of such changes, see “Item 5B. Liquidity and Capital Resources—Recent Accounting Pronouncements” in our annual report on Form 20-F referred to above.

Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. Stockholders may obtain documents incorporated by reference into this prospectus from the SEC, as described above, or by requesting them in writing, by telephone or by e-mail from us at the following address:

Kookmin Bank

Investor Relations Department

36-3 Yoido-dong, Youngdeungpo-gu

Seoul 150-758, Korea

Telephone: 822-2073-8350

Facsimile: 822-2073-8360

e-mail: kbir@kbstar.co.kr

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If you would like to request documents from us, please do so by                     , 2008 in order to receive them before the extraordinary general meeting.

You should rely only on the information contained in this prospectus to vote on the stock transfer. We have not authorized anyone to provide you with information different from that contained in the prospectus. This prospectus is dated                     , 2008. You should not assume that the information contained in this prospectus is accurate as of any other date. Neither the mailing of this prospectus, nor the delivery of shares of our common stock, cash or other consideration should be deemed to create any implication to the contrary.

NOTES

Our fiscal year ends on December 31 of each year. All references to a particular year are to the year ended December 31 of that year.

Unless otherwise indicated, the financial information presented in this document has been prepared in accordance with accounting principles generally accepted in the United States, which are known as “U.S. GAAP.”

Any discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

CURRENCIES AND EXCHANGE RATES

All references to “Won” or “(Won)” in this prospectus are to the currency of Korea, and all references to “Dollars,” “U.S. dollars,” “$” or “US$” are to the currency of the United States of America.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for Won, expressed in Won per one U.S. dollar. The “noon buying rate” is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. Unless otherwise stated, translations of Won amounts into U.S. dollars in this prospectus were made at the noon buying rate in effect on December 31, 2007 which was (Won)935.8 to US$1.00. We do not intend to imply that the Won or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars or Won, as the case may be, at any particular rate, or at all. On July     , 2008, the noon buying rate was (Won)             = US$1.00.

	Won per U.S. dollar (noon buying rate)
	Average(1)		High		Low		Period-End
2003	(Won)	1,183.0	(Won)	1,262.0	(Won)	1,146.0	(Won)	1,192.0
2004		1,139.3		1,195.1		1,035.1		1,035.1
2005		1,023.7		1,059.8		997.0		1,010.0
2006		950.1		1,002.9		913.7		930.0
2007		928.0		950.2		903.2		935.8
November		918.1		932.8		905.2		920.9
December		931.1		935.8		918.9		935.8
2008 (through July )
January		942.1		953.2		935.2		943.4
February		943.9		948.2		937.2		942.8
March		981.7		1,021.5		947.1		988.6
April		986.9		1,005.0		973.5		1,005.0
May		1,034.1		1,047.0		1,004.0		1,028.5
June		1,031.5		1,046.8		1,016.8		1,046.8
July (through July )

(1)	The average rate for each full year is calculated as the average of the noon buying rates on the last business day of each month during the relevant year. The average rate for a full month is calculated as the average of the noon buying rates on each business day during the relevant month (or portion thereof).

SUMMARY

This summary highlights the material information appearing in this prospectus. However, it may not contain all of the information that is important to you. You should carefully read the entire prospectus for a complete understanding of the proposed stock transfer. In particular, you should read the documents attached to this prospectus, including the stock transfer plan, and the other documents to which this prospectus refers you. See “Where You Can Find More Information.”

Kookmin Bank

9-1, 2-ga, Namdaemoon-ro, Jung-gu

Seoul 100-703, Korea 100-703

Telephone: 822-2073-8350

We are the largest commercial bank in Korea. As of December 31, 2007, we had total assets of (Won)217,683 billion and total deposits of (Won)138,438 billion. On the asset side, we provide credit and related financial services to individuals and small- and medium-sized enterprises and, to a lesser extent, to large corporate customers. On the deposit side, we provide a full range of deposit products and related services to both individuals and enterprises of all sizes.

The Stock Transfer (see page 18)

We plan to adopt a financial holding company structure for our bank pursuant to a “comprehensive stock transfer” under Article 360-15 of the Korean Commercial Code. In the stock transfer, holders of our common stock will transfer all of their shares of our common stock to a new holding company, KB Financial Group, which will be established simultaneously with such transfer. As consideration for the shares of our common stock, KB Financial Group will issue shares of its common stock to our common stockholders. In the stock transfer, each holder of one share of our common stock will receive one share of KB Financial Group common stock. Holders of our American depositary shares and global depositary shares, each of which represents one share of our common stock, respectively, will receive one KB Financial Group American depositary share for every American depositary share or global depositary share they own.

Citibank, N.A., as depositary, will mail a notice and a letter of transmittal to registered holders of our American depositary receipts requesting such holders to surrender their American depositary receipts in exchange for the issuance by Citibank, N.A. of KB Financial Group American depositary shares. Holders of our American depositary receipts who do not surrender their American depositary receipts to Citibank, N.A. will not receive KB Financial Group American depositary shares, nor any distributions KB Financial Group may make with respect to KB Financial Group common stock, until such American depositary receipts are surrendered. Holders of our American depositary shares who hold the American depositary shares through The Depository Trust Company do not need to take any action in order to exchange their American depositary shares for KB Financial Group American depositary shares. Holders of our global depositary shares do not need to take any action in order to exchange their global depositary shares for KB Financial Group American depositary shares. For a more complete description of the procedure for exchanging our American depositary shares and global depositary shares for KB Financial Group American depositary shares in the stock transfer, see “The Stock Transfer—Exchange of Kookmin Bank Common Stock and American and Global Depositary Shares for KB Financial Group Common Stock and American Depositary Shares.”

The book value per share of the KB Financial Group common stock and American depositary shares issued and outstanding immediately after the stock transfer may be different from the book value per share of our outstanding common stock and American and global depository shares immediately prior to the stock transfer. The reason for the potential difference in the book value per share is that, in addition to the KB Financial Group common stock and American depositary shares issued in exchange for our outstanding common stock and American and global depositary shares in the stock transfer, KB Financial Group will issue its common stock to us and other shareholders of certain of our subsidiaries that will become wholly-owned direct subsidiaries of KB Financial Group, in exchange for their outstanding common stock. Specifically, in connection with the stock transfer, we and all other shareholders of KB Investment Co., Ltd., KB Data Systems Co., Ltd., KB Real Estate Trust Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd., KB Investment & Securities Co., Ltd. and KB Asset Management Co., Ltd., all of which are our subsidiaries, will transfer all shares of common stock of such subsidiaries held by us and such shareholders to KB Financial Group and, as consideration for such transferred shares, receive shares of KB Financial Group common stock in accordance with the specified stock transfer ratio applicable to each such subsidiary. Following such stock transfer, KB Financial Group will own 100% of the outstanding common stock of all of our subsidiaries participating in the stock transfer, and each of our subsidiaries participating in the stock transfer will become a wholly-owned direct subsidiary of KB Financial Group.

Our organizational structure prior to the completion of the stock transfer is illustrated by the following chart:

KB Financial Group’s organizational structure following the completion of the stock transfer is illustrated by the following chart:

Ownership of KB Financial Group after the Stock Transfer

In connection with the stock transfer, KB Financial Group will issue approximately 336,379,116 shares of its common stock to our common stockholders. Assuming that we do not acquire any shares of our common stock prior to the date of the stock transfer as a result of the exercise by dissenting stockholders of appraisal rights or otherwise, immediately following the stock transfer, our former common stockholders will own approximately 94.4% of the outstanding common stock of KB Financial Group, and we will become a wholly-owned subsidiary of KB Financial Group.

In connection with the transfer of common stock of certain of our subsidiaries to KB Financial Group, KB Financial Group will issue approximately 18,504,352 shares of its common stock to us. Assuming that we do not acquire any shares of our common stock prior to the date of the stock transfer as a result of the exercise by dissenting stockholders of appraisal rights or otherwise, immediately following the stock transfer, we will hold approximately 5.19% of the outstanding common stock of KB Financial Group. Under Korean law, we will be required to dispose of such shares of KB Financial Group common stock held by us within six months from the date of the stock transfer.

Dissent and Appraisal Rights (see page 24)

Under Korean law, holders of shares of our common stock who oppose the stock transfer may exercise appraisal rights and require us to purchase their shares if the stock transfer is completed. However, holders of our American depositary shares and global depositary shares opposing the stock transfer will not have any appraisal rights. In order for stockholders to exercise such right, dissenting stockholders must submit to us written notice of their intention to dissent prior to the extraordinary general meeting and, within 10 days of such meeting, request that their shares be repurchased.

If the stock transfer is completed, we expect to pay (Won)63,293 for each share of our common stock properly submitted to us for appraisal. For a more complete description of the appraisal rights, see “The Stock Transfer—Dissent and Appraisal Rights.”

Conditions to the Completion of the Stock Transfer (see page 22)

Under the stock transfer plan, the completion of the stock transfer is subject to the satisfaction of the following conditions:

•	the number of shares of our common stock for which appraisal rights are exercised must not exceed 15% of our total issued common stock; and

•	we must obtain from the Financial Services Commission the final approval of the establishment of a financial holding company under Article 3 of the Financial Holding Company Act.

The Extraordinary General Meeting (see page 15)

The extraordinary general meeting of our stockholders will be held at                      on                     , 2008, starting at              a.m. local time. The agenda for the meeting is the approval of the stock transfer plan (including the proposed articles of incorporation of KB Financial Group and the election of directors of KB Financial Group, including those who will serve as members of the Audit Committee of the board of directors) and the approval of an amendment in the settlement method for our outstanding stock options to provide for cash settlement of the difference between the exercise price of the stock options and the market price of KB Financial Group common stock.

The approval of the stock transfer plan will require a special resolution adopted by the affirmative vote of at least two-thirds of the shares of our common stock present or represented at the meeting. The shares voting to approve the stock transfer plan must also represent at least one-third of the total issued and outstanding shares of our common stock. Approval for the other item on the agenda for the meeting will require an ordinary resolution adopted by the affirmative vote of a majority of the shares of our common stock present or represented at the meeting. The shares voting affirmatively on such agenda item must also represent at least one-fourth of the total and outstanding shares of our common stock. Each share of common stock present or represented at the meeting will be entitled to one vote.

Interests of Directors and Officers in the Stock Transfer (see page 22)

You should be aware that a number of our directors and officers may have interests in the stock transfer that are different from, or in addition to, your interests as a Kookmin Bank stockholder. For a description of these interests, see “The Stock Transfer—Interests of Certain Directors and Executive Officers in the Stock Transfer.”

Treatment of Kookmin Bank Stock Options (see page 23)

If we successfully complete the stock transfer, our current plan is to amend the settlement method for outstanding options to purchase or subscribe for shares of our common stock granted under our employee and director stock option plans, to provide for cash settlement of the difference between the exercise price of the stock options and the market price of KB Financial Group common stock at the date of exercise. We do not otherwise plan to change the terms and conditions of our outstanding stock options in connection with the stock transfer.

Accounting Treatment of the Stock Transfer (see page 23)

Under U.S. GAAP, we will account for the stock transfer transaction involving our stockholders as a recapitalization of our bank. The accounting is identical to that applicable to a reverse acquisition transaction, except that no goodwill or other intangible will be recorded, which we believe is consistent with the U.S. GAAP accounting treatment for a transaction among entities under common control.

In the case of the stock transfer transaction involving minority stockholders of our subsidiaries participating in the stock transfer, we will account for the acquisition by KB Financial Group of the minority equity interests in such subsidiaries through the exchange of their common stock for KB Financial Group common stock using the purchase method, and goodwill might be recorded as a result.

Income Tax Consequences of the Stock Transfer (see page 55)

The exchange of Kookmin Bank common stock or American or global depositary shares for corresponding interests in KB Financial Group will not be a taxable transaction for U.S. tax purposes. If you exercise your appraisal rights for your shares of our common stock and we purchase such shares for cash, the transaction will be treated for U.S. tax purposes as a taxable sale of your shares. See “Tax Considerations—United States Taxation.”

Regulatory Matters (see page 23)

We are working to obtain all necessary regulatory approvals required under Korean and other laws and regulations in connection with the stock transfer and the establishment of KB Financial Group as a new financial holding company. We submitted an application for preliminary approval of the establishment of a financial holding company, pursuant to the Financial Holding Company Act, to the Financial Services Commission of

Korea on March 20, 2008. Such preliminary approval was granted by the Financial Services Commission on June 27, 2008. We plan to apply to the Financial Services Commission for final approval of such establishment of a financial holding company upon receiving the approval of the stock transfer by our stockholders at the extraordinary general meeting. With respect to the change of the largest stockholder of certain of our subsidiaries from us to KB Financial Group in connection with the stock transfer, we plan to apply to the Financial Services Commission for prior approval of such change pursuant to the Korean Securities and Exchange Act, Indirect Investment Asset Management Business Act, Futures Transaction Act and other applicable laws on or about the date we apply to the Financial Services Commission for final approval of the establishment of a financial holding company. We have also submitted a stock transfer report to the Financial Services Commission and the Korea Exchange, pursuant to the Korean Securities and Exchange Act and related regulations, on April 30, 2008.

Completion and Effectiveness of the Stock Transfer (see page 22)

We will complete the stock transfer when all the conditions to completion of the stock transfer are satisfied, including the approval of the stock transfer by our stockholders and the relevant Korean regulatory authorities and the condition that the number of shares of our common stock for which appraisal rights are exercised must not exceed 15% of our total issued common stock. The stock transfer will become effective when we register the incorporation of KB Financial Group with the commercial registry office of the Seoul Central District Court, pursuant to the applicable requirements of Korean law. We expect to complete the stock transfer during the third quarter of 2008.

Stock Exchange Listings (see page 24)

We expect to apply to list the KB Financial Group common stock on the Stock Market Division of the Korea Exchange and to list the KB Financial Group American depositary shares on the New York Stock Exchange. We expect that trading of our common stock on the Stock Market Division of the Korea Exchange will be suspended commencing from approximately four days prior to the date of the stock transfer, and that the listing of the KB Financial Group common stock on the Stock Market Division of the Korea Exchange will not occur until approximately 11 days after the stock transfer is completed. Stockholders will not be able to trade their shares of KB Financial Group common stock until such listing occurs. We expect that the listing of the KB Financial Group American depositary shares on the New York Stock Exchange will occur as of the date of completion of the stock transfer.

Summary Market Price Information

Shares of our common stock are traded on the Stock Market Division of the Korea Exchange and our American depositary shares are traded on the New York Stock Exchange. The table below lists the closing prices of our common stock and American depositary shares on March 19, 2008, the last trading day before the public announcement of the proposed stock transfer, and on July     , 2008.

	March 19, 2008	July , 2008
Common stock	(Won)50,400		(Won)
American depositary shares	$48.78	$

Summary Financial Data

We present below per common share data on a U.S. GAAP basis regarding our net income, cash dividends declared and book value on a historical basis.

As of or for the Year Ended December 31, 2007
Kookmin Bank (Historical)
Net income per share
Basic	(Won)11,164
Diluted	11,164
Dividends per share	3,650
Book value per share	50,440

Questions About the Stock Transfer

If you have any questions about the stock transfer or the voting procedures in connection with the extraordinary general meeting of our stockholders, you may contact:

•	if you are a holder of our common stock:

Kookmin Bank

Investor Relations Department

36-3 Yoido-dong, Youngdeungpo-gu

Seoul 150-758, Korea

Telephone: 822-2073-8350

Facsimile: 822-2073-8360

e-mail: kbir@kbstar.co.kr

•	if you are a holder of our American depositary shares or global depositary shares:

Citibank, N.A.

Shareholder Services

P.O. Box 43077

Providence, RI 02940-3077

Telephone: 1-877-248-4237

e-mail: citibank@shareholders-online.com

RISK FACTORS

As a result of the adoption of a financial holding company structure through the proposed stock transfer, our businesses will be subject to the following new or increased risks. In addition to the risks described below, we will continue to be subject to the risks described in the documents that we have filed with the SEC that are incorporated by reference into this prospectus. You should carefully consider the following risk factors as well as the other information contained or incorporated into this prospectus in deciding whether to vote in favor of the stock transfer.

Risks Relating to the Stock Transfer

The stock transfer is subject to various conditions and may not be completed as scheduled or at all.

Under the proposed stock transfer plan, the consummation of the stock transfer is subject to a number of conditions, including the condition that the number of shares of our common stock for which appraisal rights are exercised must not exceed 15% of our total issued common stock and the obtaining or satisfaction of all regulatory approvals and requirements necessary for the consummation of the stock transfer. See “The Stock Transfer—Conditions to the Completion of the Stock Transfer.” Under Korean law, our stockholders who oppose the stock transfer may exercise appraisal rights and require us to purchase their shares if the stock transfer is completed. In the event that the number of shares of our common stock for which appraisal rights are exercised exceeds 15% of our total issued common stock, we will not complete the stock transfer. Furthermore, regulatory authorities in Korea or elsewhere may seek to block or delay the stock transfer or may impose conditions that reduce the anticipated benefits of the stock transfer or make it difficult to complete as planned. Accordingly, even if the stock transfer is approved at the extraordinary general meeting of our stockholders, the stock transfer may not be completed as scheduled or at all. If the stock transfer is not completed, we would fail to realize the anticipated benefits of the new financial holding company structure that will be created pursuant to the stock transfer. For a description of the anticipated benefits of adopting a financial holding company structure, see “The Stock Transfer—Reasons for the Stock Transfer.”

The exercise of appraisal rights in respect of a significant number of shares of our common stock could increase the costs of the stock transfer, reduce the capital of KB Financial Group and hurt its financial condition.

Under Korean law, our stockholders who oppose the stock transfer may exercise appraisal rights and require us to purchase their shares if the stock transfer is completed. We expect to pay (Won)63,293 for each share of our common stock properly submitted to us for appraisal, which is the purchase price for such shares determined in accordance with the formula prescribed under Korean law to be applied in the event that the dissenting stockholders and we fail to agree on a purchase price through negotiations. For a description of the method of calculating the purchase price for shares in respect of which appraisal rights have been exercised, see “The Stock Transfer—Dissent and Appraisal Rights.” If stockholders exercise appraisal rights in respect of a significant number of our shares that does not exceed 15% of our total issued common stock, we will be required to complete the stock transfer and to expend significant amount of funds to purchase such shares, which will reduce our capital and hurt our financial condition.

Holders of our American depositary shares or global depositary shares will not have any dissent and appraisal rights.

Our stockholders who oppose the stock transfer may exercise appraisal rights under Korean law and require us to purchase their shares if the stock transfer is completed. However, if you are a holder of our American depositary shares or our global depositary shares, you will not have any appraisal rights in respect of the stock transfer even if you oppose it. Each of the deposit agreements for our American depositary shares facility and global depositary shares facility, respectively, does not require the depositary to take any action in respect of exercising dissent and appraisal rights.

We may fail to realize the anticipated benefits of the stock transfer and the new financial holding company structure.

The success of the stock transfer and the new financial holding company structure that will be created pursuant to such stock transfer will depend, in large part, on the ability of KB Financial Group to realize the anticipated synergies, growth opportunities and cost savings from coordinating and integrating the businesses of its various subsidiaries.

Although we plan to integrate certain aspects of our operations and our subsidiaries’ operations under the financial holding company structure, the subsidiaries of the new financial holding company, including us, will generally continue to operate as independent entities with separate management and staff. As a result, KB Financial Group’s ability to direct its subsidiaries’ day-to-day operations will be limited. In addition, the integration of KB Financial Group’s subsidiaries’ separate businesses and operations, as well as those of any companies it may acquire in the future, into the financial holding company structure could require a significant amount of time, financial resources and management attention. Moreover, that process could disrupt our operations (including our risk management operations) or information technology systems, reduce employee morale, produce unintended inconsistencies in our standards, controls, procedures or policies, and affect our relationships with customers and our ability to retain key personnel. The realization of the anticipated benefits of our new financial holding company structure may be blocked, delayed or reduced as a result of many factors, some of which may be outside our control. These factors include:

•

difficulties in integrating the diverse activities and operations of the subsidiaries of KB Financial Group or any companies it may acquire, including risk management operations and information technology systems, personnel, policies and procedures;

•	failure to leverage our financial holding company structure to realize operational efficiencies and to cross-sell multiple products and services;

•	difficulties in reorganizing or reducing overlapping personnel, branches, networks and administrative functions;

•	restrictions under Korean financial holding company and other regulations on transactions between the financial holding company and, or among, its subsidiaries;

•

unforeseen contingent risks, including lack of required capital resources, increased tax liabilities or restrictions in our overseas operations, relating to the stock transfer and the financial holding company structure that may become apparent in the future;

•	unexpected business disruptions;

•	failure to attract, develop and retain personnel with necessary expertise;

•	loss of customers; and

•	labor unrest.

Accordingly, we may not be able to realize the anticipated benefits of the new financial holding company structure that will be created pursuant to the stock transfer, and our business, results of operations and financial condition may suffer as a result.

Our financial holding company will depend on limited forms of funding to fund its operations.

KB Financial Group will have no significant assets other than the shares of its subsidiaries. Its primary sources of funding and liquidity will be dividends from its subsidiaries, sales of the interests in its subsidiaries and direct borrowings and issuances of equity or debt securities. In addition, as a financial holding company, KB Financial Group will be required to meet certain minimum financial ratios under Korean law, including with respect to liquidity, leverage and capital adequacy. KB Financial Group’s ability to meet its obligations to its direct creditors and employees and its other liquidity needs and regulatory requirements will depend on timely and adequate distributions from its subsidiaries and its ability to sell its securities or obtain credit from its lenders.

In the case of dividend distributions, this will depend on the financial condition and operating results of the subsidiaries of KB Financial Group, including us. In the future, the subsidiaries may enter into agreements, such as credit agreements with lenders or indentures relating to high-yield or subordinated debt instruments, that impose restrictions on their ability to make distributions to KB Financial Group, and the terms of future obligations and the operation of Korean law could prevent the subsidiaries from making sufficient distributions to KB Financial Group to allow it to make payments on its outstanding obligations. See “—As a financial holding company, KB Financial Group will depend on receiving dividends from its subsidiaries to pay dividends on its common stock.” Any delay in receipt of or shortfall in payments to KB Financial Group from its subsidiaries could result in KB Financial Group’s inability to meet its liquidity needs and regulatory requirements, including minimum liquidity, double leverage and capital adequacy ratios, which may disrupt our operations at the holding company level.

In addition, creditors of KB Financial Group will generally not be able to assert claims on the assets of the subsidiaries of KB Financial Group. Furthermore, KB Financial Group’s inability to sell its securities or obtain funds from its lenders on favorable terms, or at all, could also result in KB Financial Group’s inability to meet its liquidity needs and regulatory requirements and may disrupt our operations at the holding company level.

As a financial holding company, KB Financial Group will largely depend on receiving dividends from its subsidiaries to pay dividends on its common stock.

Since the principal assets at the holding company level will be the shares of its subsidiaries, KB Financial Group’s ability to pay dividends on its common stock will largely depend on dividend payments from those subsidiaries. Those dividend payments are subject to the Korean Commercial Code, the Bank Act and to regulatory limitations, generally based on capital levels and retained earnings, imposed by the various regulatory agencies with authority over those entities. The ability of KB Financial Group’s subsidiaries to pay dividends may be subject to regulatory restrictions to the extent that paying dividends would impair each of their nonconsolidated profitability, financial condition or other cash flow needs. For example:

•

under the Korean Commercial Code, dividends may only be paid out of distributable income, an amount which is calculated by subtracting the aggregate amount of a company’s paid-in capital and certain mandatory legal reserves from its net assets, in each case as of the end of the prior semi-annual period;

•

under the Bank Act, a bank also must credit at least 10% of its net profit to a legal reserve each time it pays dividends on distributable income until that reserve equals the amount of its total paid-in capital; and

•

under the Bank Act and the requirements of the Financial Services Commission, if a bank fails to meet its required capital adequacy ratio or otherwise subject to the management improvement measures imposed by the Financial Services Commission, then the Financial Services Commission may restrict the declaration and payment of dividends by that bank.

KB Financial Group’s subsidiaries may not continue to meet the applicable legal and regulatory requirements for the payment of dividends in the future. If they fail to do so, they may stop paying or reduce the amount of the dividends they pay to KB Financial Group, which would have an adverse effect on its ability to pay dividends on its common stock.

Our directors and officers may have potential conflicts of interest in supporting the stock transfer.

Some of our directors and executive officers may have interests in the stock transfer that are different from, or in addition to, your interests.             members of our board of directors and             of our executive officers have been nominated to serve on KB Financial Group’s board of directors, which will be initially comprised of individuals. In addition, we expect that certain of our current executive officers will be appointed as executive officers of KB Financial Group. As of December 31, 2007, the latest date for which such information is currently available, our directors and executive officers, together with their respective affiliates, beneficially owned less than 0.01% of the outstanding shares of our common stock, as well as options to purchase an additional 1,353,688 shares.

The possibility of receiving compensation or other benefits in or following the stock transfer may have influenced these directors and officers in their support of the stock transfer. See “The Stock Transfer—Interests of Certain Directors and Executive Officers in the Stock Transfer.”

Risks Relating to KB Financial Group Common Stock and American Depositary Shares

There has been no prior market for the common stock or American depositary shares of KB Financial Group, and the stock transfer may not result in an active or liquid market for KB Financial Group common stock or American depositary shares.

KB Financial Group will be formed as a new entity in connection with the stock transfer. Accordingly, there will be no public market for KB Financial Group’s common stock or American depositary shares prior to their issuance in connection with the stock transfer. We expect that KB Financial Group will apply to list its common stock on the Stock Market Division of the Korea Exchange and to list its American depositary shares on the New York Stock Exchange. However, we expect that such listings will not occur until some time after the stock transfer is completed. If you hold shares of KB Financial Group common stock or KB Financial Group American depositary shares, you may not be able to trade such shares until the relevant listing occurs. Furthermore, an active public market in KB Financial Group common stock or American depositary shares may not develop or be sustained after their issuance. In addition, if a significant number of KB Financial Group American depositary share holders withdraw the underlying shares of KB Financial Group common stock from KB Financial Group’s American depositary share facility and no additional KB Financial Group American depositary shares are issued, the liquidity of KB Financial Group American depositary shares would be adversely affected.

The initial market price of KB Financial Group common stock and KB Financial Group American depositary shares immediately after their issuance is expected to be determined, among other things, by the market prices of our common stock and depositary shares prior to the stock transfer. The initial market price of KB Financial Group common stock and KB Financial Group American depositary shares may not be indicative of prices that will prevail in the trading market. You may not be able to resell your KB Financial Group common stock or American depositary shares at or above the initial market price. Market prices of Korean companies’ stock have been and continue to be volatile. Volatility in the price of KB Financial Group common stock and American depositary shares may be caused by factors outside of our control and may be unrelated or disproportionate to KB Financial Group’s operating results.

Ownership of KB Financial Group common stock is restricted under Korean law.

Under Korean law, a single stockholder, together with its affiliates, is generally prohibited from owning more than 10.0% of the outstanding shares of voting stock of a financial holding company such as KB Financial Group that controls nationwide banks, with the exception of certain stockholders that are non-financial business group companies, whose applicable limit is 4.0%. See “Supervision and Regulation of KB Financial Group—Restriction on Ownership of a Financial Holding Company.” To the extent that the total number of shares of KB Financial Group common stock (including those represented by American depositary shares) that you and your affiliates own together exceeds the applicable limits, you will not be entitled to exercise the voting rights for the excess shares, and the Financial Services Commission may order you to dispose of the excess shares within a period of up to six months. Failure to comply with such an order would result in an administrative fine of up to 0.03% of the book value of such shares per day until the date of disposal.

A holder of KB Financial Group American depositary shares may not be able to exercise dissent and appraisal rights unless it has withdrawn the underlying shares of KB Financial Group common stock and become its direct stockholder.

In some limited circumstances, including the transfer of the whole or any significant part of KB Financial Group’s business and the merger or consolidation of KB Financial Group with another company, dissenting stockholders will have the right to require KB Financial Group to purchase their shares under Korean law. However, holders of KB Financial Group American depositary shares will not be able to exercise such dissent and appraisal rights if the depositary refuses to do so on their behalf. The deposit agreement to be entered into between KB Financial Group and Citibank, N.A., as depositary, will not require the depositary to take any action in respect of exercising dissent and appraisal rights. In such a situation, holders of KB Financial Group American depositary shares must withdraw the underlying common stock from the American depositary share facility (and incur charges relating to such withdrawal) and become KB Financial Group’s direct stockholders prior to the record date of the stockholders’ meeting at which the relevant transaction is to be approved, in order to exercise dissent and appraisal rights.

A holder of KB Financial Group American depositary shares may be limited in its ability to deposit or withdraw common stock.

Under the terms of the deposit agreement to be entered into among us, KB Financial Group and Citibank, N.A., as depositary, holders of KB Financial Group common stock may deposit such stock with the depositary’s custodian in Korea and obtain KB Financial Group American depositary shares, and holders of such American depositary shares may surrender American depositary shares to the depositary and receive KB Financial Group common stock. However, to the extent that a deposit of common stock exceeds the difference between:

(1)	the aggregate number of common shares that KB Financial Group has deposited or has consented to allow to be deposited for the issuance of American depositary shares (including deposits in connection with offerings of American depositary shares and stock dividends or other distributions relating to American depositary shares); and

(2)	the number of shares of common stock on deposit with the custodian for the benefit of the depositary at the time of such proposed deposit,

such common stock will not be accepted for deposit unless:

(A)	the consent of KB Financial Group with respect to such deposit has been obtained; or

(B)	such consent is no longer required under Korean laws and regulations.

Under the terms of the deposit agreement, no consent will be required for deposit if the shares of common stock are obtained through a dividend, free distribution, rights offering or reclassification of such stock. KB Financial Group is expected to agree to consent, under the terms of the deposit agreement, to any deposit to the extent that, after the deposit, the number of deposited shares does not exceed such number of shares as KB Financial Group determines from time to time (which number shall at no time be less than 100,000,000 shares), unless the deposit would be prohibited by applicable laws or violate KB Financial Group’s articles of incorporation. KB Financial Group might not consent to the deposit of any additional common stock. As a result, if a holder surrenders American depositary shares and withdraws common stock, it may not be able to deposit the stock again to obtain American depositary shares.

A holder of KB Financial Group American depositary shares will not have preemptive rights in some circumstances.

The Korean Commercial Code and KB Financial Group’s articles of incorporation will require KB Financial Group, with some exceptions, to offer stockholders the right to subscribe for new shares of KB Financial Group common stock in proportion to their existing shareholding ratio whenever new shares are issued. If KB Financial Group offers any rights to subscribe for additional shares of its common stock or any rights of any other nature, the depositary, after consultation with KB Financial Group, may make the rights available to holders of KB Financial Group American depositary shares or use reasonable efforts to dispose of the rights on behalf of such holders and make the net proceeds available to such holders. The depositary, however, will not be required to make available to holders any rights to purchase any additional shares of KB Financial Group common stock unless it deems that doing so is lawful and feasible and:

•	a registration statement filed by KB Financial Group under the U.S. Securities Act of 1933, as amended, is in effect with respect to those shares; or

•	the offering and sale of those shares is exempt from or is not subject to the registration requirements of the Securities Act.

Similarly, holders of KB Financial Group common stock located in the United States may not exercise any such rights they receive absent registration or an exemption from the registration requirements under the Securities Act.

KB Financial Group will not be under any obligation to file any registration statement with the U.S. Securities and Exchange Commission or to endeavor to cause such a registration statement to be declared effective. Moreover, KB Financial Group may not be able to establish an exemption from registration under the Securities Act. Accordingly, a holder of KB Financial Group American depositary shares may be unable to participate in rights offerings by KB Financial Group and may experience dilution in its holdings. If a registration statement is required for a holder of KB Financial Group American depositary shares to exercise preemptive rights but is not filed by KB Financial Group or is not declared effective, the holder will not be able to exercise its preemptive rights for additional American depositary shares and it will suffer dilution of its equity interest in KB Financial Group. If the depositary is unable to sell rights that are not exercised or not distributed or if the sale is not lawful or feasible, it will allow the rights to lapse, in which case the holder will receive no value for these rights.

Your dividend payments and the amount you may realize upon a sale of your KB Financial Group American depositary shares will be affected by fluctuations in the exchange rate between the U.S. dollar and the Won.

We expect that the KB Financial Group common stock will be listed on the Korea Stock Exchange and quoted and traded in Won. Cash dividends, if any, in respect of the shares represented by the KB Financial Group American depositary shares will be paid to the depositary in Won and then converted by the depositary into U.S. dollars, subject to certain conditions. Accordingly, fluctuations in the exchange rate between the Won and the U.S. dollar will affect, among other things, the amounts a registered holder or beneficial owner of KB Financial Group American depositary shares will receive from the depositary in respect of dividends, the U.S. dollar value of the proceeds which a holder or owner would receive upon sale in Korea of the shares of KB Financial Group common stock obtained upon surrender of KB Financial Group American depositary shares and the secondary market price of KB Financial Group American depositary shares. Such fluctuations will also affect the U.S. dollar value of dividends and sales proceeds received by holders of KB Financial Group common stock.

If the Korean government deems that emergency circumstances are likely to occur, it may restrict holders of KB Financial Group American depositary shares and the depositary from converting and remitting dividends and other amounts in U.S. dollars.

If the Korean government deems that certain emergency circumstances, including severe and sudden changes in domestic or overseas economic circumstances, extreme difficulty in stabilizing the balance of payments or implementing currency exchange rate and other macroeconomic policies, have occurred or are likely to occur, it may impose certain restrictions provided for under the Foreign Exchange Transaction Law, including the suspension of payments or requiring prior approval from governmental authorities for any transaction. See “Korean Foreign Exchange Controls and Securities Regulations—General.”

A holder of KB Financial Group American depositary shares may not be able to enforce a judgment of a foreign court against KB Financial Group.

When established, KB Financial Group will be a corporation with limited liability organized under the laws of Korea. We expect that substantially all of its directors and officers will reside in Korea, and all or a significant portion of the assets of such directors and officers and substantially all of KB Financial Group’s assets will be located in Korea. As a result, it may not be possible for holders of KB Financial Group common stock or American depositary shares to effect service of process within the United States, or to enforce in the United States against KB Financial Group or its directors and officers judgments obtained in United States courts based on the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Korea, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

FORWARD-LOOKING INFORMATION

The U.S. Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains forward-looking statements, which may include statements regarding the period following completion of the stock transfer.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and words and terms of similar substance used in connection with any discussion of the proposed stock transfer or our future operating or financial performance identify forward-looking statements. All forward-looking statements are our management’s present expectations of future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to the risks related to our business, the factors relating to the stock transfer discussed under “Risk Factors” and the risks related to the business of KB Financial Group, once it is formed and becomes operational, among others, could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, failure to realize the anticipated benefits of the stock transfer and adverse regulatory developments. We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date they are made. Except as required by law, we are not under any obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE EXTRAORDINARY GENERAL MEETING OF STOCKHOLDERS

Time, Place and Purpose

The extraordinary general meeting of our stockholders is scheduled to be held at                      on                     , 2008, at          a.m. local time. The extraordinary general meeting is being held so that our common stockholders can consider and vote upon a special resolution approving the stock transfer, whereby holders of our common stock will transfer all of their shares to a new financial holding company, KB Financial Group, and in return receive shares of KB Financial Group common stock.

Specifically, holders of our common stock will be asked to vote on:

•

a special resolution approving the stock transfer plan (including the proposed articles of incorporation of KB Financial Group and the election of directors of KB Financial Group, including those who will serve as members of the Audit Committee of the board of directors); and

•

an ordinary resolution approving an amendment in the settlement method for our outstanding stock options to provide for cash settlement of the difference between the exercise price of the stock options and the market price of KB Financial Group common stock.

An English translation of the stock transfer plan, which includes the proposed articles of incorporation of KB Financial Group and the list of our nominees for the directors of KB Financial Group (including those who will also serve as members of the Audit Committee of the board of directors), is attached to this prospectus as Annex I.

Voting Rights, Record Date and Votes Required

Our common stockholders recorded on our stockholder register as of the applicable record date will be entitled to attend and vote, either in person or by proxy, at the extraordinary general meeting. Our board of directors has fixed the close of business on                     , 2008 as the record date for the determination of our common stockholders entitled to notice of and to vote at the extraordinary general meeting. Each share of common stock present or represented at the meeting will be entitled to one vote.

The adoption of a special resolution at the extraordinary general meeting requires the affirmative vote of at least two-thirds of the shares of our common stock present or represented at the meeting. The shares voting affirmatively must also represent at least one-third of the total issued and outstanding shares of our common stock. The adoption of an ordinary resolution at the extraordinary general meeting requires the affirmative vote of a majority of the shares of our common stock present or represented at the meeting. The shares voting affirmatively must also represent at least one-fourth of the total issued and outstanding shares of our common stock.

Holders of our common stock who hold an aggregate number of shares representing in excess of 4% of our total issued and outstanding common stock will not be allowed to vote the shares representing such excess.

Share Ownership of Directors and Executive Officers

As of December 31, 2007, the latest date for which such information is currently available, our directors and executive officers and their affiliates owned, in the aggregate, 8,879 shares of our common stock, which is less than 0.01% of the shares of our common stock outstanding on that date. To our knowledge, our directors and executive officers intend to vote “FOR” approval of the stock transfer.

Voting by Proxy

Our common stockholders may vote either in person at the extraordinary general meeting or by proxy. Stockholders who wish to vote their shares of common stock by proxy can do so through one of the following methods:

•

Voting through the Korea Securities Depository. Common stockholders will be entitled to instruct the Korea Securities Depository, as depositary for our common stock issued in book-entry form, as to how to vote their shares of common stock at the extraordinary general meeting. A stockholder wishing to provide voting instructions to the Korea Securities Depository must:

•

if it has not received from its standing proxy in Korea a voting instruction form prepared by the Korea Securities Depository, ask the standing proxy to obtain and send the voting instruction form to the stockholder; and

•

complete the voting instruction form and return it to the stockholder’s standing proxy in Korea by no later than                     , 2008 (Seoul time), with instructions for the standing proxy to submit the voting instruction form to the Korea Securities Depository by the end of business on                     , 2008.

Although there is no guarantee, if the Korea Securities Depository receives a completed voting instruction form from a stockholder through its standing proxy on or prior to                     , 2008, the Korea Securities Depository will try to vote the stockholder’s shares in accordance with the instructions of the stockholder, as far as practical and subject to the requirements of Korean law. Stockholders will be able to change their vote after they send in their voting instruction forms to the Korea Securities Depository, by attending the meeting and voting their shares in person or, if available, by requesting their respective standing proxies to attend the meeting and vote the shares by proxy as described below.

In the case of any shares of common stock as to which the Korea Securities Depository does not receive voting instructions from the stockholder in a timely manner, the Korea Securities Depository will vote the shares in the same manner and same proportion on each matter as all the other shares of common stock present or represented at the extraordinary general meeting are voted, unless the stockholder or its standing proxy attends the meeting and votes the shares.

•

Voting through a Standing Proxy in Korea. Depending on the terms of its agreement with its standing proxy in Korea, a common stockholder may also be entitled to request the standing proxy to attend the extraordinary general meeting on behalf of the stockholder and vote the stockholder’s shares by proxy in accordance with the stockholder’s instructions. Stockholders who wish to vote their shares of common stock in this manner should consult with their standing proxy. Among other things, in order to vote its shares by proxy in this manner, a stockholder must deliver a power of attorney to its standing proxy authorizing it to vote the shares on behalf of the stockholder at the extraordinary general meeting. The standing proxy will be required to produce the original power of attorney at the meeting.

A stockholder may revoke a power of attorney after it is delivered and provide a different power of attorney to its standing proxy at any time prior to the extraordinary general meeting. A stockholder may also revoke any power of attorney and attend and vote directly at the extraordinary general meeting.

If you have further questions regarding your voting rights, you should contact your standing proxy in Korea, or us at:

Kookmin Bank

Investor Relations Department

36-3 Yoido-dong, Youngdeungpo-gu

Seoul 150-758, Korea

Telephone: 822-2073-8350

Facsimile: 822-2073-8360

e-mail: kbir@kbstar.co.kr

Voting Rights of Holders of Our American and Global Depositary Shares

Holders of our American and global depositary shares recorded on the applicable register of Citibank, N.A., as depositary, as of the record date will be entitled to instruct the depositary as to how to vote the shares of our common stock represented by such holders’ American depositary shares or global depositary shares, respectively, at the extraordinary general meeting. Citibank, N.A. will mail a voting instruction card to holders of our American and global depositary shares as of                     , 2008. Voting instructions may be delivered to the depositary by completing, signing and delivering a voting instructions card to the depositary prior to the applicable cut-off date. For a holder’s voting instructions to be valid, the depositary must receive the voting instruction card by no later than                     , 2008. Although there is no guarantee, the depositary will try to vote the shares of common stock represented by a holder’s American depositary shares or global depositary shares in accordance with the instructions of the holder, as far as practical and subject to the requirements of Korean law. Holders of our American depositary shares and global depositary shares will be able to change their voting instructions after they send their voting instruction card with revised voting instructions to the depositary. However, such revised voting instructions will not be valid unless the depositary receives the new voting instruction card by                     , 2008.

In accordance with the terms of the respective deposit agreements for the American and global depositary shares, Citibank N.A. will, to the extent it does not receive timely voting instructions from any holders of our American or global depositary shares, vote the shares represented by such unvoted American and global depositary shares in the same manner and in the same proportion on each matter as the holders of all of the outstanding shares of our common stock present or represented at the extraordinary general meeting are voting on that matter.

Holders of our American depositary shares and global depositary shares who hold an aggregate number of shares representing in excess of 4% of our total issued and outstanding common stock will not be allowed to vote the shares representing such excess.

If you are a holder of our American depositary shares or global depositary shares and have further questions as to how to exercise your voting rights, you should contact the depositary at:

Citibank, N.A.

Shareholder Services

P.O. Box 43077

Providence, RI 02940-3077

Telephone: 1-877-248-4237

e-mail: citibank@shareholders-online.com

THE STOCK TRANSFER

Background of the Stock Transfer

The Korean financial services market has been undergoing significant change. In July 2007, the National Assembly of Korea enacted the Financial Investment Services and Capital Market Act, a new law relating to the integration and rationalization of the Korean capital markets and financial investment products industry. The Financial Investment Services and Capital Market Act will become effective in February 2009. We believe it is likely that other financial industry participants will seek to take advantage of the greater flexibility provided under the new law to expand their operations in areas that we also plan to develop further. The Financial Investment Services and Capital Market Act is also likely to result in substantial consolidation and convergence among companies in the Korean financial industry in the near future, as well as acquisition of smaller financial services companies by large commercial banks and other broad-based financial institutions. This trend toward consolidation and convergence may significantly increase the capital base and geographic reach of some of our competitors and provide significantly greater competition for us.

We also believe that general regulatory reforms in the Korean financial industry as well as the globalization of the financial services market will attract foreign financial institutions, many of which have greater experience and resources than we do, which will seek to compete with us in providing financial products and services either by themselves or in partnership with existing Korean financial institutions. Furthermore, in response to the heightened competition within the Korean financial services market, a growing number of Korean financial institutions plan to significantly expand their overseas presence and operations, including through acquisitions of, or investments in, local banks and financial service providers. We expect such trends to continue for the foreseeable future, and some of the financial institutions resulting from such expansion may, by virtue of their increased size, business scope and regional and global reach, provide significantly greater competition for us.

In light of such changes, our management has determined that there is a growing need for our bank to become a comprehensive financial service provider that offers customers multiple services including investment banking, insurance, wealth management and other services and to become a global firm that can effectively compete with foreign financial institutions. Our management, after considering a range of options to improve our competitive position, has determined that we and certain of our subsidiaries need to reorganize under a financial holding company structure in order to achieve the objectives mentioned above.

On April 30, 2008, our board of directors approved a plan for a “comprehensive stock transfer” under Article 360-15 of the Korean Commercial Code, whereby holders of shares of our common stock will transfer all of their shares to KB Financial Group, a new financial holding company for our bank, and in return receive KB Financial Group common stock. On July 15, 2008, our board of directors resolved to supplement the stock transfer plan, including with the condition that the number of shares of our common stock for which appraisal rights are exercised must not exceed 15% of our total issued common stock in order for us to complete the stock transfer. On             , 2008, our board of directors resolved to further supplement the stock transfer plan, including with the list of persons to be nominated to serve as directors of KB Financial Group.

Reasons for the Stock Transfer

The purpose of the stock transfer is to reorganize the different businesses of our bank (including our subsidiaries) under a financial holding company structure whereby the financial holding company would become the parent company of our bank and certain of our subsidiaries.

We believe that the adoption of a financial holding company structure will:

•	assist in creating an integrated system that facilitates the sharing of customer information and the development of integrated products and services by the different businesses within our bank;

•	assist us in expanding our business scope to include new types of business with higher profit margins;

•	enhance our ability to enter new financial businesses and pursue strategic investments or reorganizations by way of mergers, acquisitions, spin-offs or other means;

•	maximize our management efficiency; and

•	further enhance our capacity to expand our overseas operations.

Once the stock transfer is completed, we and certain of our subsidiaries will become wholly-owned subsidiaries of a new financial holding company, KB Financial Group.

The following chart illustrates our organizational structure prior to the completion of the stock transfer:

The following chart illustrates KB Financial Group’s organizational structure after the completion of the stock transfer:

We may decide to make further changes to our organizational structure after completion of the stock transfer as we seek to maximize management efficiency under the new financial holding company structure.

Exchange of Kookmin Bank Common Stock and American and Global Depositary Shares for KB Financial Group Common Stock and American Depositary Shares

In connection with the stock transfer, holders of our common stock will transfer all of their shares of our common stock to the new financial holding company, KB Financial Group, which will be established simultaneously with such transfer. As consideration for the shares of our common stock, KB Financial Group will issue shares of its common stock to our common stockholders. In the stock transfer, each holder of one share of our common stock will receive one share of KB Financial Group common stock. Holders of our American depositary shares and global depositary shares, each of which represents one share of our common stock, respectively, will receive one KB Financial Group American depositary share for every American depositary share or global depositary share they own.

Prior to the date when the stock transfer becomes effective, the holders of our common stock must surrender their shares of our common stock to us, in our capacity as the transfer agent for the stock transfer, in the case of holders of shares of our common stock in certificated form. Any such common stock share certificates not surrendered will become invalid following the stock transfer. In the case of shares of our common stock deposited with the Korea Securities Depository and by our stockholders in book-entry form, the Korea Securities Depository will cancel our deposit eligibility once the stock transfer is completed and cancel the share certificates for such shares, and no action regarding a surrender will be required by the holders of such shares. Our common stock will be suspended from trading on the Stock Market Division of the Korea Exchange starting from such date as designated by the Korea Exchange, which must be prior to the end of the period during which the shares of our common stock must be surrendered and/or cancelled. On the effective date of the stock transfer, the newly issued shares of KB Financial Group common stock will be deposited with the Korea Securities Depository, which will be the clearing agency for such stock, and the Korea Securities Depository will register the newly issued shares of KB Financial Group common stock in book-entry form in the names of our common stockholders of record as of the effective date of the stock transfer as consideration for the shares of our common stock previously surrendered or cancelled.

When the KB Financial Group common stock issued in respect of our common stock underlying our American depositary shares or global depositary shares is credited to the account of Citibank, N.A., as depositary, at the Korea Securities Depository, the Korea Securities Depository will notify Citibank, N.A. of that deposit. The deposit agreement under which our American depositary shares are issued will be amended and restated, effective as of the effective date of the stock transfer. The global depositary share facility under which our global depositary shares are issued will be terminated, effective as of the effective date of the stock transfer. We describe the amended and restated deposit agreement under “Description of KB Financial Group’s American Depositary Shares.” Citibank, N.A. will then call for surrender of our American depositary receipts and global depositary receipts to be exchanged for KB Financial Group American depositary shares.

Citibank, N.A. will mail a notice and a letter of transmittal to registered holders of our American depositary receipts requesting such holders to surrender their American depositary receipts in exchange for the issuance by Citibank, N.A. of KB Financial Group American depositary shares. The KB Financial Group American depositary shares will be issued as “uncertificated” American depositary shares, which are American depositary shares not evidenced by American depositary receipts. Holders of our American depositary receipts who do not surrender their American depositary receipts to Citibank, N.A. will not receive KB Financial Group American depositary shares, nor any distributions KB Financial Group may make with respect to KB Financial Group common stock, until such American depositary receipts are surrendered. Any of our American depositary receipts which have not been surrendered will, from and after the effective date of the stock transfer, evidence the right to receive KB Financial Group American depositary shares. Any unclaimed property relating to our American depositary receipts that Citibank N.A. may hold as depositary will be escheated to the relevant authorities upon the expiration of the applicable statutory periods of the abandoned property laws.

Holders of our American depositary shares who hold the American depositary shares through The Depository Trust Company do not need to take any action in order to exchange their American depositary shares for KB Financial Group American depositary shares. The Depository Trust Company, which is the clearing agency for our American depositary shares, will surrender our outstanding American depositary shares to Citibank, N.A. In exchange, Citibank, N.A. will deliver KB Financial Group American depositary shares to The Depository Trust Company, which will credit the newly issued KB Financial Group American depositary shares to the accounts of its participants to which our American depositary shares are credited as of the close of business on the day prior to the effective date of the stock transfer.

Holders of our global depositary shares do not need to take any action in order to exchange their global depositary shares for KB Financial Group American depositary shares. Euroclear Bank S.A./N.V. and Clearstream Banking, Société Anonyme, which are the clearing agencies for our global depositary shares, will surrender our outstanding global depositary shares to Citibank, N.A. In exchange, Citibank, N.A. will deliver KB Financial Group American depositary shares to The Depository Trust Company, which in turn will credit the newly issued American depositary shares to the participants in The Depository Trust Company that hold securities for Euroclear Bank S.A./N.V. and Clearstream Banking, Société Anonyme for further credit to the accounts of the participants in Euroclear Bank S.A./N.V. and Clearstream Banking, Société Anonyme.

The book value per share of the KB Financial Group common stock and American depositary shares issued and outstanding immediately after the stock transfer may be different from the book value per share of our outstanding common stock and American and global depository shares immediately prior to the stock transfer. The reason for the potential difference in the book value per share is that, in addition to the KB Financial Group common stock and American depositary shares issued in exchange for our outstanding common stock and American and global depositary shares in the stock transfer, KB Financial Group will issue its common stock to us and other shareholders of certain of our subsidiaries that will become wholly-owned direct subsidiaries of KB Financial Group, in exchange for their outstanding common stock, as described under “—Exchange of Common Stock of Kookmin Bank’s Subsidiaries for KB Financial Group Common Stock.” As a result of the issuance of KB Financial Group common stock to minority shareholders of our subsidiaries participating in the stock transfer, the aggregate number of shares of KB Financial Group common stock issued and outstanding immediately after the stock transfer, including such shares represented by KB Financial Group American depositary shares but excluding such shares held by us, will exceed the aggregate number of shares of our common stock issued and outstanding immediately prior to the stock transfer, including such shares represented by our American and global depositary shares. However, the book value of KB Financial Group immediately after the stock transfer will also exceed that of us immediately prior to the stock transfer, as a result of its acquisition of the common stock of our subsidiaries currently held by their minority stockholders. We do not expect any such change in book value per share to be significant.

Exchange of Common Stock of Kookmin Bank’s Subsidiaries for KB Financial Group Common Stock

In connection with the stock transfer, we and all other shareholders of KB Investment Co., Ltd., KB Data Systems Co., Ltd., KB Real Estate Trust Co., Ltd., KB Futures Co., Ltd., KB Credit Information Co., Ltd., KB Investment & Securities Co., Ltd. and KB Asset Management Co., Ltd., all of which are our subsidiaries, will transfer all shares of common stock of such subsidiaries held by us and such shareholders to KB Financial Group. As a result of the transfer, KB Financial Group will own 100% of the outstanding common stock of all of our subsidiaries participating in the stock transfer. As consideration for the shares of such subsidiaries’ common stock, KB Financial Group will issue shares of its common stock to the common stockholders of each such subsidiary. In the stock transfer, each holder of one share of common stock of the following subsidiaries, which will become wholly-owned subsidiaries of KB Financial Group, will receive such number of shares of KB Financial Group common stock as set forth below as the applicable stock transfer ratio:

Subsidiaries Subject to Stock Transfer	Total Number of Shares of Subsidiary’s Outstanding Common Stock	Stock Transfer Ratio	Total Number of Shares of KB Financial Group Common Stock to Be Issued to Subsidiary’s Stockholders(1)
KB Investment Co., Ltd.	8,951,797	0.2157556	1,931,400
KB Data Systems Co., Ltd.	800,000	0.9163507	733,080
KB Real Estate Trust Co., Ltd.	16,000,000	0.2292600	3,668,160
KB Futures Co., Ltd.	4,000,000	0.1683928	673,571
KB Credit Information Co., Ltd.	1,252,400	0.4372667	547,632
KB Investment & Securities Co., Ltd.	15,600,000	0.3823499	5,964,657
KB Asset Management Co., Ltd.	7,667,550	0.8417392	6,454,077

(1)

Neither we nor any other stockholders of the above subsidiaries will receive any fractional shares of KB Financial Group common stock as a result of the stock transfer. Pursuant to applicable Korean laws, all fractional shares of KB Financial Group common stock to be issued to stockholders of the above subsidiaries will be aggregated and, excluding any fraction of such aggregate amount, will be sold by KB Financial Group at the closing price on the date of its listing on the Stock Market Division of the Korea Exchange. Previous stockholders of each subsidiary will each receive a pro rata portion of the proceeds from such sale in accordance with the amount of fractional shares of such subsidiary’s common stock held by such stockholder immediately prior to the stock transfer.

Each of the aforementioned stock transfer ratios may be changed only with the approval of our board of directors and those of all of the above subsidiaries, if (i) the capital structure of an entity is changed due to certain events, such as the issuance of new shares of capital stock, or (ii) certain events occur which would make it reasonable to change the ratio.

Interests of Certain Directors and Executive Officers in the Stock Transfer

You should be aware that a number of our directors and officers may have agreements or arrangements that provide them with interests in the stock transfer that differ from those of our stockholders. Our board of directors was aware of these interests during its deliberations of the merits of the stock transfer.

Governance Structure and Management Positions. Pursuant to the terms of the stock transfer, upon completion of the stock transfer and the formation of KB Financial Group, the board of directors of KB Financial Group will be initially comprised of             individuals.             members of our board of directors and             of our executive officers have been nominated to serve on KB Financial Group’s board of directors. In addition, we expect that a number of our current executive officers will be appointed as executive officers of KB Financial Group following the stock transfer. See “Management of KB Financial Group.”

Stock Ownership. As of December 31, 2007, the latest date for which such information is currently available, our directors and executive officers, together with their respective affiliates, beneficially owned 8,879 shares representing less than 0.01% of the outstanding shares of our common stock, as well as options to purchase an additional 1,353,688 shares.

Conditions to the Completion of the Stock Transfer

Under the stock transfer plan, the completion of the stock transfer is subject to the satisfaction of the following conditions:

•	the number of shares of our common stock for which appraisal rights are exercised must not exceed 15% of our total issued common stock; and

•	we must obtain from the Financial Services Commission the final approval of the establishment of a financial holding company under Article 3 of the Financial Holding Company Act.

Under Korean law, our stockholders who oppose the stock transfer may exercise appraisal rights and require us to purchase their shares if the stock transfer is completed. See “—Dissent and Appraisal Rights.”

Completion and Effectiveness of the Stock Transfer

We will complete the stock transfer when all the conditions to completion of the stock transfer are satisfied, including the approval of the stock transfer by our stockholders and the relevant Korean regulatory authorities and the condition that the number of shares of our common stock for which appraisal rights are exercised must not exceed 15% of our total issued common stock. The stock transfer will become effective when we register the incorporation of KB Financial Group with the commercial registry office of the Seoul Central District Court, pursuant to the applicable requirements of Korean law. We expect to complete the stock transfer during the third quarter of 2008.

Treatment of Kookmin Bank Stock Options

If we successfully complete the stock transfer, our current plan is to amend the settlement method for outstanding options to purchase or subscribe for shares of our common stock granted under our employee and director stock option plans, to provide for cash settlement of the difference between the exercise price of the stock options and the market price of KB Financial Group common stock at the date of exercise. As of June 30, 2008, we had outstanding stock options issued to directors and employees exercisable for an aggregate of 3,684,365 shares of our common stock. We do not otherwise plan to change the terms and conditions of our outstanding stock options in connection with the stock transfer.

Income Tax Consequences of the Stock Transfer

The exchange of Kookmin Bank common stock or American or global depositary shares for corresponding interests in KB Financial Group will not be a taxable transaction for U.S. tax purposes. In general, U.S. holders will not recognize gain or loss for U.S. tax purposes when they exchange our common stock or American or global depositary shares for KB Financial Group common stock or American depositary shares pursuant to the stock transfer. A U.S. holder’s tax basis in KB Financial Group common stock or American depositary shares received in the stock transfer will equal the U.S. holder’s tax basis in our common stock or American or global depositary shares exchanged, and a U.S. holder’s holding period in KB Financial Group common stock or American depositary shares received will include the holder’s holding period in our common stock or American or global depositary shares exchanged. If you exercise your appraisal rights for your shares of our common stock and we purchase such shares for cash, the transaction will be treated for U.S. tax purposes as a taxable sale of your shares. See “Tax Considerations—United States Taxation.”

Accounting Treatment of the Stock Transfer

Under U.S. GAAP, pursuant to paragraphs D11(a), D12, and D16 of Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), we will account for the stock transfer transaction involving our stockholders as a recapitalization of our bank. The accounting is identical to that applicable to a reverse acquisition transaction, except that no goodwill or other intangible will be recorded. KB Financial Group will initially recognize the assets and liabilities at their carrying amounts in its accounts at the date of the stock transfer. The consolidated financial statements of KB Financial Group will include results of operations for the period in which the stock transfer occurs as though the exchange of equity interests had occurred at the beginning of the period. Results of operations for such period will accordingly comprise those of the previously separate entities combined from the beginning of the period to the date the stock transfer is completed and those of the combined operations from that date to the end of the period. We believe our accounting treatment of the stock transfer will be consistent with that under U.S. GAAP for a transaction among entities under common control pursuant to SFAS 141.

In the case of the stock transfer transaction involving minority stockholders of our subsidiaries participating in the stock transfer, we will account for the acquisition by KB Financial Group of the minority equity interests in such subsidiaries through the exchange of their common stock for KB Financial Group common stock using the purchase method described in SFAS 141 pursuant to its paragraph 14. The identifiable underlying net assets of the subsidiaries acquired by KB Financial Group through the stock transfer by minority stockholders of the subsidiaries will be recognized at their fair value at the time of the stock transfer and, accordingly, goodwill may be recognized.

Regulatory Matters

We have summarized below the material regulatory requirements affecting the stock transfer and the establishment of KB Financial Group as a new financial holding company. Although we have not yet received all of the required approvals we discuss, we anticipate that we will receive them in time to complete the stock transfer by the third quarter of 2008.

Establishment of a Financial Holding Company

Under the Financial Holding Company Act, we are required to obtain an approval from the Financial Services Commission for the establishment of a financial holding company in connection with the stock transfer. We submitted an application to the Financial Services Commission on March 20, 2008 for preliminary approval of the establishment of a financial holding company, which was granted by the Financial Services Commission on June 27, 2008. Upon receiving the approval of the stock transfer by our stockholders at the extraordinary general meeting, we plan to apply to the Financial Services Commission for final approval of the establishment of a financial holding company.

Change of the Largest Stockholder of Certain of Our Subsidiaries

We are currently the largest stockholder of KB Investment Co., Ltd., KB Asset Management Co., Ltd. and KB Futures Co., Ltd., each of which is our subsidiary, and following the stock transfer, KB Financial Group will become the largest stockholder of such subsidiaries. Under the Korean Securities and Exchange Act, Indirect Investment Asset Management Business Act, Futures Transaction Act and other applicable Korean laws governing such subsidiaries, we are required to obtain the prior approval of the Financial Services Commission for the change of the largest stockholder of such subsidiaries. We plan to apply for such prior approvals on or about the date we apply to the Financial Services Commission for final approval of the establishment of a financial holding company.

Stock Transfer Report

Under the Korean Securities and Exchange Act and related regulations, we are required to submit a stock transfer report to the Financial Services Commission and the Korea Exchange immediately upon any resolution by our board of directors to undertake a comprehensive stock transfer. We submitted the stock transfer report to the Financial Services Commission and the Korea Exchange on April 30, 2008, the date of the relevant resolution by our board of directors.

Stock Exchange Listings

We expect to apply to list the KB Financial Group common stock on the Stock Market Division of the Korea Exchange and to list the KB Financial Group American depositary shares on the New York Stock Exchange. We expect that trading of our common stock on the Stock Market Division of the Korea Exchange will be suspended commencing from approximately four days prior to the date of the stock transfer, and that the listing of the KB Financial Group common stock on the Stock Market Division of the Korea Exchange will not occur until approximately 11 days after the stock transfer is completed. Stockholders will not be able to trade their shares of KB Financial Group common stock until such listing occurs. We expect that the listing of the KB Financial Group American depositary shares on the New York Stock Exchange will occur as of the date of completion of the stock transfer.

Dissent and Appraisal Rights

Holders of our common stock who oppose the stock transfer will be entitled to appraisal rights under Korean law. However, holders of our American depositary shares will not have any appraisal rights in respect of the stock transfer, since they are not holders of record of the underlying shares of our common stock.

Under the Korean Commercial Code, the Korean Securities and Exchange Act and the Financial Holding Company Act, in order to exercise the appraisal rights, a holder of our common stock must:

•	have been listed on our stockholder registry as of , 2008;

•	provide written notice to us of his or her objection to the stock transfer prior to the extraordinary general meeting; and

•	within 10 days of the extraordinary general meeting, request that we purchase his or her shares.

If the stock transfer is approved and the number of shares of our common stock for which appraisal rights are exercised does not exceed 15% of our total issued common stock, we will purchase the shares of each dissenting stockholder who has properly submitted a purchase request to us, within one month from the tenth day after the extraordinary general meeting. Stockholders wishing to exercise their appraisal rights must hold their shares until we purchase such shares within the specified one month period. In the event that the number of shares of our common stock for which appraisal rights are exercised exceeds 15% of our total issued common stock, we will not complete the stock transfer and will not purchase any shares of dissenting stockholders. See “—Conditions to the Completion of the Stock Transfer.”

Under Korean law, the purchase price for shares in respect of which appraisal rights have been exercised is to be determined through negotiation between the dissenting stockholders and us. However, if the dissenting stockholders and we fail to agree on a purchase price, Korean law provides that the purchase price will be calculated as the arithmetic average of the weighted average daily closing prices of our common stock for (1) the two month period, (2) the one month period and (3) the one week period ending immediately prior to April 30, 2008, the date our board of directors approved the stock transfer. The appraisal price to be paid by us was calculated as follows using the formula described above:

	Kookmin Bank Common Stock
(1) Two month daily closing price weighted average	(Won)	58,922
(2) One month daily closing price weighted average		63,876
(3) One week daily closing price weighted average		67,080
Appraisal Price (arithmetic average of (1), (2) and (3))	(Won)	63,293

Under Korean law, we or our stockholders exercising appraisal rights may contest the above appraisal price by providing a request to adjust the price at least 10 days prior to the expiration of the one-month period during which we may buy the shares. If we or shareholders owning 30% or more of the shares of our common stock in respect of which appraisal rights have been exercised do not accept the appraisal price calculated as set forth above, the Financial Services Commission may adjust the appraisal price.

If the Financial Services Commission decides to adjust the appraisal price, it will calculate a revised appraisal price based on changes in the Korea Composite Stock Price Index between April 30, 2008, the date our board of directors approved the stock transfer, and the tenth day following the extraordinary general meeting, which is the last day our stockholders can submit their request to exercise their appraisal rights, as described in the table below:

	KOSPI on the tenth day following the extraordinary general meeting is higher than it was on April 30, 2008(1)	KOSPI on the tenth day following the extraordinary general meeting is lower than it was on April 30, 2008(1)
Standard adjusted price is higher than the market price of our common stock on the tenth day following the extraordinary general meeting(2)	Revised appraisal price will be the higher of: 1. The appraisal price described above; or 2. The market price on the final day of the 10-day exercise period.(3)	Revised appraisal price will be the standard adjusted price.
Standard adjusted price is lower than the market price of our common stock on the tenth day following the extraordinary general meeting(2)	Revised appraisal price will be the standard adjusted price.	Revised appraisal price will be the lower of: 1. The appraisal price described above; or 2. The market price on the final day of the 10-day exercise period.(3)

(1)	For the purposes of this table, “KOSPI” refers to the Korea Composite Stock Price Index for the banking industry, as calculated and published by the Stock Market Division of the Korea Exchange. If there are fewer than 10 companies in the banking industry on the final day of the exercise period or if the market capitalization of the relevant bank is equal to more than 10% of that of all the banks on the index, the standard Korea Composite Stock Price Index will be used instead. The KOSPI on the final day of the 10-day exercise period will be calculated as the arithmetic average of the closing price on the appropriate index for the seven trading days prior to, and including, the final day of the 10-day exercise period.
(2)	The “standard adjusted price” is the amount equal to the appraisal price described above multiplied by a fraction of which the numerator is the KOSPI on the final day of the 10-day exercise period and the denominator is the KOSPI on April 30, 2008 (each calculated as described in note (1)).
(3)	The market price on the final day of the 10-day exercise period will be calculated as the weighted average of the closing prices of our common stock on the Stock Market Division of the Korea Exchange for the seven trading days prior to, and including, the final day of the 10-day exercise period.

Notwithstanding the final appraisal price determined by the Financial Services Commission, dissenting stockholders will have the right to contest such final appraisal price in court.

If you wish to find out more information about how to exercise your appraisal rights, you should contact us at the following address:

Kookmin Bank

Investor Relations Department

36-3 Yoido-dong, Youngdeungpo-gu

Seoul 150-758, Korea

Telephone: 822-2073-8350

Facsimile: 822-2073-8360

e-mail: kbir@kbstar.co.kr

The Stock Transfer Plan

We believe that the foregoing summary describes all material terms of the stock transfer plan. However, because the stock transfer plan is the primary legal document that governs the stock transfer, we urge you to read the full version of the stock transfer plan, which is attached as Annex I to this prospectus.

Articles of Incorporation of KB Financial Group

The proposed articles of incorporation of KB Financial Group, which are included as part of the stock transfer plan attached as Annex I to this prospectus, were prepared by us and are expected to be adopted at the time of the establishment of KB Financial Group. For a summary of the material provisions of the proposed articles of incorporation of KB Financial Group and the rights of stockholders of KB Financial Group under the proposed articles of incorporation, see “Description of KB Financial Group’s Capital Stock.”

INFORMATION ABOUT KOOKMIN BANK

For information about us, including an overview of our business, organizational structure and property and a review of our operations and financial results, see our Annual Report on Form 20-F for the year ended December 31, 2007, which is incorporated by reference into this prospectus.

SUPERVISION AND REGULATION OF KB FINANCIAL GROUP

Principal Regulations Applicable to Financial Holding Companies

General

The Financial Holding Company Act (Law No. 6274, October 23, 2000), last amended on March 28, 2008 (Law No. 9086), regulates Korean financial holding companies and their subsidiaries. The entities that regulate and supervise Korean financial holding companies and their subsidiaries are the Financial Services Commission and the Financial Supervisory Service.

The Financial Services Commission exerts direct control over financial holding companies pursuant to the Financial Holding Company Act. Among other things, the Financial Services Commission approves the establishment of financial holding companies, issues regulations on the capital adequacy of financial holding companies and their subsidiaries, and drafts regulations relating to the supervision of financial holding companies.

Following the instructions and directives of the Financial Services Commission, the Financial Supervisory Service supervises and examines financial holding companies and their subsidiaries. In particular, the Financial Supervisory Service sets requirements relating to Korean financial holding companies’ liquidity and capital adequacy ratios and establishes reporting requirements within the authority delegated under the Financial Services Commission regulations. Financial holding companies must submit quarterly reports to the Financial Supervisory Service discussing business performance, financial status and other matters identified in the Enforcement Decree of the Financial Holding Company Act.

Under the Financial Holding Company Act, a financial holding company is a company which primarily engages in controlling its subsidiaries by holding equity stakes in them equal in aggregate to at least 50% of the financial holding company’s aggregate assets based on its balance sheet as of the end of the immediately preceding fiscal year. A company is required to obtain approval from the Financial Services Commission to become a financial holding company.

A financial holding company may engage only in controlling the management of its subsidiaries, as well as certain ancillary activities including:

•	financially supporting its direct and indirect subsidiaries;

•	raising capital necessary for investment in its subsidiaries or providing financial support to its direct and indirect subsidiaries;

•

supporting the business of its direct and indirect subsidiaries for the joint development and marketing of new products and the joint utilization of facilities or information and technology systems; and

•	any other businesses exempted from authorization, permission or approval under the applicable laws and regulations.

The Financial Holding Company Act requires every financial holding company (other than a financial holding company that is controlled by another financial holding company) and its subsidiaries to obtain prior approval from the Financial Services Commission before acquiring control of another company or file a report with the Financial Services Commission within thirty days thereafter in certain cases (including acquiring control of another company whose assets are less than (Won)100 billion as of the end of the immediately preceding fiscal year). In addition, the Financial Services Commission must grant permission to liquidate or to merge with any other company before the liquidation or merger. A financial holding company must report to the Financial Services Commission when certain events, including the following, occur:

•	when its officers or largest shareholder changes;

•	in the case of a bank holding company, when a major shareholder changes;

•

when the shareholding of the controlling shareholder (i.e., the “largest shareholder” or a “principal shareholder,” each as defined in the Financial Holding Company Act) or a person who has a “special relationship” with such controlling shareholder (as defined in the Enforcement Decree of the Financial Holding Company Act) changes by 1% or more of the total issued and outstanding voting shares of the financial holding company;

•	when it changes its corporate name;

•	when there is a cause for its dissolution; and

•	when it or its subsidiaries cease to control any of their respective direct or indirect subsidiaries by disposing of their shares of such direct or indirect subsidiary.

Capital Adequacy

The Financial Holding Company Act does not provide for a minimum paid-in capital requirement related to financial holding companies. However, all financial holding companies are required to maintain a specified level of solvency. In addition, with respect to the allocation of net profit earned in a fiscal term, a financial holding company must set aside in its legal reserve an amount equal to at least 10% of its net income after tax each time it pays dividends on its net profits earned until its legal reserve reaches at least the aggregate amount of its paid-in capital.

Beginning on January 1, 2007, a bank holding company, which is a financial holding company controlling banks or other financial institutions conducting banking business as prescribed in the Financial Holding Company Act, is required to maintain a minimum consolidated equity capital ratio of 8.0%. “Consolidated equity capital ratio” is defined as the ratio of equity capital as a percentage of risk-weighted assets on a consolidated basis, determined in accordance with the Financial Services Commission requirements that have been formulated based on Bank of International Settlements (“BIS”) standards. “Equity capital,” as applicable to bank holding companies, is defined as the sum of Tier I capital, Tier II capital and Tier III Capital less any deductible items, each as defined under the Regulation on the Supervision of Financial Holding Companies. “Risk-weighted assets” is defined as the sum of credit risk-weighted assets and market risk-weighted assets.

Liquidity

All financial holding companies are required to match the maturities of their assets and liabilities on a non-consolidated basis in accordance with the Financial Holding Company Act in order to ensure liquidity. Financial holding companies must:

•

maintain a Won liquidity ratio (defined as Won assets due within three months, including marketable securities, divided by Won liabilities due within three months) of not less than 100% on a non-consolidated basis;

•

maintain a foreign currency liquidity ratio (defined as foreign currency liquid assets due within three months divided by foreign currency liabilities due within three months) of not less than 80% on a non-consolidated basis (except that such requirement is not applicable to financial holding companies whose foreign currency liabilities amount is less than 1% of its total assets);

•

maintain a ratio of foreign currency liquid assets due within seven days less foreign currency liabilities due within seven days as a percentage of total foreign currency assets of not less than 0% on a non-consolidated basis;

•

maintain a ratio of foreign currency liquid assets due within a month less foreign currency liabilities due within a month as a percentage of total foreign currency assets of not less than negative 10% on a non-consolidated basis; and

•	make quarterly reports regarding their liquidity to the Financial Supervisory Service.

A financial holding company may not invest in securities (other than those securities issued by its direct and indirect subsidiaries) in excess of the amount of its shareholders’ equity less the total amount of investment in subsidiaries, subject to certain exceptions. A financial holding company whose investment exceeds the foregoing limit must take remedial actions to comply with such limit within one year from the date of first exceeding such limit, which compliance deadline may be extended upon approval by the Financial Services Commission in certain circumstances.

Financial Exposure to Any Individual Customer and Major Shareholder

Subject to certain exceptions, the aggregate credit (as defined in the Financial Holding Company Act, the Bank Act, the Merchant Bank Act and the Korean Securities and Exchange Act, respectively) of a financial holding company and its direct and indirect subsidiaries that are banks, merchant banks or securities companies (which we refer to as “Financial Holding Company Total Credit”) to a single group of companies that belong to the same conglomerate as defined in the Monopoly Regulations and Fair Trade Act will not be permitted to exceed 25% of net aggregate equity capital (as defined below).

“Net aggregate equity capital” is defined under the Enforcement Decree of the Financial Holding Companies Act as the sum of:

(1)	in case of a financial holding company, the net assets (which is total assets less total liabilities) on balance sheet as of the end of the most recent quarter;

(2)	in case of a bank, the capital amount as defined in Article 2(1), Item 5 of the Bank Act;

(3)	in case of a merchant bank, the capital amount as defined in Article 2, Item 3 of the Merchant Bank Act; and

(4)	in case of a securities company, total assets less total liabilities on that company’s balance sheet as of the end of the most recent financial year and adjusted as determined by the Financial Services Commission (for example, by including any increase or decrease of paid-in capital after the end of the most recent financial year);

less the sum of:

(1)	the amount of shares of direct and indirect subsidiaries held by the financial holding company;

(2)	the amount of shares that are cross-held by each direct and indirect subsidiary that is a bank, merchant bank or securities company; and

(3)	the amount of shares of a financial holding company held by such direct and indirect subsidiaries that are banks, merchant banks or securities companies.

The Financial Holding Company Total Credit to a single individual or judicial person may not exceed 20% of the net aggregate equity capital. In addition, the Financial Holding Company Total Credit to a shareholder holding (together with the persons who have a “special relationship” with the shareholder, as defined in the Enforcement Decree of the Financial Holding Company Act) in aggregate more than 10% of the total issued and outstanding voting shares of a financial holding company generally may not exceed the lesser of (x) 25% of the net aggregate equity capital and (y) the amount of the equity capital of the financial holding company multiplied by the shareholding ratio of the shareholder (together with the persons who have a special relationship with the shareholder).

Further, the total sum of credits (as defined in the Financial Holding Company Act, the Bank Act, the Merchant Bank Act and the Korean Securities and Exchange Act, respectively) of a bank holding company and its direct and indirect subsidiaries that are banks, merchant banks or securities companies as applicable (“Bank Holding Company Total Credit”) extended to a “major shareholder” (as defined below) (together with the persons who have a special relationship with that major shareholder) will not be permitted to exceed the lesser of (x) 25% of the net aggregate equity capital and (y) the amount of the equity capital of the bank holding company multiplied by the shareholding ratio of the major shareholder, except for certain cases.

“Major shareholder” is defined as:

•

a shareholder holding (together with persons who have a special relationship with that shareholder), in excess of 10% (or in the case of a bank holding company controlling regional banks only, 15%) in the aggregate of the bank holding company’s total issued and outstanding voting shares; or

•

a shareholder holding (together with persons who have a special relationship with that shareholder), more than 4% in the aggregate of the total issued and outstanding voting shares of the bank holding company controlling nationwide banks (excluding shares subject to the shareholding restrictions on non-financial business group companies as described below), where the shareholder is the largest shareholder or has actual control over the major business affairs of the bank holding company through, for example, appointment and dismissal of the officers pursuant to the Enforcement Decree of the Financial Holding Company Act.

In addition, the total sum of the Bank Holding Company Total Credit granted to all of a bank holding company’s major shareholders must not exceed 25% of the bank holding company’s net aggregate equity capital. Furthermore, any bank holding company that, together with its direct and indirect subsidiaries, intends to extend credit to the bank holding company’s major shareholder in an amount equal to or exceeding the lesser of (x) the amount equivalent to 0.1% of the net aggregate equity capital and (y) (Won)5 billion, in any single transaction, must obtain prior unanimous board resolutions and then, immediately after providing the credit, must file a report to the Financial Services Commission and publicly disclose the filing of the report.

Restrictions on Transactions Among Direct and Indirect Subsidiaries and Financial Holding Company

Generally, a direct or indirect subsidiary of a financial holding company may not extend credits (excluding the amount of corporate credit card payments issued by a direct or indirect subsidiary of a financial holding company that is engaged in the banking business) to that financial holding company. In addition, a direct or indirect subsidiary of a financial holding company that is engaged in the banking, merchant banking or securities business may not extend credits (excluding the amount of corporate credit card payments issued by a direct or indirect subsidiary of a financial holding company that is engaged in the banking business) to other direct or indirect subsidiaries of the financial holding company in excess of 10% of its capital amount on an individual basis or to those subsidiaries in excess of 20% of its capital amount on an aggregate basis. The subsidiary extending the credit must also obtain an adequate level of collateral depending on the type of such collateral from the other subsidiaries unless the credit is otherwise approved by the Financial Services Commission. The adequate level of collateral for each type of collateral is as follows:

(1)	for deposits and installment savings, obligations of the Korean government or the Bank of Korea, obligations guaranteed by the Korean government or the Bank of Korea, obligations secured by securities issued or guaranteed by the Korean government or the Bank of Korea, 100% of the credit extended;

(2)	for obligations of municipal governments under the Local Autonomy Act, local public enterprise under the Local Public Enterprises Act and investment institutions and other quasi-investment institutions under the Basic Act on the Management of Government-Invested Institution or for obligations guaranteed by, or secured by the securities issued or guaranteed by, the aforementioned entities pursuant to the relevant regulations, 110% of the credit extended; and

(3)	for any property other than those set forth in paragraphs (1) and (2) above, 130% of the credit extended.

Subject to certain exceptions, a direct or indirect subsidiary of a financial holding company is prohibited from owning the shares of any other direct or indirect subsidiaries (other than those directly controlled by that direct or indirect subsidiary) under the common control of the financial holding company.

Subject to certain exceptions, a direct or indirect subsidiary of a financial holding company is also prohibited from owning the shares of the financial holding company controlling that direct or indirect subsidiary.

The transfer of certain assets classified as precautionary or below between a financial holding company and its direct or indirect subsidiary or between the direct and indirect subsidiaries of a financial holding company is prohibited except for:

(1)	transfers to a special purpose company, or entrustment with a trust company, for an asset-backed securitization transaction under the Asset-Backed Securitization Act;

(2)	transfers to a mortgage-backed securities issuance company for a mortgage securitization transaction;

(3)	transfers or in-kind contributions to a corporate restructuring vehicle under the Corporate Restructuring Investment Company Act; and

(4)	transfers to a corporate restructuring company under the Industry Promotion Act.

Disclosure of Management Performance

For the purpose of protecting the depositors and investors in the subsidiaries of financial holding companies, the Financial Services Commission requires financial holding companies to disclose certain material matters including:

(1)	financial condition and profit and loss of the financial holding company and its direct and indirect subsidiaries;

(2)	capital raising by the financial holding company and its direct and indirect subsidiaries and the appropriation of such capital;

(3)	any sanctions levied on the financial holding company and its direct and indirect subsidiaries under the Financial Holding Company Act or any corrective measures or sanctions under the Law on Improvement of Structure of Financial Industry; and

(4)	occurrence of any non-performing assets or financial incident that may have a material adverse effect.

Restrictions on Shareholdings in Other Companies

Generally, a financial holding company may not own (a) more than 5% of the total issued and outstanding shares of another finance-related company or (b) any shares of a non-finance-related company, other than its direct or indirect subsidiaries. However, a bank holding company is allowed to own the shares of a non-finance-related company subject to a 5% limit. Nevertheless, if a bank holding company owns the shares of a non-finance-related company, the bank holding company must exercise its voting rights in the same manner and in the same proportion as such company’s other shareholders exercise their voting rights. By comparison, a financial holding company may exercise its voting rights with respect to the shares of a finance-related company at its discretion.

Generally, a financial holding company may not own outstanding shares of all subsidiaries in the aggregate with an acquisition price in excess of its net assets (i.e., total assets less total liabilities). Exceptions include where the financial holding company:

(1)	invests up to 130% of its net assets in a subsidiary to improve the financial condition of a subsidiary classified as an unsound financial institution under the Law on the Improvement of Structure of Financial Industry or as an unsound or potentially unsound financial institution under the Depositor Protection Act;

(2)	invests up to 130% of its net assets to make an indirect subsidiary or a company controlled by an indirect subsidiary into a direct subsidiary of the financial holding company;

(3)	already holds the outstanding shares of a subsidiary, where that holding constituted not more than 130% of its net assets at the time when it became a financial holding company;

(4)	invests up to 130% of its net assets in a subsidiary in order to make it a wholly-owned subsidiary, or in a special purpose company under the Asset Backed Securitization Act to make it a subsidiary;

(5)	has net assets that increase such that, as the amount of investments in subsidiaries increases, the ratio of the total amount of investments in subsidiaries to the financial holding company’s net assets does not increase; or

(6)	has total investments in its subsidiaries that exceed its net assets due to (a) reduction of the financial holding company’s net assets, (b) spin-off, merger or transfer of the entire business of the financial holding company, (c) spin-off, merger or transfer of the entire business of direct or indirect subsidiaries, or (d) foreclosure of collateral or receipts under accord and satisfaction. (This means receipts of subsidiary shares in lieu of its original claim.)

The financial holding company, however, must reduce the ownership of excessive shares within two years in case of (1) through (5) and within six months in case of (6), unless this deadline is otherwise extended by the Financial Services Commission.

Restrictions on Shareholdings by Direct and Indirect Subsidiaries

Generally, a direct subsidiary of a financial holding company may not control any other company other than, as an indirect subsidiary of the financial holding company:

•	subsidiaries in foreign jurisdictions which are engaged in financial businesses;

•	certain financial institutions which are engaged in any business that the direct subsidiary may conduct without any licenses or permits;

•

certain financial institutions whose business is related to the business of the direct subsidiary as described by the Enforcement Decree of the Financial Holding Company Act (for example, a bank subsidiary may control only credit information companies, credit card companies, trust companies, investment advisory companies, futures business companies, and asset management companies);

•	certain financial institutions whose business is related to the financial business as prescribed by the regulations of the Ministry of Strategy and Finance; and

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certain companies which are not financial institutions but whose business is related to the financial business of the financial holding company as prescribed by the Enforcement Decree of the Financial Holding Company Act (for example, a finance-related research company or a finance-related information technology company).

Acquisition of such indirect subsidiaries by direct subsidiaries of a financial holding company requires prior permission from the Financial Services Commission or the submission of a report to the Financial Services Commission, depending on the types of the indirect subsidiaries and the amount of total assets of the indirect subsidiaries.

An indirect subsidiary of a financial holding company may not control any other company. If an indirect subsidiary of a financial holding company had control over another company at the time it became such an indirect subsidiary of a financial holding company, it is required to dispose of its interest in the other company within two years from such time.

Restrictions on Transactions between a Bank Holding Company and its Major Shareholder

A bank holding company and its direct and indirect subsidiaries may not acquire (including through their respective trust accounts) shares issued by the bank holding company’s major shareholder in excess of 1% of the net aggregate equity capital (as defined above). In addition, if those entities intend to acquire shares issued by that major shareholder in any single transaction equal to or exceeding the lesser of (x) the amount equivalent to 0.1% of the net aggregate equity capital and (y) (Won)5 billion, that entity must obtain prior unanimous board resolutions and then, immediately after the acquisition, file a report to the Financial Services Commission and publicly disclose the filing of the report.

Restriction on Ownership of a Financial Holding Company

Under the Financial Holding Company Act, a financial institution generally may not control a financial holding company. In addition, any single shareholder and persons who have a special relationship with that shareholder may acquire beneficial ownership of up to 10% of the total issued and outstanding shares with voting rights of a bank holding company that controls nationwide banks or 15% of the total issued and outstanding shares with voting rights of a bank holding company that controls only regional banks, subject to certain exceptions. Among others, the Korean government and the Korea Deposit Insurance Corporation are not subject to this limit. “Non-financial business group companies” (as defined below), however, may not acquire the beneficial ownership of shares of a bank holding company controlling nationwide banks in excess of 4% of that bank holding company’s outstanding voting shares unless they obtain the approval of the Financial Services Commission and agree not to exercise voting rights in respect of shares in excess of the 4% limit, in which case they may acquire beneficial ownership of up to 10%. Any other person (whether a Korean national or a foreign investor) may acquire no more than 10% of total voting shares issued and outstanding of a bank holding company controlling nationwide banks unless they obtain approval from the Financial Services Commission in each instance where the total holding will exceed 10% (or 15% in the case of a bank holding company controlling only regional banks), 25% or 33% of the total voting shares issued and outstanding of that bank holding company controlling nationwide banks. Furthermore, in the case where a person (including Korean and foreign investors, but excluding certain persons prescribed under the Enforcement Decree of the Financial Holding Companies Act) (i) acquires in excess of 4% of the total issued and outstanding voting shares of any financial holding company (other than a financial holding company controlling only regional banks), (ii) becomes the largest shareholder of such financial holding company in which such person has acquired in excess of 4% of the total issued and outstanding voting shares, or (iii) changes its shareholding in such financial holding company, in which it has acquired in excess of 4% of the total issued and outstanding voting shares, by 1% or more of the total issued and outstanding voting shares of such financial holding company, such person must file a report on such change with the Financial Services Commission within five days thereafter.

“Non-financial business group companies” as defined under the Financial Holding Company Act include:

(1)	any same shareholder group where the aggregate net assets of all non-financial business companies belonging to that group equals or exceeds 25% of the aggregate net assets of all members of that group;

(2)	any same shareholder group where the aggregate assets of all non-financial business companies belonging to that group equals or exceeds (Won)2 trillion; or

(3)	any mutual fund where a same shareholder group identified in (1) or (2) above beneficially owns and/or exercises the voting rights of more than 4% of the total issued and outstanding voting shares of that mutual fund.

Sharing of Customer Information among Financial Holding Company and its Subsidiaries

Under the Act on Use and Protection of Credit Information, any individual customer’s credit information must be disclosed or otherwise used by financial institutions only to determine, establish or maintain existing commercial transactions with them and only after obtaining written consent to use that information. Under the Financial Holding Company Act, a financial holding company and its direct and indirect subsidiaries, however, may share certain credit information of individual customers among themselves for business purposes without the customers’ written consent. A subsidiary securities company of a financial holding company may provide that financial holding company and its other direct and indirect subsidiaries information relating to the aggregate amount of cash or securities that a customer of the securities company has deposited for business purposes.

Principal Regulations Applicable to Banks, Credit Card Operations and Other Matters

For a description of the principal regulations applicable to banks and credit card operations, regulations on class action suits regarding securities in Korea and the Financial Investment Services and Capital Market Act, see “Item 4B. Business Overview—Supervision and Regulation” in our Annual Report on Form 20-F for the year ended December 31, 2007, which is incorporated by reference into this prospectus.

DESCRIPTION OF KOOKMIN BANK’S CAPITAL STOCK

For a description of the material terms of our capital stock under the articles of incorporation currently in effect, and of certain relevant provisions of the Korean Commercial Code, the Korean Securities and Exchange Act of 1976, as amended and certain related laws of Korea, see “Item 10B. Memorandum and Articles of Association—Description of Capital Stock” in our Annual Report on Form 20-F for the year ended December 31, 2007, which is incorporated by reference into this prospectus.

DESCRIPTION OF KB FINANCIAL GROUP’S CAPITAL STOCK

Capital Stock

Total Shares. KB Financial Group initially will have authority to issue a total of 1,000,000,000 shares of capital stock. KB Financial Group’s proposed articles of incorporation provide that KB Financial Group will be authorized to issue shares of preferred stock up to one-half of all of the issued and outstanding shares of common stock. Furthermore, through an amendment of the articles of incorporation, KB Financial Group may create new classes of shares, which may be common shares or preferred shares having additional features as prescribed under the Korean Commercial Code. See “—Proposed Articles of Incorporation—Voting Rights” below.

Common Stock. Following completion of the stock transfer, we anticipate that approximately 356 million shares of KB Financial Group common stock will be outstanding.

Preferred Stock. Following completion of the stock transfer, we anticipate that no shares of KB Financial Group preferred stock will be outstanding.

Employee Stock Options. KB Financial Group’s proposed articles of incorporation provide that KB Financial Group’s stockholders may, by a special resolution of the general meeting of stockholders, grant to KB Financial Group’s and its subsidiaries’ officers, directors and employees stock options exercisable for up to 15% of the total number of KB Financial Group’s issued and outstanding shares of common stock. However, KB Financial Group’s board of directors may grant stock options to non-director officers and employees up to 1% of the total number of its issued and outstanding shares, which grant must be approved by a resolution of the subsequent general meeting of stockholders.

As of June 30, 2008, our officers, directors and employees held options to purchase 3,684,365 shares of our common stock. These outstanding options included options to purchase 610,000 shares of our common stock held by our chief executive officer. The exercise by our chief executive officer of options to purchase 610,000 shares of our common stock is subject to the satisfaction of certain conditions with respect to our financial performance. We anticipate that, subject to approval at the extraordinary general meeting, we will amend the settlement method for our outstanding options to provide for cash settlement of the difference between the exercise price of the stock options and the market price of KB Financial Group common stock.

Share certificates of KB Financial Group common stock will be issued in denominations of one, five, ten, 50, 100, 500, 1,000 and 10,000 shares.

Proposed Articles of Incorporation

This section of the prospectus describes the material terms of the capital stock of KB Financial Group under the proposed articles of incorporation that are expected to be in effect immediately after the stock transfer is completed. This section also briefly summarizes certain relevant provisions of the Korean Commercial Code, the Korean Securities and Exchange Act, the Financial Holding Company Act of Korea and certain related laws of Korea, as all currently in effect. The terms of the proposed KB Financial Group articles of incorporation, as well as the terms of the Korean Commercial Code, the Korean Securities and Exchange Act, the Financial Holding Company Act and the other related laws of Korea, are more detailed than the general information provided below.

Organization and Register

KB Financial Group will be a holding company established under the Financial Holding Company Act. Upon its incorporation, it will be registered with the commercial registry office of Seoul Central District Court.

Dividends and Other Distributions

Dividends. Dividends will be distributed to KB Financial Group stockholders in proportion to the number of shares of the relevant class of capital stock owned by each stockholder following approval by the stockholders at an annual general meeting of stockholders. Subject to the requirements of the Korean Commercial Code and other applicable laws and regulations, we expect KB Financial Group to pay full annual dividends on newly issued shares for the year in which the new shares are issued.

KB Financial Group will declare its dividend annually at the annual general meeting of stockholders, which will be held within three months after the end of each fiscal year. Once declared, the annual dividend must be paid to the stockholders of record as of the end of the preceding fiscal year within one month after the annual general meeting unless otherwise resolved thereby. Annual dividends may be distributed either in cash or in shares provided that shares must be distributed at par value and, if the market price of the shares is less than their par value, dividends in shares may not exceed one-half of the total annual dividend (including dividends in shares). In addition to the annual dividend, KB Financial Group may also distribute cash dividends to the stockholders of record as of the end of March, June and September each year upon a resolution by the board of directors.

Under the Korean Commercial Code and KB Financial Group’s proposed articles of incorporation, KB Financial Group will not have an obligation to pay any annual dividend unclaimed for five years from the payment date.

The Financial Holding Company Act and related regulations require that each time a Korean financial holding company pays an annual dividend, it must set aside in its legal reserve to stated capital an amount equal to at least one-tenth of its net income after tax until the amount set aside reaches at least the aggregate amount of its stated capital. Unless it sets aside this amount, a Korean financial holding company may not pay an annual dividend. We expect KB Financial Group to set aside allowances for loan losses and reserves for severance pay in addition to this legal reserve.

Distribution of Free Shares. In addition to permitting dividends in the form of shares to be paid out of retained or current earnings, the Korean Commercial Code permits a company to distribute to its stockholders, in the form of free shares, an amount transferred from the capital surplus or legal reserve to stated capital. These free shares must be distributed pro rata to all stockholders. KB Financial Group’s proposed articles of incorporation provide that the types of shares to be distributed to the holders of preferred shares will be the same type of preferred shares held by such holders.

Preemptive Rights and Issuances of Additional Shares

Unless otherwise provided in the Korean Commercial Code, a company may issue authorized but unissued shares at such times and upon such terms as the board of directors of the company may determine. The company must offer the new shares on uniform terms to all stockholders who have preemptive rights and who are listed on the stockholders’ register as of the applicable record date. KB Financial Group stockholders will be entitled to subscribe for any newly issued shares in proportion to their existing shareholdings. However, as provided in KB Financial Group’s proposed articles of incorporation, new shares may be issued to persons other than existing stockholders if such shares are (1) publicly offered pursuant to the Korean Securities and Exchange Act, (2) issued to KB Financial Group’s employee stock ownership association as described below, (3) issued upon exercise of stock options pursuant to the Korean Securities and Exchange Act, (4) issued for the issuance of KB Financial Group’s depositary receipts, (5) issued to certain foreign or domestic financial institutions or institutional investors to raise funds to meet urgent needs for the management or operations of KB Financial Group or (6) issued primarily to a third party who has contributed to the management of KB Financial Group’s business, including by providing financing, credit, advanced financing technique, know-how or entering into close business alliances, except that, in the case of issuances of new shares under (1), (4), (5) and (6) above, the number of new shares issued to persons other than existing stockholders may not exceed 50% of the total issued and outstanding capital stock of KB Financial Group.

Public notice of the preemptive rights to new shares and the transferability thereof must be given not less than two weeks (excluding the period during which the stockholders’ register is closed) prior to the record date. KB Financial Group will notify the stockholders who are entitled to subscribe for newly issued shares of the deadline for subscription at least two weeks prior to the deadline. If a stockholder fails to subscribe on or before such deadline, the stockholder’s preemptive rights will lapse. The board of directors may determine how to distribute shares in respect of which preemptive rights have not been exercised or where fractions of shares occur.

Under the Korean Securities and Exchange Act, members of KB Financial Group’s employee stock ownership association, whether or not they are stockholders, will have a preemptive right, subject to certain exceptions, to subscribe for up to 20% of the shares publicly offered pursuant to the Korean Securities and Exchange Act. This right is exercisable only to the extent that the total number of shares so acquired and held by such members does not exceed 20% of the total number of shares then outstanding.

Voting Rights

Each outstanding share of KB Financial Group common stock will be entitled to one vote per share. However, voting rights with respect to shares of common stock that KB Financial Group or any of its subsidiaries holds, where more than one-tenth of the outstanding capital stock is owned by KB Financial Group and/or its subsidiaries, may not be exercised. Unless stated otherwise in a company’s articles of incorporation, the Korean Securities and Exchange Act permits holders of an aggregate of 1% or more of the outstanding shares with voting rights to request cumulative voting when electing two or more directors. KB Financial Group’s proposed articles of incorporation do not prohibit cumulative voting. The Korean Commercial Code and KB Financial Group’s proposed articles of incorporation provide that an ordinary resolution may be adopted if approval is obtained from the holders of at least a majority of those shares of common stock present or represented at such meeting and such majority also represents at least one-fourth of the total of KB Financial Group’s issued and outstanding voting shares. Holders of non-voting shares (other than enfranchised non-voting shares) will not be entitled to vote on any resolution or to receive notice of any general meeting of stockholders unless the agenda of the meeting includes consideration of a resolution on which such holders are entitled to vote. If KB Financial Group’s annual general stockholders’ meeting resolves not to pay to holders of preferred shares the annual dividend as determined by the board of directors at the time of issuance of such shares, the holders of preferred shares will be entitled to exercise voting rights from the general stockholders’ meeting following the meeting adopting such resolution to the end of a meeting to declare to pay such dividend with respect to the preferred shares. Holders of such enfranchised preferred shares will have the same rights as holders of common stock to request, receive notice of, attend and vote at a general meeting of stockholders.

The Korean Commercial Code provides that to amend the articles of incorporation, which is also required for any change to the authorized share capital of the company, and in certain other instances, including removal of a director of a company, dissolution, merger or consolidation of a company, transfer of the whole or a significant part of the business of a company, acquisition of all of the business of any other company, acquisition of a part of the business of any other company having a material effect on the business of the company or issuance of new shares at a price lower than their par value, a special resolution must be adopted by the approval of the holders of at least two-thirds of those shares present or represented at such meeting and such special majority also represents at least one-third of the total issued and outstanding shares with voting rights of the company.

In addition, in the case of amendments to the articles of incorporation or any merger or consolidation of a company or in certain other cases, where the rights or interest of the holders of the preferred shares are adversely affected, a resolution must be adopted by a separate meeting of holders of the preferred shares. Such a resolution may be adopted if the approval is obtained from stockholders of at least two-thirds of the preferred shares present or represented at such meeting and such preferred shares also represent at least one-third of the total issued and outstanding preferred shares of the company.

A stockholder may exercise his voting rights by proxy given to another stockholder. The proxy must present the power of attorney prior to the start of a meeting of stockholders.

Liquidation Rights

In the event KB Financial Group is liquidated, the assets remaining after the payment of all debts, liquidation expenses and taxes will first be distributed to holders of preferred shares which have a preference right in respect of the distribution of residual properties as determined by the board of directors of KB Financial Group at the time of their issuance, and the residue thereafter will be distributed to the other stockholders in proportion to the number of shares held by them.

General Meetings of Stockholders

There are two types of general meetings of stockholders: (1) annual general meetings and (2) extraordinary general meetings. KB Financial Group will be required to convene its annual general meeting within three months after the end of each fiscal year. Subject to a board resolution or court approval, an extraordinary general meeting of stockholders may be held when necessary or at the request of the holders of an aggregate of 3% or more of KB Financial Group’s outstanding shares, or the holders of an aggregate of 1.5% or more of KB Financial Group’s outstanding stock with voting rights, who have held those shares at least for six months. Under the Korean Commercial Code, an extraordinary general meeting of stockholders may also be convened at the request of KB Financial Group’s audit committee, subject to a board resolution or court approval. Holders of non-voting shares may be entitled to request a general meeting of stockholders only to the extent the non-voting shares have become enfranchised as described under the section entitled “—Voting Rights” above, hereinafter referred to as “enfranchised non-voting shares.” Meeting agendas will be determined by the board of directors or proposed by holders of an aggregate of 3% or more of the outstanding shares with voting rights or by holders of an aggregate of 0.5% or more of KB Financial Group’s outstanding shares with voting rights, who have held those shares for at least six months, by way of a written proposal to the board of directors at least six weeks prior to the meeting. Written notices or e-mail notices stating the date, place and agenda of the meeting must be given to the stockholders at least two weeks prior to the date of the general meeting of stockholders. Notice may, however, be given to holders of 1% or less of the total number of issued and outstanding shares which are entitled to vote, by placing at least two public notices at least two weeks in advance of the meeting in at least two daily newspapers. Stockholders who are not on the stockholders’ register as of the record date will not be entitled to receive notice of the general meeting of stockholders, and they will not be entitled to attend or vote at such meeting. Holders of enfranchised non-voting shares who are on the stockholders’ register as of the record date will be entitled to receive notice of the general meeting of stockholders and they will be entitled to attend and vote at such meeting. Otherwise, holders of non-voting shares will not be entitled to receive notice of or vote at general meetings of stockholders.

The general meeting of stockholders will be held at KB Financial Group’s head office, which is KB Financial Group’s registered head office, or, if necessary, may be held anywhere in the vicinity of KB Financial Group’s head office.

Rights of Dissenting Stockholders

Pursuant to the Korean Securities and Exchange Act, and the Law on the Improvement of the Structure of the Financial Industry, in certain limited circumstances (including, without limitation, if KB Financial Group transfers all or any significant part of its business, if KB Financial Group acquires a part of the business of any other company and such acquisition has a material effect on its business, or if KB Financial Group merges or consolidates with another company), dissenting holders of shares of KB Financial Group common stock and KB Financial Group preferred stock will have the right to require KB Financial Group to purchase their shares. To exercise such a right, stockholders must submit to KB Financial Group a written notice of their intention to dissent prior to the general meeting of stockholders. Within 20 days (10 days in the case of a merger or consolidation under the Law on Improvement of the Structure of the Financial Industry) after the date on which the relevant resolution is passed at such meeting, such dissenting stockholders must request in writing that KB Financial Group purchase their shares. KB Financial Group will be obligated to purchase the shares from dissenting stockholders within one month after the end of such request period (or, in the case of a merger or consolidation under the Law on Improvement of the Structure of Financial Industry, within two months after the receipt of such request) at a price to be determined by negotiation between KB Financial Group and the stockholder. If KB Financial Group cannot agree on a price with the stockholder through such negotiations, the purchase price will be the arithmetic mean of (x) the weighted average of the daily stock prices on the Stock Market Division of the Korea Exchange for the two-month period prior to the date of the adoption of the relevant board of directors’ resolution, (y) the weighted average of the daily stock prices on the Stock Market Division of the Korea Exchange for the one-month period prior to the date of the adoption of the relevant board of directors’ resolution and (z) the weighted average of the daily stock prices on the Stock Market Division of the Korea Exchange for the one-week period prior to the date of the adoption of the relevant board of directors’ resolution. However, the Financial Services Commission may adjust such price if KB Financial Group or shareholders owning 30% or more of the shares of our common stock in respect of which appraisal rights have been exercised do not accept such purchase price and request the Financial Services Commission to adjust the purchase price not later than ten days prior to the end of the one month purchase period. Further, any dissenting stockholder who wishes to contest the purchase price may bring a claim in court.

Required Disclosure of Ownership

Under Korean law, stockholders who beneficially hold more than a certain percentage of KB Financial Group common stock, or who are related to or are acting in concert with other holders of certain percentages of KB Financial Group common stock or KB Financial Group’s other equity securities, must report the status of their holdings to the Financial Services Commission and other relevant governmental authorities. For a description of such required disclosure of ownership, see “Korean Foreign Exchange Controls and Securities Regulations—Reporting Requirements for Holders of Substantial Interests” and “Supervision and Regulation—Principal Regulations Applicable to Financial Holding Companies—Restrictions on Ownership of a Financial Holding Company.”

Other Provisions

Register of Stockholders and Record Dates. KB Financial Group will maintain the register of its stockholders at its principal office in Seoul, Korea. KB Financial Group will register transfers of shares on the register of stockholders upon presentation of the share certificates.

The record date for annual dividends of KB Financial Group will be December 31. For the purpose of determining the holders of shares entitled to annual dividends, the register of stockholders will be closed for the period beginning from January 1 and ending on January 31. In addition, the Korean Commercial Code and KB Financial Group’s proposed articles of incorporation permit KB Financial Group upon at least two weeks’ public notice to set a record date and/or close the register of stockholders for not more than three months for the purpose of determining the stockholders entitled to certain rights pertaining to the shares. The trading of shares and the delivery of certificates in respect thereof may continue while the register of stockholders is closed. Also, KB Financial Group may distribute dividends to stockholders on a quarterly basis, and the record dates for these quarterly dividends are the end of March, June and September of each year.

Annual Report. At least one week before the annual general meeting of stockholders, KB Financial Group must make its management report to shareholders and audited financial statements available for inspection at its head office and at all of its branch offices. Copies of this report, the audited financial statements and any resolutions adopted at the general meeting of stockholders will be available to KB Financial Group’s stockholders.

Under the Korean Securities and Exchange Act, KB Financial Group must file with the Korean Financial Services Commission and the Stock Market Division of the Korea Exchange an annual business report within 90 days after the end of each fiscal year, a half-year business report within 45 days after the end of the first six months of each fiscal year and quarterly business reports within 45 days after the end of the first three months and nine months of each fiscal year, respectively. Copies of such business reports will be available for public inspection at the Korean Financial Services Commission and the Stock Market Division of the Korea Exchange.

Transfer of Shares. Under the Korean Commercial Code, the transfer of shares is effected by the delivery of share certificates. The Korean Securities and Exchange Act provides, however, that in case of a company listed on the Stock Market Division of the Korea Exchange such as KB Financial Group, share transfers can be effected by the book-entry method. In order to assert stockholders’ rights against KB Financial Group, the transferee must have his name and address registered on the register of stockholders. For this purpose, stockholders are required to file with KB Financial Group their name, address and seal. Non-resident stockholders must notify KB Financial Group of the name of their proxy in Korea to which notice can be sent. Under current Korean regulations, the Korea Securities Depository, internationally recognized foreign custodians, asset management companies, futures trading companies, foreign exchange banks (including domestic branches of foreign banks), and securities companies (including domestic branches of foreign securities companies) may act as agents and provide related services for foreign stockholders. In addition, foreign stockholders may appoint a standing proxy among the foregoing and generally may not allow any person other than the standing proxy to exercise rights to the acquired shares or perform any tasks related thereto on their behalf. Certain foreign exchange controls and securities regulations apply to the transfer of shares by non-residents or non-Koreans. See “Korean Foreign Exchange Controls and Securities Regulations.” Except as provided in the Financial Holding Company Act, the ceiling on the aggregate shareholdings of a single stockholder and persons who stand in a special relationship with such stockholder is 10% of KB Financial Group’s issued and outstanding voting shares. See “Supervision and Regulation—Principal Regulations Applicable to Financial Holding Companies—Restrictions on Ownership of a Financial Holding Company.”

Acquisition of KB Financial Group Shares. KB Financial Group will generally not be able to acquire its own shares except in certain limited circumstances, including, without limitation, a reduction in capital.

Notwithstanding the foregoing restrictions, pursuant to the Korean Securities and Exchange Act and regulations under the Financial Holding Company Act and after submission of certain reports to the Korean Financial Services Commission, KB Financial Group may purchase its own shares on the Stock Market Division of the Korea Exchange or through a tender offer, subject to the restrictions that (i) the aggregate purchase price of such shares may not exceed the total amount available for distribution of dividends at the end of the preceding fiscal year and (ii) the purchase of such shares shall meet the risk-adjusted capital ratio requirements prescribed in the regulations under the Financial Holding Company Act based on Bank for International Settlements standards.

Subject to certain limited exceptions, subsidiaries of KB Financial Group will not be permitted to acquire KB Financial Group shares pursuant to the Financial Holding Company Act.

DESCRIPTION OF KB FINANCIAL GROUP’S AMERICAN DEPOSITARY SHARES

Unless otherwise indicated, all references in this section to “American depositary shares” are to KB Financial Group American depositary shares, all references to “American depositary receipts” are to KB Financial Group American depositary receipts and all references to “shares” are to shares of KB Financial Group common stock.

Citibank, N.A. has agreed to act as the depositary for the American depositary shares of KB Financial Group. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013, U.S.A. American depositary shares represent ownership interests in securities that are on deposit with the depositary, and may be represented by certificates that are commonly known as American depositary receipts. The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian will be Korea Securities Depository, located in Seoul, Korea.

Citibank, N.A. will be appointed as depositary pursuant to a third amended and restated deposit agreement among KB Financial Group, the depositary, all holders and beneficial owners from time to time of American depositary shares issued thereunder. We will also be a party thereto solely to amend the second amended and restated deposit agreement. A draft copy of the deposit agreement is attached as an exhibit to the registration statement on Form F-4 filed by us with the SEC, of which this prospectus forms a part. A copy of the deposit agreement will be filed with the SEC under cover of a Registration Statement on Form F-6. You may obtain a draft copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). All references herein to the deposit agreement are to the third amended and restated deposit agreement.

The following is a summary description of the material terms of the American depositary shares of KB Financial Group and of your material rights as an owner of such American depositary shares. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of American depositary shares will be determined by reference to the terms of the deposit agreement and not by this summary. Please review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of American depositary shares but that may not be contained in the deposit agreement.

Each American depositary share will represent the right to receive one share of KB Financial Group common stock on deposit with the custodian. An American depositary share will also represent the right to receive any other property received by the depositary or the custodian on behalf of the owner of the American depositary share but that has not been distributed to the owners of American depositary shares because of legal restrictions or practical considerations.

If you become an owner of KB Financial Group’s American depositary shares, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any American depositary receipt that represents your American depositary shares. The deposit agreement and the American depositary receipt specify KB Financial Group’s rights and obligations as well as your rights and obligations as owner of American depositary shares and those of the depositary. As a holder of American depositary shares, you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the American depositary receipts are governed by New York law. However, KB Financial Group’s obligations to the holders of KB Financial Group shares will continue to be governed by the laws of Korea, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. None of the depositary, the custodian, KB Financial Group or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of you to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of American depositary shares, you may hold your American depositary shares either by means of an American depositary receipt registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated American depositary shares directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of American depositary shares by the depositary. Under the direct registration system, ownership of American depositary shares is evidenced by periodic statements issued by the depositary to the holders of the American depositary shares.

The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your American depositary shares through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as American depositary share owner. Banks and brokers typically hold securities such as the American depositary shares through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of American depositary shares. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All American depositary shares held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the American depositary shares directly by means of an American depositary share registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns American depositary shares and will own American depositary shares at the relevant time.

Dividends and Distributions

As a holder, you generally have the right to receive the distributions KB Financial Group may make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of American depositary shares held as of a specified record date.

Distributions of Cash

Whenever KB Financial Group makes a cash distribution for the securities on deposit with the custodian, it will deposit the funds with the Custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to Korean laws and regulations.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

Whenever KB Financial Group makes a free distribution of shares for the securities on deposit with the custodian, it will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will distribute to entitled holders of KB Financial Group American depositary shares additional American depositary shares representing the shares deposited subject to the terms of the deposit agreement. Only whole new American depositary shares will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of additional American depositary shares upon a distribution of shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the shares so distributed.

No such distribution of additional American depositary shares will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute additional American depositary shares as described above, it may sell the shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever KB Financial Group intends to distribute rights to purchase additional shares or any rights of any other nature, the depositary, after consultation with KB Financial Group and subject to the terms of the deposit agreement, will establish procedures to enable holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of American depositary shares. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new American depositary shares upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new shares other than in the form of American depositary shares.

Due to restrictions under Korean law, you will not be entitled to any rights to subscribe for additional shares with respect to any shares of common stock or other deposited securities represented by your American depositary shares which, when taken together with all other shares of common stock beneficially owned by you and certain of your affiliates, exceeds a certain percentage of the total number of shares of common stock at the time issued and outstanding, or any other limit under KB Financial Group’s articles of incorporation or applicable law of which KB Financial Group may from time to time notify the depositary. See “Risk Factors—Risks Relating to KB Financial Group Common Stock and American Depositary Shares—Ownership of KB Financial Group common stock is restricted under Korean law.”

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

Whenever KB Financial Group distributes property other than cash, shares or rights to purchase additional shares, the depositary will, upon receipt of such property other than cash, shares or rights to purchase additional shares, distribute such property to the holders in any manner that it deems equitable and practicable, subject to applicable law.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if the depositary determines that all or a portion of the distribution to you is not practicable. The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Changes Affecting Shares

The shares held on deposit for your American depositary shares may change from time to time. For example, there may be a change in nominal or par value, a split-up, consolidation or reclassification of such shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, your American depositary shares would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the shares held on deposit. The depositary may in such circumstances deliver new American depositary shares to you, or call for the surrender of outstanding American depositary receipts to be exchanged for new American depositary receipts specifically describing such new property or shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of American Depositary Shares upon Deposit of Shares

The depositary may create American depositary shares on your behalf if you or your broker deposits shares of KB Financial Group common stock with the custodian. The depositary will deliver these American depositary shares to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the shares to the custodian. Your ability to deposit shares and receive American depositary shares may be limited by U.S. and Korean legal considerations applicable at the time of deposit.

The issuance of American depositary shares may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the shares have been duly transferred to the custodian.

The depositary will only issue American depositary shares in whole numbers.

Under the deposit agreement, the depositary is not allowed to accept shares for deposit unless:

•	KB Financial Group has given its consent; or

•	KB Financial Group has notified the depositary that Korean law no longer requires such consent of KB Financial Group.

Under the terms of the deposit agreement, KB Financial Group is expected to agree to consent to any deposit of shares to the extent that, after giving effect to such deposit the number of shares on deposit under the deposit agreement does not exceed a number of shares as determined from time to time by it (which number shall at no time be less than 100,000,000 shares), unless such deposit is prohibited by applicable law or would violate the articles of incorporation of KB Financial Group.

When you make a deposit of shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such shares have been validly waived or exercised.

•	You are duly authorized to deposit the shares.

•

The shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American depositary shares issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties is incorrect in any way, KB Financial Group and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of American Depositary Receipts

As an American depositary receipt holder, you will be entitled to transfer, combine or split up your American depositary receipts and the American depositary shares evidenced thereby. For transfers of American depositary receipts, you will have to surrender the American depositary receipts to be transferred to the depositary and also must:

•	ensure that the surrendered American depositary receipt certificate is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•

pay all applicable fees, charges, expenses, taxes and other government charges payable by American depositary receipt holders pursuant to the terms of the deposit agreement, upon the transfer of American depositary receipts.

To have your American depositary receipts either combined or split up, you must surrender the American depositary receipts in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by American depositary receipt holders, pursuant to the terms of the deposit agreement, upon a combination or split up of American depositary receipts.

Withdrawal of KB Financial Group Common Stock Upon Cancellation of American Depositary Shares

As a holder, you will be entitled to present your American depositary shares to the depositary for cancellation and then receive the corresponding number of underlying shares of KB Financial Group common stock at the custodian’s offices. Your ability to withdraw the shares may be limited by U.S. and Korean legal considerations applicable at the time of withdrawal. In order to withdraw the shares of KB Financial Group common stock represented by your American depositary shares, you will be required to pay to the depositary the fees for cancellation of American depositary shares and any charges and taxes payable upon the transfer of the shares of KB Financial Group common stock being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the American depositary shares will not have any rights under the deposit agreement.

If you hold American depositary shares registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your American depositary shares. The withdrawal of the shares of KB Financial Group common stock represented by your American depositary shares may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept American depositary shares for cancellation that represent a whole number of shares of KB Financial Group common stock on deposit.

You will have the right to withdraw the shares of KB Financial Group common stock represented by your American depositary shares at any time except for:

•

Temporary delays that may arise because the transfer books for the shares or American depositary shares are closed, or (ii) shares of KB Financial Group common stock are immobilized on account of a stockholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to American depositary shares or the withdrawal of shares of KB Financial Group common stock on deposit.

The deposit agreement may not be modified to impair your right to withdraw the shares of KB Financial Group common stock represented by your American depositary shares except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the shares of KB Financial Group common stock represented by your American depositary shares. The voting rights of holders of shares of KB Financial Group common stock are described in the section titled “Description of KB Financial Group’s Capital Stock.”

At KB Financial Group’s request, the depositary will distribute to you any notice of stockholders’ meeting received from KB Financial Group together with information explaining how to instruct the depositary to exercise the voting rights of the shares of KB Financial Group common stock represented by American depositary shares.

If the depositary timely receives voting instructions from a holder of American depositary shares, it will endeavor to vote the shares of KB Financial Group common stock represented by the holder’s American depositary shares in accordance with such voting instructions. To the extent the depositary does not receive timely voting instructions from holders, it will vote the shares represented by the unvoted American depositary shares in the same manner and in the same proportion on each matter as all other shares of KB Financial Group common stock present or represented at the stockholders’ meeting are voted.

Due to restrictions under Korean law, you will not be entitled to instruct the depositary as to the exercise of voting rights with respect to any shares of common stock or other deposited securities represented by your American depositary shares which, when taken together with all other shares of common stock beneficially owned by you and certain of your affiliates, exceeds a certain percentage of the total number of shares of common stock at the time issued and outstanding, or any other limit under KB Financial Group’s articles of incorporation or applicable law of which KB Financial Group may from time to time notify the depositary. See “Risk Factors—Risks Relating to KB Financial Group Common Stock and American Depositary Shares—Ownership of KB Financial Group common stock is restricted under Korean law.”

Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

As a holder of KB Financial Group American depositary shares, you will be required to pay the following service fees to the depositary:

Services	Fees

Issuance of American depositary shares	Up to $0.05 per American depositary share issued

Cancellation of American depositary shares	Up to $0.05 per American depositary share canceled

Distribution of cash dividends or other cash distributions	Up to $0.02 per American depositary share held

Distribution of American depositary shares pursuant to stock dividends, free stock distributions or exercise of rights.	Up to $0.02 per American depositary share held

Distribution of securities other than American depositary shares or rights to purchase additional American depositary shares	Up to $0.05 per American depositary share held

Depositary Services	Up to $0.02 per American depositary share held on the applicable record date(s) established by the depositary

Transfer of American depositary receipts	$1.50 per certificate presented for transfer

As a holder of KB Financial Group American depositary shares, you will also be responsible to pay certain fees and expenses incurred by the depositary and certain taxes and governmental charges such as:

•	Fees for the transfer and registration of shares charged by the registrar and transfer agent for the shares in Korea (i.e., upon deposit and withdrawal of shares).

•	Expenses incurred for converting foreign currency into U.S. dollars.

•	Expenses for cable, telex and fax transmissions and for delivery of securities.

•	Taxes and duties upon the transfer of securities (i.e., when shares are deposited or withdrawn from deposit).

•	Fees and expenses incurred in connection with the delivery or servicing of shares on deposit.

Depositary fees payable upon the issuance and cancellation of American depositary shares are typically paid to the depositary by the brokers (on behalf of their clients) receiving the newly issued American depositary shares from the depositary and by the brokers (on behalf of their clients) delivering the American depositary shares to the depositary for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to American depositary share holders and the depositary services fee are charged by the depositary to the holders of record of American depositary shares as of the applicable American depositary share record date.

The depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary charges the applicable fee to the American depositary share record date holders concurrent with the distribution. In the case of American depositary shares registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary sends invoices to the applicable record date American depositary share holders. In the case of American depositary shares held in brokerage and custodian accounts (via DTC), the depositary generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the American depositary shares held in DTC) from the brokers and custodians holding American depositary shares in their DTC accounts. The brokers and custodians who hold their clients’ American depositary shares in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to such holder of American depositary shares.

Note that the fees and charges you may be required to pay may vary over time and may be changed by KB Financial Group and by the depositary. You will receive prior notice of such changes.

The depositary may remit to KB Financial Group all or a portion of the depositary fees charged for the reimbursement of, and/or reimburse KB Financial Group for, certain expenses incurred by KB Financial Group in respect of the American depositary receipt program established pursuant to the deposit agreement upon such terms and conditions as KB Financial Group and the depositary may agree from time to time.

Amendments and Termination

KB Financial Group may agree with the depositary to modify the deposit agreement at any time without your consent. KB Financial Group is expected to undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. KB Financial Group will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the American depositary shares to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, KB Financial Group may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your American depositary shares after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the shares represented by your American depositary shares (except as permitted by law).

KB Financial Group has the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

•

For a period of sixty (60) days after termination, you will be able to request the cancellation of your American depositary shares and the withdrawal of the shares represented by your American depositary shares and the delivery of all other property held by the depositary in respect of those shares on the same terms as prior to the termination. During such sixty day period the depositary will continue to collect all distributions received on the shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your American depositary shares.

•

After the expiration of such sixty (60) days termination period, the depositary may sell the securities held on deposit. The depositary will hold the proceeds from such sale and any other funds then held for the holders of American depositary shares in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of American depositary shares still outstanding.

Books of Depositary

The depositary will maintain records of the holders of American depositary shares at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the American depositary shares and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of American depositary shares. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits the obligations of KB Financial Group and the depositary to you. Please note the following:

•	KB Financial Group and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on behalf of KB Financial Group or for the accuracy of any translation of such a document, for the investment risks associated with investing in shares, for the validity or worth of the shares, for any tax consequences that result from the ownership of American depositary shares, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of KB Financial Group’s notices or for KB Financial Group’s failure to give notice.

•	KB Financial Group and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

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KB Financial Group and the depositary disclaim any liability if KB Financial Group is prevented or forbidden from acting on account of any law or regulation, any provision of the articles of incorporation of KB Financial Group, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond the control of KB Financial Group.

•

KB Financial Group and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in the articles of incorporation of KB Financial Group or in any provisions of securities on deposit.

•

KB Financial Group and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting shares of KB Financial Group common stock for deposit, any holder of American depositary shares or authorized representatives thereof, or any other person believed by either of KB Financial Group or the depositary in good faith to be competent to give such advice or information.

•

KB Financial Group and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of KB Financial Group shares but is not, under the terms of the deposit agreement, made available to you.

•

KB Financial Group and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	KB Financial Group and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

Pre-Release Transactions

The depositary may, in certain circumstances, issue American depositary shares before receiving a deposit of KB Financial Group shares or release KB Financial Group shares before receiving American depositary shares for cancellation. These transactions are commonly referred to as “pre-release transactions.” The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary may retain the compensation received from the pre-release transactions.

Taxes

You will be responsible for the taxes and other governmental charges payable on the American depositary shares and the securities represented by the American depositary shares. For example, if any securities transaction tax is payable in connection with the transfer of common stock to or from the depositary in exchange for American depositary shares, that tax would be for your account. KB Financial Group, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue American depositary shares, to deliver, transfer, split and combine American depositary receipts or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify KB Financial Group, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If, in the reasonable judgment of the depositary, the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

COMPARISON OF RIGHTS OF KOOKMIN BANK STOCKHOLDERS AND

KB FINANCIAL GROUP STOCKHOLDERS

We are, and KB Financial Group will be, organized under the law of the Republic of Korea. Any differences, therefore, in the rights of holders of our common stock and holders of KB Financial Group common stock would arise primarily from differences in our respective articles of incorporation.

There will be no material differences in rights of holders of our common stock and holders of KB Financial Group common stock under our articles of incorporation and the proposed articles of incorporation of KB Financial Group. In addition, there will be no material adverse changes in the rights of holders of our American depositary shares and global depositary shares and holders of KB Financial Group American depositary shares under the applicable deposit agreements.

TAX CONSIDERATIONS

United States Taxation

This summary describes certain material U.S. federal income tax consequences of the stock transfer for a U.S. holder (as defined below) of our common stock or American or global depositary shares. The description is based on an opinion of our special U.S. tax counsel, Cleary Gottlieb Steen & Hamilton LLP, which has been filed as an exhibit to the registration statement on Form F-4 filed by us with the SEC, of which this prospectus forms a part. This summary applies to you only if you hold our common stock or American or global depositary shares as capital assets for tax purposes. This summary does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that holds common stock or American or global depositary shares that are a hedge or that are hedged against interest rate or currency risks;

•	a person that holds common stock or American or global depositary shares as part of a straddle or conversion transaction for tax purposes;

•	a person whose functional currency for tax purposes is not the U.S. dollar; or

•	a person that owns or is deemed to own 5% or more of any class of our stock.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisers concerning the U.S. federal, state, local, and other tax consequences of purchasing, owning, and disposing of our common stock or American or global depositary shares, or KB Financial Group’s common stock or American depositary shares, in your particular circumstances.

For purposes of this summary, you are a “U.S. holder” if you are the beneficial owner of our common stock or American or global depositary shares and are:

•	a citizen or resident of the United States;

•	a U.S. domestic corporation; or

•	otherwise subject to U.S. federal income tax on a net income basis with respect to income from the common stock or American or global depositary shares.

In general, if you are the beneficial owner of American or global depositary shares, you will be treated as the beneficial owner of the common stock represented by those American or global depositary shares for U.S. federal income tax purposes, and no gain or loss will be recognized if you exchange an American or global depositary share for the common stock represented by that American or global depositary share.

Consequences of Receiving KB Financial Group Stock or American Depositary Shares Pursuant to the Stock Transfer

U.S. holders will not recognize gain or loss for U.S. tax purposes when they exchange our common stock or American or global depositary shares for KB Financial Group common stock or American depositary shares pursuant to the stock transfer. A U.S. holder’s tax basis in KB Financial Group common stock or American depositary shares received in the stock transfer will equal the U.S. holder’s tax basis in our common stock or American or global depositary shares exchanged, and a U.S. holder’s holding period in KB Financial Group common stock or American depositary shares received will include the holder’s holding period in our common stock or American or global depositary shares exchanged.

Consequences of Owning KB Financial Group Common Stock and American Depositary Shares

Common stock and American depositary shares of KB Financial Group that you receive pursuant to the stock transfer generally will be subject to the same U.S. tax rules as our common stock or American or global depositary shares that you deliver in exchange for them.

Dividends

The gross amount of cash dividends that you receive (prior to deduction of Korean taxes) generally will be subject to U.S. federal income taxation as foreign source dividend income and will not be eligible for the dividends received deduction. Dividends paid in Won will be included in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date of your receipt of the dividend, in the case of common stock, or the depositary’s receipt, in the case of American depositary shares, regardless of whether the payment is in fact converted into U.S. dollars. If such a dividend is converted into U.S. dollars on the date of receipt, you generally should not be required to recognize foreign currency gain or loss in respect of the dividend income.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends received by an individual prior to January 1, 2011 with respect to the American depositary shares will be subject to taxation at a maximum rate of 15% if the dividends are “qualified dividends.” Dividends paid on the American depositary shares will be treated as qualified dividends if (i) the American depositary shares are readily tradable on an established securities market in the United States and (ii) KB Financial Group was not, in the year prior to the year in which the dividend was paid, and is not, in the year in which the dividend is paid, a passive foreign investment company (“PFIC”). The KB Financial Group American depositary shares will be listed on the New York Stock Exchange, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed. We were not treated as a PFIC for U.S. federal income tax purposes in 2007 and do not anticipate that KB Financial Group will be a PFIC in 2008.

Distributions of additional shares in respect of common stock or American depositary shares that are made as part of a pro-rata distribution to all of our stockholders generally will not be subject to U.S. federal income tax.

Sale or Other Disposition

For U.S. federal income tax purposes, gain or loss you realize on a sale or other disposition of common stock or American depositary shares generally will be treated as U.S. source capital gain or loss, and will be long-term capital gain or loss if the common stock or American depositary shares were held for more than one year. Your ability to offset capital losses against ordinary income is limited. Long-term capital gain recognized by an individual U.S. holder generally is subject to taxation at reduced rates.

Foreign Tax Credit Considerations

You should consult your own tax advisers to determine whether you are subject to any special rules that limit your ability to make effective use of foreign tax credits. If no such rules apply, you may claim a credit against your U.S. federal income tax liability for Korean taxes withheld at the rate provided for under the income tax treaty between the United States and Korea from dividends on the common stock or American depositary shares, so long as you have owned the common stock or American depositary shares (and not entered into specified kinds of hedging transactions) for at least a 16-day period that includes the ex-dividend date. Instead of claiming a credit, you may, if you so elect, deduct such Korean taxes in computing your taxable income, subject to generally applicable limitations under U.S. tax law.

Any Korean securities transaction tax or agriculture and fishery special surtax that you pay will not be creditable for foreign tax credit purposes.

Foreign tax credits will not be allowed for withholding taxes imposed in respect of certain short-term or hedged positions in securities and may not be allowed in respect of arrangements in which a U.S. holder’s expected economic profit is insubstantial.

The calculation of foreign tax credits and, in the case of a U.S. holder that elects to deduct foreign taxes, the availability of deductions involve the application of complex rules that depend on a U.S. holder’s particular circumstances. You should consult your own tax advisers regarding the creditability or deductibility of such taxes.

Treatment of Dissenting Stockholders

If you elect to exercise your appraisal rights and we purchase all of your common stock from you for cash, you will realize gain or loss that will be subject to taxation in the manner described in “—Sale or Other Disposition” above.

U.S. Information Reporting and Backup Withholding Rules

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding unless the holder (i) is a corporation or other exempt recipient and demonstrates this when required or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. Holders that are not U.S. persons generally are not subject to information reporting or backup withholding. However, such a holder may be required to provide a certification of its non-U.S. status in connection with payments received within the United States or through a U.S.-related financial intermediary.

Korean Tax Considerations

The following discussion is a summary of the material Korean tax consequences to non-Korean holders of our common stock and American or global depositary shares of the stock transfer and of ownership of KB Financial Group common stock or American depositary shares.

For purposes of this discussion, a non-Korean holder means a holder who is not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base.

The discussion regarding Korean tax laws set forth below is based on the Korean tax laws currently in effect and as currently interpreted by the Korean taxation authorities. This discussion is not exhaustive and may not cover all possible tax considerations which may apply to a particular stockholder. The non-Korean holders of our common stock and American or global depositary shares are advised to consult their tax advisors as to the overall tax consequences to them of the stock transfer, including, in particular, the tax consequences under Korean law and the current tax treaty between Korea and the Unites States.

Consequence of the Stock Transfer

Under Korean tax laws, a non-Korean holder of our common stock will be able to defer taxation on any capital gains arising from the stock transfer, by virtue of the Special Tax Treatment Control Law of Korea, or the STTCL, until such holder’s sale of KB Financial Group common stock received in the stock transfer, at which time the tax basis of such KB Financial Group common stock will be the acquisition price at which such holder acquired the shares of our common stock being transferred pursuant to the stock transfer. However, non-Korean holders that are corporations may not defer such portion of tax on capital gains arising from the stock transfer that is attributable to the amount by which the market price of KB Financial Group common stock (as calculated in accordance with applicable Korean laws and regulations) is in excess of the market price of our common stock. Any of our non-Korean common stockholders, including a corporation, which seeks to defer taxation on capital gains arising from the stock transfer will be required to submit a tax deferral application in prescribed form to the Korean tax authorities when filing its tax return for the applicable tax year.

Non-Korean holders of our common stock will be exempt from securities transaction tax and registration tax under Korean tax law for purposes of the stock transfer, by virtue of the STTCL.

Even though the tax treatment of non-Korean holders of American or global depositary shares under the current Korean tax law is not entirely clear, a non-Korean holder of our American or global depositary shares should be treated the same as a non-Korean holder of our common stock, and as such should be exempt for purposes of Korean taxation of the stock transfer by virtue of the STTCL as explained in the preceding paragraphs.

Taxation of Dividends on Common Stock or American Depositary Shares

Korean withholding tax will generally apply to dividends (whether in cash or in common stock) paid to you at a rate of 27.5% (inclusive of resident surtax). If you are a qualified resident in a country that has entered into a tax treaty with Korea, you may qualify for a reduced rate of Korean withholding tax. See “—Tax Treaties” below for a discussion on treaty benefits. If we distribute to you common stock representing a transfer of certain capital reserves or asset revaluation reserves into paid-in capital, that distribution may be subject to Korean withholding tax. In order to obtain a reduced rate of withholding tax pursuant to an applicable tax treaty, you must submit to us, prior to the dividend payment date, such evidence of tax residence as the Korean tax authorities may require (which will include a certificate of your tax residency issued by a competent authority of your country of tax residence) in order to establish your entitlement to the benefits of the applicable tax treaty. If you hold American depositary shares, evidence of tax residence may be submitted to us through the depositary.

Taxation of Capital Gains from Transfer of Common Stock or American Depositary Shares

As a general rule, capital gains earned by non-residents upon transfer of common stock or American depositary shares are subject to Korean withholding tax at the lower of (i) 11% (inclusive of resident surtax) of the gross proceeds realized or (ii) subject to the production of satisfactory evidence of acquisition costs and certain direct transaction costs of the common stock or American depositary shares, 27.5% (inclusive of resident surtax) of the net realized gain, unless exempt from Korean income taxation under the applicable Korean tax treaty with the non-resident’s country of tax residence. See “—Tax Treaties” below for a discussion of treaty benefits. Even if you do not qualify for an exemption under a tax treaty, you will not be subject to the foregoing withholding tax on capital gains if you qualify under the relevant Korean domestic tax law exemptions discussed in the following paragraphs.

You will not be subject to Korean income taxation on capital gains realized upon the transfer of common stock through the Korea Exchange if you (i) have no permanent establishment in Korea and (ii) did not own or have not owned (together with any common stock owned by any entity with which you have a certain special relationship) 25% or more of the total issued and outstanding common stock, which may include the common stock represented by the American depositary shares, at any time during the calendar year in which the sale occurs and during the five calendar years prior to the calendar year in which the sale occurs.

Under a tax ruling issued by the Korean tax authority in 1995 (the “1995 tax ruling”), American depositary shares are treated as securities separate from the underlying common stock represented by such American depositary shares and, based on such ruling, (i) capital gains earned by you from the transfer of American depositary shares to another non-resident (other than to such transferee’s permanent establishment in Korea) will not be subject to Korean income taxation and (ii) capital gains earned by you (regardless of whether you have a permanent establishment in Korea) from the transfer of American depositary shares outside Korea will be exempt from Korean income taxation by virtue of the STTCL, provided that the issuance of the American depositary shares is deemed to be an overseas issuance under the STTCL, which is expected to be the case.

If you are subject to tax on capital gains with respect to the sale of American depositary shares, or of common stock you acquired as a result of a withdrawal, the purchaser (or, in the case of the sale of common stock on the Korea Exchange or through a licensed securities company in Korea, the licensed securities company) is required to withhold Korean tax from the sales price in an amount equal to 11% (inclusive of resident surtax) of the gross realization proceeds and to make payment of these amounts to the Korean tax authority, unless you establish your entitlement to an exemption under an applicable tax treaty or domestic tax law or produce satisfactory evidence of your acquisition cost and transaction costs for the common stock or American depositary shares. To obtain the benefit of an exemption from tax pursuant to an applicable tax treaty, you must submit to the purchaser or the securities company, or through the depositary, as the case may be, prior to or at the time of payment, such evidence of your tax residence as the Korean tax authorities may require in support of your claim for treaty benefits. See the discussion under “—Tax Treaties” below for an additional explanation on claiming treaty benefits.

Tax Treaties

Korea has entered into a number of income tax treaties with other countries (including the United States), which would reduce or exempt Korean withholding tax on dividends on, and capital gains on transfer of, the common stock or American depositary shares. For example, under the Korea-United States income tax treaty, reduced rates of Korean withholding tax, generally of 16.5% (inclusive of resident surtax) on dividends and an exemption from Korean withholding tax on capital gains are available to residents of the United States that are beneficial owners of the relevant dividend income or capital gains, subject to certain exceptions. You should inquire for yourself whether you are entitled to the benefit of a tax treaty between Korea and the country where you are a resident. It is the responsibility of the party claiming the benefits of an income tax treaty in respect of dividend payments or capital gains to submit to us, directly or through the depositary, the purchaser or the securities company, as applicable, a certificate as to his tax residence. In the absence of sufficient proof, we, directly or through the depositary, the purchaser or the securities company, as applicable, must withhold tax at the normal rates.

Furthermore, in order for you to obtain the benefit of a tax exemption on certain Korean source income (e.g., dividends and capital gains) under an applicable tax treaty, Korean tax law requires you (or your agent) to submit the application for tax exemption along with a certificate of your tax residency issued by a competent authority of your country of tax residence, subject to certain exceptions. Such application should be submitted to the relevant district tax office by the ninth day of the month following the date of the first payment of such income.

Inheritance Tax and Gift tax

If you die while holding American depositary shares or donate American depositary shares, it is unclear whether, for Korean inheritance and gift tax purposes, you will be treated as the owner of the common stock underlying the American depositary shares. If the tax authority interprets depositary receipts as the underlying share certificates, you may be treated as the owner of the common stock and your heir or the donee (or in certain circumstances, you as the donor) will be subject to Korean inheritance or gift tax presently at the rate of 10% to 50%; provided that the value of the American depositary shares or common stock is greater than a specified amount. If you die while holding common stock or donate common stock, your heir or donee (or in certain circumstances, you as the donor) will be subject to Korean inheritance or gift tax at the same rate as indicated above. At present, Korea has not entered into any tax treaty relating to inheritance or gift taxes.

Securities Transaction Tax

If you transfer common stock on the Stock Market Division of the Korea Exchange, you will be subject to securities transaction tax at the rate of 0.15% and an agriculture and fishery special surtax at the rate of 0.15% of the sale price of the common stock. If your transfer of the common stock is not made on the Korea Exchange, subject to certain exceptions, you will be subject to securities transaction tax at the rate of 0.5% and will not be subject to an agriculture and fishery special surtax.

With respect to transfer of American depositary shares, a tax ruling issued in 2004 by the Korean tax authority (“the 2004 tax ruling”) appears to hold that depositary receipts (such as the American depositary receipts) constitute share certificates subject to the securities transaction tax; provided that, under the Securities Transaction Tax Law, the transfer of depositary receipts listed on the New York Stock Exchange, the Nasdaq National Market or other qualified foreign exchanges is exempt from the securities transaction tax. Aside from the above, the Seoul Administrative Court recently reviewed the issue of whether depositary receipts (such as American depositary receipts) can be categorized as “shares” under the Securities Transaction Tax Act. The Court held that depositary receipts are not shares and thus the transfer of depository receipts should not be subject to securities transaction tax even in the case where the transferred depositary receipts are not listed on a foreign stock exchange. However, this case is likely to be appealed to the higher courts and we will have to await a final decision on the matter.

In principle, the securities transaction tax, if applicable, must be paid by the transferor of the common stock or American depositary shares. When the transfer is effected through a securities settlement company, such settlement company is generally required to withhold and pay the tax to the tax authorities. When such transfer is made through a securities company only, such securities company is required to withhold and pay the tax. Where the transfer is effected by a non-resident without a permanent establishment in Korea, other than through a securities settlement company or a securities company, the transferee is required to withhold the securities transaction tax.

KOREAN FOREIGN EXCHANGE CONTROLS AND SECURITIES REGULATIONS

General

The Foreign Exchange Transaction Law and the Presidential Decree and regulations under such Act and Decree, which we refer to collectively as the “Foreign Exchange Transaction Laws,” regulate investment in Korean securities by non-residents and issuance of securities outside Korea by Korean companies. The Financial Services Commission has also adopted, pursuant to its authority under the Korean Securities and Exchange Act, regulations that restrict investment by foreigners in Korean securities and regulate the issuance of securities outside of Korea by Korean companies.

Under the Foreign Exchange Transaction Laws, if the Korean government deems that it is inevitable due to emergency circumstances, the Ministry of Strategy and Finance may temporarily suspend all or part of transactions to which the Foreign Exchange Transaction Laws apply, or impose an obligation to safe-keep, deposit or sell means of payment in or to the Bank of Korea, certain Korean governmental agencies or financial institutions. “Emergency circumstances” may include outbreak of natural calamities, wars, conflict of arms or grave and sudden changes in domestic or foreign economic circumstances or other equivalent situations. If the Korean government deems that international balance of payments and international finance are likely to be confronted with serious difficulty or the movement of capital between Korea and abroad is likely to present serious obstacles in carrying out currency policies, exchange rate policies and other macroeconomic policies, the Ministry of Strategy and Finance may take measures to require any person who intends to perform capital transactions to obtain permission or to require any person who performs capital transactions to deposit part of the means of payment acquired in such transactions with the Bank of Korea, certain Korean governmental agencies or financial institutions, in each case subject to certain limitations thereunder.

Issuance of American Depositary Shares

In order for KB Financial Group to issue shares represented by American depositary shares in an amount exceeding US$30 million (aggregating any amount of foreign currency borrowings and securities offerings outside Korea during the one year period immediately preceding the date of the submission of a report to the Ministry of Strategy and Finance), KB Financial Group is required to file a prior report of the issuance with the Ministry of Strategy and Finance. The Ministry of Strategy and Finance may at its discretion direct KB Financial Group to take necessary measures to avoid exchange rate fluctuations in connection with the issuance of the American depositary shares. In addition, KB Financial Group is also required to submit a report to the Ministry of Strategy and Finance upon receipt of the full proceeds from the issuance of the American depositary shares. No further Korean governmental approval is necessary for the initial issuance of the American depositary shares.

Under current Korean laws and regulations, the depositary is required to obtain the prior consent of KB Financial Group for the number of shares to be deposited in any given proposed deposit which exceeds the difference between (i) the aggregate number of shares that KB Financial Group has deposited or has consented to allow to be deposited for the issuance of American depositary shares (including deposits in connection with the initial issuance and all subsequent offerings of American depositary shares and stock dividends or other distributions related to these American depositary shares), and (ii) the number of shares on deposit with the depositary at the time of such proposed deposit. KB Financial Group is expected to agree to consent, under the terms of the deposit agreement, to any such deposit up to a number determined by it from time to time (which number shall at no time be less than 100,000,000 shares of KB Financial Group common stock), so long as such deposit does not violate the articles of incorporation of KB Financial Group or Korean law. See “Description of KB Financial Group’s American Depositary Shares—Issuance of American Depositary Shares upon Receipt of Shares.” KB Financial Group cannot give any assurance that it would grant further consent for the deposit of any additional shares. Therefore, a holder of American depositary shares who surrenders American depositary shares and withdraws shares may not be permitted subsequently to deposit such shares and obtain American depositary shares.

Reporting Requirements for Holders of Substantial Interests

Any person whose direct or beneficial ownership of shares of KB Financial Group (whether in the form of common stock or American depositary shares), certificates representing the right to subscribe for common or preferred stock and equity-related debt securities including convertible bonds, bonds with warrants and exchangeable bonds (which we refer to as “Equity Securities”), together with the Equity Securities beneficially owned by certain related persons or by any person acting in concert with such person, account for 5% or more of the total outstanding Equity Securities, is required to report the status and purpose, in terms of whether the purpose of shareholding is to affect control over management of the issuer, of such holding to the Financial Services Commission and the Korea Exchange within five business days after reaching the 5% ownership interest level. In addition, any change (i) in the ownership interest subsequent to such report which equals or exceeds 1% of the total outstanding Equity Securities, or (ii) in the shareholding purpose, is required to be reported to the Financial Services Commission and the Korea Exchange within five business days from the date of such change. However, the reporting deadline of such reporting requirement is extended for Korean institutional investors who hold Equity Securities for purposes other than management control, to the tenth day of the month immediately following the month in which the Equity Securities were acquired or the shareholdings were otherwise changed. Those who report that the purpose of their shareholding is to affect control over management of the issuer are prohibited from exercising their voting rights and acquiring additional shares for five days subsequent to the report.

Violation of these reporting requirements may subject a person to criminal sanctions, such as fines or imprisonment, and/or may result in a loss of voting rights with respect of the ownership of Equity Securities exceeding 5%. Furthermore, the Financial Services Commission may issue an order to dispose of such unreported Equity Securities.

In addition to the reporting requirements described above, (i) any person whose direct or beneficial ownership of the voting shares of KB Financial Group accounts for 10% or more of the total issued and outstanding voting shares of KB Financial Group or (ii) a de facto controlling shareholder who exercises actual influence on important matters concerning management of the company (such as the appointment or dismissal of officers) even if such shareholder holds less than 10% of the total number of issued and outstanding voting shares (which we refer to as a “major shareholder”), must report the status of his or her shareholding to the Korea Securities Futures Commission and the Korea Exchange within ten days after he or she becomes a major shareholder. In addition, any change in the ownership interest subsequent to the report must be reported to the Korea Securities Futures Commission and the Korea Exchange within the tenth day of the month following the month in which the change occurred. Violation of these reporting requirements may subject a person to criminal sanctions such as fines or imprisonment.

Special Reporting Requirements for Companies Whose Securities are Listed on Foreign Exchanges

Under the Financial Services Commission regulations, (i) if a company listed on the Korea Exchange has reported to a foreign exchange material matters regarding management that has not been disclosed to the Korea Exchange pursuant to the laws of the jurisdiction in which the foreign exchange is located, it must submit to the Financial Services Commission and the Korea Exchange, a Korean translation of the material matters regarding management that have been reported to the foreign exchange, and (ii) if a company listed on the Korea Exchange has submitted business reports or similar documents to a foreign exchange, it must submit a Korean summary thereof to the Financial Services Commission and the Korea Exchange.

Restrictions Applicable to American Depositary Shares

No Korean governmental approval is necessary for the sale and purchase of American depositary shares in the secondary market outside Korea or for the withdrawal of shares underlying American depositary shares and the trading of those shares on the Korea Exchange, provided that a foreigner who intends to acquire such shares must register its identity with the Financial Supervisory Service as described in “—Restrictions Applicable to Shares” below. The acquisition of such shares by a foreigner must be reported immediately by the foreigner or his standing proxy in Korea to the governor of the Financial Supervisory Service.

Persons who have acquired shares as a result of the withdrawal of shares underlying the American depositary shares may exercise their preemptive rights for new shares, participate in free distributions and receive dividends on shares without any further governmental approval.

Restrictions Applicable to Shares

As a result of amendments to the Foreign Exchange Transaction Laws and Financial Services Commission regulations adopted in connection with the stock market opening from January 1992 and after that date (which we refer to collectively as the “Investment Rules”), foreigners may invest, with certain exceptions and subject to certain procedural requirements, in all shares of Korean companies, whether or not listed on the Korea Exchange, unless prohibited by specific laws. Foreign investors may trade shares listed on the Korea Exchange only through the Korea Exchange, except in limited circumstances, including:

•	odd-lot trading of shares;

•

acquisition of shares (which we refer to as “Converted Shares”) by exercise of warrant, conversion right or exchange rights under bonds with warrants, convertible bonds or exchangeable bonds or withdrawal right under depositary receipts issued outside of Korea by a Korean company;

•	acquisition of shares by foreign companies as a result of merger;

•

acquisition of shares as a result of inheritance, donation, bequest or exercise of shareholders’ rights, including preemptive rights or rights to participate in free distributions and receive dividends;

•	over-the-counter transactions between foreigners of a class of shares for which the ceiling on aggregate acquisition by foreigners, as explained below, has been reached or exceeded;

•	acquisition of shares by way of direct investment and/or the disposal of such shares by the investors;

•	disposal of shares pursuant to the exercise of appraisal rights of dissenting shareholders;

•	disposal of shares in connection with a tender offer; and

•	acquisition of shares by a foreign depositary in connection with the issuance of depositary receipts.

For over-the-counter transactions of shares between foreigners outside the Korea Exchange for shares with respect to which the limit on aggregate foreign ownership has been reached or exceeded, a securities company licensed in Korea must act as an intermediary. Odd-lot trading of shares outside the Korea Exchange must involve a licensed securities company in Korea as the other party. Foreign investors are prohibited from engaging in margin transactions where securities companies lend securities to foreign investors with respect to shares which are subject to a foreign ownership limit.

The Investment Rules require a foreign investor who wishes to invest in shares on the Korea Exchange (including Converted Shares and shares being issued for initial listing on the Korea Exchange) to register its identity with the Financial Supervisory Service prior to making any such investment; however, such registration requirement does not apply to foreign investors who acquire Converted Shares with the intention of selling such Converted Shares within three months from the date of acquisition thereof. Upon registration, the Financial Supervisory Service will issue to the foreign investor an investment registration card which must be presented each time the foreign investor opens a brokerage account with a securities company. Foreigners eligible to obtain an investment registration card include foreign nationals who are individuals residing abroad for at least six months, foreign governments, foreign municipal authorities, foreign public institutions, international financial institutions or similar international organizations, corporations incorporated under foreign laws and any person in any additional category designated by decree of the Ministry of Strategy and Finance. All Korean offices of a foreign corporation as a group are treated as a separate foreigner from the offices of the corporation outside of Korea for purposes of investment registration. However, a foreign corporation or depositary issuing depositary receipts may obtain one or more investment registration cards in its name in certain circumstances as described in the relevant regulations.

Upon a foreign investor’s purchase of shares through the Korea Exchange, no separate report by the investor is required because the investment registration card system is designed to control and oversee foreign investment through a computer system. However, a foreign investor’s acquisition or sale of shares outside the Korea Exchange (as discussed above) must be reported by the foreign investor or his standing proxy to the governor of the Financial Supervisory Service at the time of each such acquisition or sale provided, however, that a foreign investor must ensure that any acquisition or sale by it of shares outside the Korea Exchange, in the case of trades in connection with a tender offer, odd-lot trading of shares or trades of a class of shares for which the aggregate foreign ownership limit has been reached or exceeded, is reported to the governor of the Financial Supervisory Service by the securities company engaged to facilitate such transaction. A foreign investor must appoint one or more standing proxies from among the Korea Securities Depository, foreign exchange banks (including domestic branches of foreign banks), asset management companies, internationally recognized foreign custodians, future trading companies under Korean Futures Transaction Law and securities companies (including domestic branches of foreign securities companies) to exercise shareholders’ rights, place an order to sell or purchase shares or perform any matters related to the foregoing activities if the foreign investor does not perform these activities himself. However, a foreign investor may be exempted from complying with these standing proxy rules with the approval of the governor of the Financial Supervisory Service in cases deemed inevitable by reason of conflict between laws of Korea and the home country of such foreign investor.

Certificates evidencing shares of Korean companies must be kept in custody with an eligible custodian in Korea. Only foreign exchange banks (including domestic branches of foreign banks), securities companies (including domestic branches of foreign securities companies), asset management companies, internationally recognized foreign custodians, future trading companies under the Korean Futures Transaction Law and the Korea Securities Depository are eligible to act as a custodian of shares for a non-resident or foreign investor. A foreign investor must ensure that his custodian deposits such shares with the Korea Securities Depository; provided, however, that a foreign investor may obtain the certificate evidencing shares released from such custody when it is necessary to exercise its rights to such shares or to inspect and confirm the existence of the share certificates. However, a foreign investor may be exempted from complying with this deposit requirement with the approval of the governor of the Financial Supervisory Service circumstances where such compliance is made impracticable, including cases where such compliance would contravene the laws of the home country of such foreign investor.

Under the Investment Rules, with certain exceptions, foreign investors may acquire shares of a Korean company without being subject to any foreign investment ceiling. As one such exception, designated public corporations are subject to a 40% ceiling on the acquisition of shares by foreigners in the aggregate. Designated public corporations may set a ceiling on the acquisition of shares by a single person within 3% of the total number of shares in their articles of incorporation. Of the Korean companies listed on the Korea Exchange, currently Korea Electric Power Corporation is the only designated public corporation which has set such as ceiling. Furthermore, an investment by a foreign investor in 10% or more of the outstanding voting shares of a Korean company is defined as a direct foreign investment under the Foreign Investment Promotion Law. Generally, a direct foreign investment must be reported to the Ministry of Knowledge Economy which delegates its authority to foreign exchange banks or the Korea Trade-Investment Promotion Agency under the relevant regulations. The acquisition of shares of a Korean company by a foreign investor may also be subject to certain foreign shareholding restrictions in the event that such restrictions are prescribed in each specific law which regulates the business of such Korean company.

Under the Foreign Exchange Transaction Laws, a foreign investor who intends to acquire shares must designate a foreign exchange bank at which he must open a foreign currency account and a Won account exclusively for stock investments. No approval is required for remittance into Korea and deposit of foreign currency funds in the foreign currency account. Foreign currency funds may be transferred from the foreign currency account at the time required to place a deposit for, or settle the purchase price of, a stock purchase transaction to a Won trading account opened at a securities company. Funds in the foreign currency account may be remitted abroad without any governmental approval.

Dividends on shares are paid in Won. No governmental approval is required for foreign investors to receive dividends on, or the Won proceeds of the sale of, any such shares to be paid, received and retained in Korea. Dividends paid on, and the Won proceeds of the sale of, any such shares held by a non-resident of Korea must be deposited either in a Won account with the investor’s securities company or his Won account at a foreign exchange bank. Funds in the investor’s Won account at a foreign exchange bank may be transferred to his foreign currency account or withdrawn for local living expenses up to certain limitations. Funds in the Won account at a foreign exchange bank may also be used for future investment in shares or for payment of the subscription price of new shares obtained through the exercise of preemptive rights. Securities companies and asset management companies are allowed to open foreign currency accounts with foreign exchange banks exclusively for accommodating foreign investors’ stock investments in Korea. Through these accounts, securities companies and asset management companies may enter into foreign exchange transactions on a limited basis, such as conversion of foreign currency funds and Won funds, either as a counterparty to or on behalf of foreign investors, without the investors having to open their own accounts with foreign exchange banks.

MANAGEMENT OF KB FINANCIAL GROUP

Board of Directors of KB Financial Group

KB Financial Group’s board of directors, which will consist of      executive directors and      non-executive directors, will have the ultimate responsibility for the management of KB Financial Group’s affairs.      of our directors have been nominated to become KB Financial Group’s directors.

KB Financial Group’s proposed articles of incorporation provide for no more than 30 directors and the number of executive directors must be less than 50% of the total number of directors. Each director will be elected for a three-year term of office. Terms are subject to the Korean Commercial Code and related regulations.

We expect KB Financial Group’s board of directors to meet on a regular basis to discuss and resolve material corporate matters. Additional extraordinary meetings may also be convened at the request of the chairman of the board of directors.

At the extraordinary general meeting of our stockholders to approve the stock transfer plan, our common stockholders will be voting on the election of the directors of KB Financial Group nominated by us, as part of their vote on the stock transfer plan. The names and positions of the persons nominated to serve as KB Financial Group’s directors are set forth below. The business address of all of the directors will be KB Financial Group’s registered office.

Executive Directors

The persons nominated to serve as KB Financial Group’s executive directors are as follows.          of these persons are currently an executive director or executive officer of Kookmin Bank.

Name	Age	Expected Position at KB Financial Group

We expect that none of the executive directors will have any significant activities outside KB Financial Group.

[Biographies of nominees to be inserted]

Non-executive Directors

The persons nominated to serve as KB Financial Group’s non-executive directors consist of      current non-executive directors of Kookmin Bank and                         . These persons were selected based on their background and knowledge in diverse areas, such as finance, economics, management, law and accounting.

The persons nominated to serve as KB Financial Group’s non-executive directors are as follows:

Name	Age	Expected Position at KB Financial Group

(1)	Nominated to serve also as a member of the Audit Committee.

All of the non-executive directors will hold positions with companies or organizations other than KB Financial Group.

[Biographies of nominees to be inserted]

Any director wishing to enter into a transaction with KB Financial Group in his or her personal capacity would be required to obtain the prior approval of the board of directors of KB Financial Group. The director having an interest in the transaction may not vote at the meeting of the board of directors to approve the transaction.

Committees of the Board of Directors of KB Financial Group

Upon completion of the stock transfer, we expect that the board of directors of KB Financial Group will form seven management committees to serve under the board: the Audit Committee, the Board Steering Committee, the Management Strategy Committee, the Risk Management Committee, the Evaluation and Compensation Committee, the Non-executive Director Nominating Committee and the Audit Committee Member Nominating Committee. Each committee member will be appointed by the board of directors, except for members of the Audit Committee, who will be elected at the extraordinary general meeting of our stockholders.

Audit Committee

Expected to consist of          non-executive directors, together with our chief audit executive who will serve as a standing member, the Audit Committee will oversee the company’s financial reporting and approve the appointment of KB Financial Group’s independent registered public accounting firm. The committee will also review the KB Financial Group’s financial information, auditor’s examinations, key financial statement issues, the plans and evaluation of internal control and the administration of the company’s financial affairs by the board of directors. In connection with the general meetings of stockholders, the committee will examine the agenda for, and financial statements and other reports to be submitted by, the board of directors to each general meeting of stockholders. It is expected that the committee will hold regular meetings every quarter.

Board Steering Committee

Expected to consist of          directors, including the chairman of the board of directors, at least half of whom will be non-executive directors, the Board Steering Committee will be responsible for ensuring the efficient operation of the board and the facilitation of the board’s functions. The committee will be responsible for discussion and review of overall matters with respect to the governance of KB Financial Group and its subsidiaries, promoting the efficiency and active function of the Board and each committee. The committee is expected to hold regular meetings every quarter.

Management Strategy Committee

Expected to consist of          directors, including the chairman of the board of directors, at least half of whom will be non-executive directors, the Management Strategy Committee will review vision and mid-long term management strategy, the annual business plan, the annual budget plan, new strategic businesses, major financial strategy and major issues with respect to KB Financial Group’s management. It is expected that the committee will hold regular meetings every quarter.

Risk Management Committee

Expected to consist of          directors, at least half of whom will be non-executive directors, the Risk Management Committee’s function will be to oversee and make determinations on all issues relating to KB Financial Group’s comprehensive risk management function In order to ensure KB Financial Group’s stable financial condition and to maximize its profits, the committee will monitor the KB Financial Group’s overall risk exposure and review its compliance with risk policies and risk limits. In addition, the committee will review risk and control strategies and policies, evaluate whether each risk is at an adequate level and review risk-based capital allocations. It is expected that the committee will hold regular meetings every quarter.

Evaluation and Compensation Committee

Expected to consist of          directors, at least half of whom will be non-executive directors, the Evaluation and Compensation Committee’s function will be to review compensation schemes and compensation levels of KB Financial Group and its subsidiaries. The committee will also be responsible for deliberating and deciding compensation of directors, evaluating management’s performance and deciding the performance-based annual salary of the president and the executive directors of each of KB Financial Group and its subsidiaries.

Non-executive Director Nominating Committee

Expected to consist of          directors, at least half of whom will be non-executive directors, the Non-executive Director Nominating Committee’s function will be to oversee the selection of non-executive director candidates and recommend them sometime prior to the general stockholders meeting. The term of office of its members is from the first meeting of the committee held to nominate the non-executive directors until the nominated non-executive directors are appointed.

Audit Committee Member Nominating Committee

Expected to consist of all of the non-executive directors of KB Financial Group, the Audit Committee Member Nominating Committee’s function will be to oversee the selection of Audit Committee member candidates and recommend them sometime prior to the general stockholders meeting. The term of office of its members will be from the first meeting of the committee held to nominate the Audit Committee members until the Audit Committee members are appointed.

Executive Officers of KB Financial Group

We expect that the executive officers of KB Financial Group, other than those executive officers of KB Financial Group who have been nominated to serve as executive directors, will be selected by us around or after the date of the extraordinary general meeting and appointed by the board of directors of KB Financial Group. We expect that none of the executive officers will have any significant activities outside KB Financial Group.

Compensation of Directors and Executive Officers

KB Financial Group. As KB Financial Group has not yet been formed, it has not paid any compensation to any person nominated to become a director or executive officer of KB Financial Group. The form and amount of the compensation to be paid to each of KB Financial Group’s directors and executive officers in any period following the completion of the stock transfer will be determined by the Evaluation and Compensation Committee of the KB Financial Group board of directors.

Kookmin Bank. Of the persons nominated to become directors of KB Financial Group,              were our directors or executive officers during the year ended December 31, 2007. The aggregate of the remuneration paid by us and our subsidiaries in 2007 to such persons was (Won)             million. This amount is stated on an accrual basis and includes bonus payments. The aggregate amount set aside or accrued by us in 2007 to provide pension and retirement benefits to such persons was (Won)             million.

In addition, we have granted stock options to some of the persons nominated to become directors of KB Financial Group as described in “—Share Ownership.” In 2007, we recognized (Won)             million as compensation expense for the stock options so granted.

Share Ownership

Common Stock. As of June 30, 2008, the persons who have been nominated to become directors of KB Financial Group, as a group, held an aggregate of              shares of our common stock, representing approximately         % of our outstanding common stock as of such date. None of these persons individually held more than 1% of our outstanding common stock as of such date.

In connection with the stock transfer, holders of our common stock will receive one share of KB Financial Group common stock for every share of our common stock they own. Accordingly, after the completion of the stock transfer, we expect that the persons nominated to become directors of KB Financial Group, as a group, will hold an aggregate of              shares of KB Financial Group common stock, representing approximately         % of the outstanding KB Financial Group common stock.

Stock Options. As of June 30, 2008,              of              our executive directors and/or executive officers who have been nominated to become executive directors of KB Financial Group had options to purchase a total of shares of our common stock, including options to purchase              shares at an exercise price of (Won)             per share and options to purchase              shares at an exercise price of (Won)             per share.

                     of our              non-executive directors who have been nominated to become non-executive directors of KB Financial Group had options to purchase a total of              shares of our common stock, including options to purchase              shares at an exercise price of (Won)             per share and options to purchase              shares at an exercise price of (Won)             per share.

All of the Kookmin Bank stock options are generally exercisable at any time during a five-year period starting from the third anniversary of the day after the option grant date. The options to purchase shares at an exercise price of (Won)             per share were granted on                      and the options to purchase shares at an exercise price of (Won)             per share were granted on                     .

We anticipate that, subject to approval at the extraordinary general meeting of our stockholders, we will amend the settlement method for outstanding options to purchase or subscribe for shares of our common stock granted under our employee and director stock option plans, to provide for cash settlement of the difference between the exercise price of the stock options and the market price of KB Financial Group common stock at the date of exercise. We do not otherwise plan to change the terms and conditions of our outstanding stock options in connection with the stock transfer.

Related Party Transactions

As of December 31, 2005, 2006 and 2007, respectively, we had an aggregate of (Won)             million, (Won)             million and (Won)             million of loans outstanding to persons who have been nominated to become directors of KB Financial Group. All of these loans were made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

For further information regarding related party transactions involving our directors and executive officers, see “Item 7B. Related Party Transactions” in our Annual Report on Form 20-F for the year ended December 31, 2007, which is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the common stock of KB Financial Group that will be issued in the stock transfer will be passed on for us by Kim & Chang, our Korean counsel. Cleary Gottlieb Steen & Hamilton LLP, our special U.S. tax counsel, will pass on certain U.S. federal income tax consequences of the stock transfer to U.S. holders of our common stock or American or global depositary shares.

EXPERTS

The financial statements incorporated into this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of such date have been audited by Deloitte Anjin LLC, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include explanatory paragraphs related to our adoption of Financial Accounting Standard Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 and the translation of financial statement amounts from Won to U.S. dollars for the convenience of readers in the United States and (2) express an unqualified opinion on the effectiveness of our internal control over financial reporting). Such financial statements have been included in reliance upon the reports of such firm, given upon its authority as experts in auditing and accounting.

Annex I

STOCK TRANSFER PLAN

Kookmin Bank seeks the approval of the following stock transfer plan, pursuant to Article 360-16 of the Korean Commercial Code, to establish a financial holding company pursuant to a “comprehensive stock transfer” under Article 360-15 of the Korean Commercial Code.

A.	Companies that are Parties to the Stock Transfer

Kookmin Bank, KB Real Estate Trust Co., Ltd., KB Investment Co., Ltd., KB Credit Information Co., Ltd., KB Data Systems Co., Ltd., KB Asset Management Co., Ltd., KB Futures Co., Ltd. and KB Investment & Securities Co., Ltd. (collectively, the “Stock Transfer Companies”)

B.	Articles of Incorporation of the Financial Holding Company

The Articles of Incorporation of the financial holding company will be as set forth in Attachment A attached hereto. See Attachment A (Articles of Incorporation of KB Financial Group—Draft).

C.	Allocation of Shares of the Financial Holding Company to Stockholders of the Stock Transfer Companies

Pursuant to Article 5, Paragraph (5) of the Enforcement Decree of the Financial Holding Company Act, shares of the financial holding company will be allocated to the stockholders of the Stock Transfer Companies in accordance with the following stock transfer ratios (provided, that the relevant stockholder will receive cash consideration equal to aggregate number of fractional shares of the financial holding company resulting from the stock transfer to be allocated to such stockholder (excluding any fraction of such aggregate number of shares of the financial holding company):

(1)	Kookmin Bank: Per one share of registered common stock, 1.000000 share of registered common stock of the financial holding company.

(2)	KB Real Estate Trust Co., Ltd.: Per one share of registered common stock, 0.2292600 share of registered common stock of the financial holding company.

(3)	KB Investment Co., Ltd.: Per one share of registered common stock, 0.2157556 share of registered common stock of the financial holding company.

(4)	KB Credit Information Co., Ltd.: Per one share of registered common stock, 0.4372667 share of registered common stock of the financial holding company.

(5)	KB Data Systems Co., Ltd.: Per one share of registered common stock, 0.9163507 share of registered common stock of the financial holding company.

(6)	KB Asset Management Co., Ltd.: Per one share of registered common stock, 0.8417392 share of registered common stock of the financial holding company.

(7)	KB Futures Co., Ltd.: Per one share of registered common stock, 0.1683928 share of registered common stock of the financial holding company.

(8)	KB Investment & Securities Co., Ltd.: Per one share of registered common stock, 0.3823499 share of registered common stock of the financial holding company.

D.	Number and Types of Shares To be Issued by the Financial Holding Company Pursuant to the Stock Transfer

Shares to be issued by the financial holding company shall be shares of registered common stock.

The number of shares to be issued by the financial holding company shall be as follows:

Stock Transfer Company	Total Number of Shares of Stock Transfer Company’s Outstanding Common Stock	Stock Transfer Ratio	Total Number of Shares of Financial Holding Company Common Stock to Be Issued
Kookmin Bank	336,379,116	1.0000000	336,379,116
KB Real Estate Trust Co., Ltd.	16,000,000	0.2292600	3,668,160
KB Investment Co., Ltd.	8,951,797	0.2157556	1,931,400
KB Credit Information Co., Ltd.	1,252,400	0.4372667	547,632
KB Data Systems Co., Ltd.	800,000	0.9163507	733,080
KB Asset Management Co., Ltd.	7,667,550	0.8417392	6,454,077
KB Futures Co., Ltd.	4,000,000	0.1683928	673,571
KB Investment & Securities Co., Ltd.	15,600,000	0.3823499	5,964,657
Total	390,650,863	—	356,351,693

E.	Total Amount of Capital Stock and Capital Reserve of the Financial Holding Company

Total Amount of Capital stock: Calculated as the product of (i) the total number of shares to be issued by the financial company stock and (ii) Won 5,000, which is the par value per share of such stock.

Capital reserve: Calculated as the difference of (i) the aggregate acquisition cost of shares of the Stock Transfer Companies acquired by the financial holding company pursuant to the stock transfer (pursuant to the Statement of Korea Accounting Standards No. 101, “Financial Holding Company”) and (ii) the total amount of capital stock of the financial holding company described above.

F.	Stock Transfer Date

, 2008 (Subject to change by the mutual agreement of the Stock Transferring Companies)

G.	Directors and Audit Committee Members of the Financial Holding Company

The following persons shall serve as the directors (including the non-executive directors) and audit committee members of the financial holding company:

(1)	Directors

[ ]

(2)	Representative Director(s)

[ ]

(3)	Non-executive Directors

[ ]

(4)	Audit Committee Members

[ ]

H.	Conditions to the Completion of the Stock Transfer

This stock transfer plan is subject to the following conditions:

(1)	The number of shares of Kookmin Bank’s common stock for which appraisal rights are exercised must not exceed 15% of Kookmin Bank’s total issued common stock.

(2)	Kookmin Bank must obtain from the Financial Services Commission the final approval of the establishment of a financial holding company under Article 3 of the Financial Holding Company Act.

Attachment A

ARTICLES OF INCORPORATION OF KB FINANCIAL GROUP—DRAFT

Approved by an extraordinary general meeting of shareholders of subsidiaries to which shares are to be transferred, on August [—], 2008.

CHAPTER I

GENERAL PROVISIONS

Article 1    (Corporate Name)

The name of this company shall be “KB Geumyung Jijoo Hoesa” (tentatively), which shall be expressed in English as “KB Financial Group Co., Ltd.” (the “Company”).

Article 2    (Objective)

The objective of the Company shall be to engage in the following business activities:

1.	Control over or management of companies engaged in financial businesses or other companies related closely to the operations of financial businesses;

2.	Financial support for the subsidiaries, etc. (including subsidiaries, subsidiaries of such subsidiaries (a “Sub-subsidiary”) and other companies controlled by a Sub-subsidiary, hereinafter the same);

3.	Financing for investment in subsidiaries or providing financial support to subsidiaries, etc.;

4.	Joint development and sales of products with subsidiaries, etc. and administration support for joint utilization of facilities and IT systems;

5.	Lease and provision of brand, license, etc. to subsidiaries, etc.;

6.	Other businesses permitted by laws and regulations; and

7.	Any other businesses incidental or related to those in Items 1 through 6 of this Paragraph.

Article 3    (Location of Head Office and Establishment of Branches)

(1)	The Company shall have its head office in Seoul.

(2)	The Company may establish branches, liaison offices, representative offices or subsidiaries within or outside Korea, as it deems necessary, by the resolution of the Board of Directors.

Article 4    (Method of Public Notices)

Public notices of the Company shall be made in the Seoul Shinmun, a daily newspaper published in Seoul. However, if the Seoul Shinmun is not available due to circumstances beyond the Company’s control, the public notices of the Company shall be given in the Dong-a Ilbo.

CHAPTER II

SHARES

Article 5    (Total Number of Authorized Shares)

The total number of shares to be issued by the Company shall be one billion (1,000,000,000) shares.

Article 6    (Par Value per Share)

The par value per share to be issued by the Company shall be five thousand (5,000) Won.

Article 7    (Number of Shares Issued at the Time of Incorporation)

The total number of shares issued at the time of incorporation of the Company shall be [•] shares of common stock.

Article 8    (Types of Shares)

(1)	The shares to be issued by the Company shall be common shares in registered form and preferred shares in registered form. The shares shall be issued by a resolution of the Board of Directors.

(2)	Preferred shares in registered form may have preferential rights over the common shares with respect to the distribution of dividends or residual properties of the Company.

Article 9    (Share Certificates)

(1)	The share certificates of the Company shall be issued in the following eight (8) denominations: one (1), five (5), ten (10), fifty (50), one hundred (100), five hundred (500), one thousand (1,000) and ten thousand (10,000) shares.

(2)	The Company may split or consolidate share certificates at the request of shareholders.

(3)	The Company shall not issue share certificates in whole or in part of shares owned by a shareholder if such shareholder does not desire to receive share certificates corresponding to such shares.

Article 10    (Number and Description of Preferred Shares)

(1)	Preferred shares to be issued by the Company shall be non-voting, and the number thereof shall not exceed one half (1/2) of the total number of issued and outstanding shares.

(2)	The dividends on preferred shares shall be no less than one percent (1%) per annum of the par value and the rate thereof shall be determined by the Board of Directors at the time of issuance; provided, that in the case of the issuance of preferred shares whereby the rate of preferred dividends is adjustable, the Board of Directors shall determine the fact that the rate of preferred dividends are adjustable, the reasons for the adjustability, the base date for the adjustment and the method of adjustment at the time of issuance of such shares.

(3)	Preferred shares to be issued by the Company may be participating or non- participating, and accumulating or non- accumulating by the resolution of the Board of Directors.

(4)	If a resolution not to distribute dividends on preferred shares is adopted, then the preferred shares shall be deemed to have voting rights from the next General Meeting of Shareholders immediately following the General Meeting of Shareholders at which such resolution not to distribute dividends on preferred shares is adopted, to the end of the General Meeting of the Shareholders at which a resolution to distribute dividends on such preferred shares is adopted.

(5)	If the Company increases its capital by a shares offering or a bonus issue, the new shares to be assigned to preferred shares shall be common shares in the case of a shares offering and shall be the shares of same type in the case of a bonus issue.

(6)

Whether or not to specify the duration of preferred shares shall be determined by the resolution of the Board of Directors. If there is any duration of preferred shares, such duration shall be no less than one (1) year and no more than ten (10) years from the date of issuance, and such period of duration shall be determined by the Board of Directors at the time of issuance. If there is any duration of preferred shares, preferred shares shall be converted into common shares upon the expiration of the duration period. However, if the holders of the preferred shares do not receive dividends entitled to them during the duration period, then the duration period shall be extended until such holders receive in full the dividends to which they are entitled. In such a case, Article 15 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon conversion.

Article 11    (Convertible Shares)

(1)	The Company may, pursuant to a resolution of the Board of Directors, issue shares that are convertible into common shares or preferred shares, in an amount not exceeding 20% of the total number of issued and outstanding shares of the Company.

(2)	The issue price of the new shares issued upon conversion shall be equal to the issue price of shares prior to conversion, and the number of shares to be issued upon conversion shall be equal to the number of common shares or preferred shares prior to conversion.

(3)	The conversion period shall be determined by a resolution of the Board of Directors and shall be a period that commences not earlier than one (1) year, and ends no later than ten (10) years, from the issue date.

(4)	Article 15 shall apply mutatis mutandis with respect to the distribution of dividends for new shares issued upon conversion.

Article 12    (Redeemable Shares)

(1)	In the case of issuance of preferred shares, the Company may, pursuant to a resolution of the Board of Directors, issue such preferred shares as redeemable shares that may be redeemed with profits at the discretion of the Company or such shareholders.

(2)	The redemption price shall be the “issue price + additional amount”, where the additional amount shall be determined by a resolution of the Board of Directors at the time of issuance of such redeemable shares, considering various factors such as the dividend rate, market condition and general circumstances related to the issuance of such redeemable shares.

(3)

The redemption period for the redeemable shares shall be a period falling between (x) the day immediately following the close of the Ordinary General Meeting of Shareholders for the fiscal year in which the redeemable shares were issued and (y) one month after the close of the Ordinary General Meeting of Shareholders for the fiscal year in which the 20th anniversary of the issue date falls, as determined by a resolution of the Board of Directors; provided, however, that in the case of redeemable shares which are required to be redeemed by the Company upon the expiration of the redemption period, to the extent that any of the conditions listed below have occurred and remain outstanding, the redemption period shall be extended until such conditions have been resolved:

1.	The holders of the redeemable shares did not receive the preferred dividends to which they are entitled; or

2.	The Company is unable to redeem the redeemable shares during the redemption period due to a lack of sufficient profits.

(4)	The Company may redeem the redeemable shares in whole at once or in part; provided that, in the case of partial redemption, the Company may select the shares to be redeemed by lottery, or proportionally among each holder. Fractional shares resulting from proportional redemption shall not be redeemed.

(5)	If the Company wishes to redeem the redeemable shares, the Company shall provide public notice specifying its intention to redeem, the redeemable shares to be redeemed and the fact that the share certificates must be presented to the Company within a period of no less than one month. The Company must separately provide notice to the shareholders registered in the Company’s registry of shareholders and the registered pledgees. Upon the expiration of the period mentioned above, the Company shall mandatorily redeem the redeemable shares.

(6)	At the time of issuance of redeemable shares, the Company may, pursuant to a resolution of the Board of Directors, issue the redeemable shares as convertible shares as provided for in Article 11 hereof.

Article 13    (Preemptive Rights)

(1)	The shareholders of the Company shall have pre-emptive rights to subscribe for new shares to be issued by the Company in proportion to their respective shareholdings.

(2)	Notwithstanding the provision of Paragraph (1) above, the Company may allocate new shares to persons other than existing shareholders of the Company by the resolution of the Board of Directors, in any of the following instances:

1.	If the Company issues new shares for its capital increase by way of a general public offering, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company in accordance with the provisions of the Securities and Exchange Act (the “SEA.”);

2.	If the Company preferentially allocates new shares to members of the Employee Stock Ownership Association in accordance with the provisions of the SEA;

3.	If the Company issues new shares upon the exercise of stock options in accordance with the provisions of the SEA;

4.	If the Company issues new shares for the issuance of depositary receipts (“DR”), to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company in accordance with the relevant provisions of the SEA, etc.;

5.	If the Company issues new shares to foreign or domestic financial institutions or institutional investors, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company, where such investment is deemed to be necessary for raising the funds to meet urgent needs for the management or operations of the Company; or

6.	If the Company issues new shares to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company, to the extent not exceeding 50/100 of the total number of issued and outstanding shares of the Company.

(3)	In the case of issuance of new shares pursuant to each item under Paragraph (2) above, the type and total number of shares to be issued and the issue price, etc. shall be determined by a resolution of the Board of Directors.

(4)	In the case a shareholder waives or loses the pre-emptive right to subscribe new shares, those shares not subscribed due to such waiver or loss of the pre-emptive right shall be disposed by a resolution of the Board of Directors. If fractional shares result from the allocation of new shares, such shares shall also be disposed of by a resolution of the Board of Directors.

Article 14    (Stock Options)

(1)

The Company may grant stock options to the officers and employees of the Company, its subsidiaries or Sub-subsidiaries prescribed under the relevant laws, such as the SEA, etc., pursuant to the provisions of the SEA, by a special resolution of the General Meeting of Shareholders, to the extent not exceeding 15/100 of the total number of issued and outstanding shares of the Company; provided, however, that the Company may grant stock options to the officers and employees other than directors, by a resolution of the Board of Directors, to the extent not exceeding one percent (1%) of the total number of issued and outstanding shares, in case of such the Company must obtain the approval of shareholders at the nearest forthcoming General Meeting of Shareholders.

(2)	The persons who are entitled to receive such stock options shall be officers and employees of the Company prescribed under Paragraph (1) above who have contributed, or are capable of contributing, to the management or technical innovation of the Company, except for officers or employees in any of the following cases:

1.	The Largest Shareholder of the Company and Specially Related Persons thereof (as defined in the SEA and the Enforcement Decree of the SEA, hereinafter, the same), except for such persons who are deemed Specially Related Persons upon becoming officers (including an officer who is a non-standing officer of any affiliate company) of the Company;

2.	Major Shareholders (as defined in the SEA, hereinafter, the same) of the Company, and Specially Related Persons thereof, except for such persons who are deemed Specially Related Persons upon becoming officers (including an officer who is a non-standing officer of any affiliate company) of the Company; and

3.	Persons who become Major Shareholders of the Company through exercise of their stock options.

(3)	The shares to be issued upon the exercise of stock options shall be common shares or preferred shares, both of which shall be in registered form.

(4)	The total number of shares to be given to one (1) officer or employee pursuant to the stock option shall not exceed 1/100 of the total number of shares issued and outstanding.

(5)	The exercise price per share for the stock option shall be determined in accordance with the relevant laws, such as the SEA, etc. Adjustment of exercise price shall be determined likewise.

(6)	Stock options may be exercised during the period as decided by a resolution of the General Meeting of Shareholders or Board of Directors, at the time that the stock options are granted. Such exercise period shall fall between the date commencing from the 2nd anniversary of the date that a resolution was made to grant such stock options (as provided in Paragraph (1) above) until a date not later than the 7th anniversary of such resolution date.

(7)	A stock option is exercisable by a person who has served the Company for two (2) years or more from the date specified in Paragraph (1) above at which a resolution to grant such stock option was adopted. If the grantee’s continuous service terminates by reason of the grantee’s death, attainment of mandatory retirement age or for reasons other than by the fault of the grantee within two (2) years from the said date of resolution, the option may be exercisable within the exercise period.

(8)	In the case of granting the stock options, the Company may condition the exercise of the stock options upon achieving a detailed set of performance goals, and may postpone or cancel the exercise of stock options if such condition is not satisfied.

(9)	In the following instances, the Company may, by a resolution of the Board of Directors, cancel the stock options:

1.	When the relevant officer or employee voluntarily resigns or retires from his or her position at the Company after receiving the stock option;

2.	When the relevant officer or employee inflicts material damage or losses on the Company due to his or her willful misconduct or negligence;

3.	When the Company cannot respond to the exercise of stock options due to its bankruptcy, dissolution, etc.;

4.	When a measure of accusation or notification to the criminal investigation authority of any violations of the SEA of an officer or an employee of the Company who had been granted stock options is taken against such officer or employee or a recommendation of dismissal from the office under the SEA is given to such officer or employee by the Financial Services Commission (the “FSC”); or

5.	When there occurs any other event for cancellation of the stock option pursuant to the stock option agreement.

Article 15    (Issuance Date of New Shares for the Purpose of Dividends)

In case the Company issues new shares through a share offering, bonus issue, stock options and/or stock dividend, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued for the purpose of distribution of dividends for such new shares.

Article 16    (Transfer Agent)

(1)	The Company shall designate a transfer agent for shares.

(2)	The transfer agent, its place of business and the scope of its agency business shall be determined by a resolution of the Board of Directors and a public notice thereof shall be given.

(3)	The shareholders registry or duplicates thereof shall be kept at the business place of the transfer agent and the alterations in the registry of shareholders, registration of creation and cancellation of pledges over shares, indication of trust assets and cancellation thereof with respect to shares, issuance of share certificates, receipt of reports and other related activities shall be conducted by the transfer agent.

(4)	The procedure provided for in Paragraph (3) above shall be regulated by the Regulation on Securities Transfer Agency Business of Transfer Agent, etc.

Article 17    (Report of Addresses, Names and Seals or Signatures of Shareholders and Others)

(1)	Shareholders and registered pledgees shall file their names, addresses, and seals or signatures with the transfer agent under Article 16 above.

(2)	Shareholders and registered pledgees who reside in a foreign country should report to the Company appointed agents and the addresses in Korea to which notices are to be sent.

(3)	The same shall apply in case of any changes in the matters referred to in Paragraphs (1) and (2) above.

Article 18    (Close of Shareholders’ Registry and Record Date)

(1)	The Company shall suspend entries of alteration of the shareholders’ registry from the 1st to the 31st of January of each year.

(2)	The shareholders registered in the shareholders’ registry as of December 31 of each fiscal year shall be entitled to exercise the rights as shareholders at the Ordinary General Meeting of Shareholders convened for such fiscal year.

(3)	The Company may, if necessary for convening of an Extraordinary General Meeting of Shareholders or any other necessary cases, suspend any entry into the shareholders’ registry with respect to shareholders’ rights for a period not exceeding three (3) months as determined by a resolution of the Board of Directors, or cause the shareholders whose names appear in the shareholders’ registry on a record date set by a resolution of the Board of Directors to exercise their rights as shareholders. If the Board of Directors deems it necessary, the Company may suspend any entry into the shareholders’ registry and set the record date at the same time. The Company shall give at least two (2) weeks prior notice to the public.

(4)	Notwithstanding the provision of the last sentence of Paragraph (3) above, if prescribed otherwise by the Financial Holding Companies Act and other relevant laws and regulations, such laws may prevail.

CHAPTER III

BONDS

Article 19    (Issuance of Convertible Bonds)

(1)	The Company may issue to persons other than existing shareholders of the Company convertible bonds, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed two trillion five hundred billion (2,500,000,000,000) Won, in the following cases:

1.	If the Company issues convertible bonds through a general public offering;

2.	If the Company issues convertible bonds to domestic or foreign financial institutions or institutional investors in order to raise the fund to meet urgent need; or

3.	If the Company issues convertible bonds to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company.

(2)	The Board of Directors may determine that the convertible bonds referred to in Paragraph (1) may be issued on the condition that conversion rights will be attached to only a portion of the convertible bonds.

(3)	The shares to be issued upon conversion shall be common shares or preferred shares. The conversion price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of convertible bonds.

(4)	The conversion period shall commence on the date following three (3) months from the issue date of the convertible bonds and end on the date immediately preceding the redemption date thereof. However, the conversion period may be adjusted within the above period by a resolution of the Board of Directors.

(5)	For the purpose of any distribution of dividends on the shares issued upon conversion and any payment of accrued interest on the convertible bonds, Article 15 hereof shall apply mutatis mutandis.

Article 20    (Bonds with Warrants)

(1)	The Company may issue to persons other than existing shareholders of the Company bonds with warrants, by the resolution of the Board of Directors, to the extent that the total face value of the bonds shall not exceed two trillion five hundred billion (2,500,000,000,000) Won, in the following cases:

1.	If the Company issues bonds with warrants through a general public offering;

2.	If the Company issues bonds with warrants to domestic or foreign financial institutions or institutional investors in order to raise the fund to meet urgent need; or

3.	If the Company issues bonds with warrants to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company.

(2)	The amount of new shares which can be subscribed for by the holders of the bonds with warrants shall be determined by the Board of Directors to the extent that the maximum amount of such new shares shall not exceed the face value of the bonds with warrants.

(3)	The shares to be issued upon exercise of warrants shall be common shares or preferred shares. The issue price, which shall be equal to or more than the face value of the shares, shall be determined by the Board of Directors at the time of issuance of bonds with warrants.

(4)	The warrant exercise period shall commence on the date following three (3) months from the issue date of the relevant bonds and end on the date immediately preceding the redemption date thereof. However, the warrant period may be adjusted within the above period by resolution of the Board of Directors.

(5)	For the purpose of any distribution of dividends on the shares issued upon exercise of warrants, Article 15 hereof shall apply mutatis mutandis.

Article 21    (Issuance of Participating Bonds)

(1)	The Company may issue participating bonds to persons other than existing shareholders by the resolution of Board of Directors; to the extent that the total face value of the bonds shall not exceed one trillion (1,000,000,000,000) Won, in the following cases:

1.	If the Company issues participating bonds through a general public offering;

2.	If the Company issues participating bonds to domestic or foreign financial institutions or institutional investors in order to raise the fund to meet urgent need; or

3.	If the Company issues participating bonds to a third party who has provided money, loan, advanced financial technology or know-how to the Company, has close, cooperative business relations with the Company, or has contributed to the management of the Company.

(2)	The matters about participation in any distribution of dividends on bonds issued pursuant to Article (1) above shall be determined by the resolution of the Board of Directors on the basis of the distribution of dividends on common shares at the time of issuance.

Article 22    (Applicable Provisions for the Issuance of Bonds)

The provisions of Articles 16 and 17 hereof shall be applicable to the issuance of bonds.

CHAPTER IV

GENERAL MEETINGS OF SHAREHOLDERS

Article 23    (Convening of General Meetings of Shareholders)

(1)	General Meetings of Shareholders of the Company shall be of two types: (i) Ordinary and (ii) Extraordinary.

(2)	The Ordinary General Meeting of Shareholders shall be held within three (3) months after the end of each fiscal year and the Extraordinary General Meeting of Shareholders may be convened whenever deemed necessary.

Article 24    (Authority to Convene)

(1)	The Representative Director shall convene the General Meeting of Shareholders in accordance with a resolution by the Board of Directors, unless otherwise prescribed by other laws and ordinances.

(2)	If the Representative Director is unable to perform his/her duties, Article 41, Paragraph (2) shall apply mutatis mutandis.

Article 25    (Personal or Public Notices for Convening)

(1)	Written or electronic notice of the General Meeting of Shareholders of the Company shall state the date, time, place of the Meeting, the purposes for which the Meeting has been called. The written or electronic notice shall be sent to all shareholders at least two (2) weeks prior to the date set for such Meeting.

(2)	The written or electronic notice of a General Meeting of Shareholders under Paragraph (1) above to be given to shareholders holding one-hundredth (1/100) or less of the total issued and outstanding voting shares may be substituted by giving public notice of the convening of the General Meeting of Shareholders in the Seoul Shinmun and the Dong-a Ilbo, which are published in the city of Seoul and at least two (2) notices are made in the said publications two (2) weeks prior to the date set for such Meeting; provided that, if the Seoul Shinmun and the Dong-a Ilbo are not available due to circumstances beyond the Company’s control, the public notices shall be given in the order of the Chosun Ilbo and the Joongang Ilbo.

Article 26    (Place of Meeting)

The General Meeting of Shareholders shall be held in the city where the head office is located or any other places adjacent thereto as required.

Article 27    (Chairman of the General Meeting of Shareholders)

The person who has the authority to convene the General Meeting of Shareholders under Article 24 above shall be the Chairman of the General Meeting of Shareholders.

Article 28    (Chairman’s Authority to Maintain Order)

(1)	The Chairman of the General Meeting of Shareholders may order persons who purposely speak or act in a manner that disrupts or inhibits the deliberations of the General Meeting of Shareholders or who otherwise disturb the public order of the General Meeting of Shareholders to desist, retract his/her remarks, or to leave the place of meeting.

(2)	The Chairman of the General Meeting of Shareholders may restrict the length and frequency of the speech of shareholders if it is necessary for the orderly conduct of the General Meeting of Shareholders.

Article 29    (Voting Rights)

(1)	Each shareholder shall have one (1) vote for each share he/she owns.

(2)	If the Company, any of its parent company and subsidiary or subsidiaries hold shares exceeding one tenth (1/10) of the total number of issued and outstanding shares of another company, the shares of the Company held by such other company shall not have voting rights.

Article 30    (Split Voting)

(1)	If any shareholder who holds two (2) or more votes wishes to split his/her votes, he/she shall notify in writing the Company of such intent and the reasons therefor no later than three (3) days before the date set for the General Meeting of Shareholders.

(2)	The Company may refuse to allow the shareholder to split his/her votes unless the shareholder acquired the shares in trust or otherwise holds the shares for and on behalf of some other person.

Article 31    (Voting by Proxy)

(1)	A shareholder may exercise his/her voting rights by proxy.

(2)	In the case of Paragraph (1) above, the proxy holder shall file with the Company the documents (power of attorney) evidencing the authority to act as a proxy before the General Meeting of Shareholders.

Article 32    (Method of Resolution of the General Meeting of Shareholders)

Except as otherwise provided in the applicable laws and regulations, all resolutions of the General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the shareholders present; provided that such votes shall, in any event, represent not less than 1/4 of the total number of issued and outstanding shares.

Article 33    (Exercise of Voting Rights in Writing)

(1)	If the method of written resolutions at the General Meeting of Shareholders is adopted by the resolution of the Board of Directors, at which the convening of the General Meeting of Shareholders is determined, the shareholders may exercise their voting rights in writing without attending the meeting.

(2)	In the case of Paragraph (1), the Company shall send the documents and references necessary for the exercise of the voting rights, together with the convening notice of the General Meeting of Shareholders.

(3)	If a shareholder intends to exercise his/her voting rights in writing, the shareholder shall fill in and submit to the Company the documents referred to in Paragraph (2) one day before the date set for the General Meeting of Shareholders.

Article 34    (Minutes of the General Meetings of Shareholders)

The substance of the course of the proceedings of the General Meeting of Shareholders and the results thereof shall be recorded in the minutes and shall be preserved at the head office and branches of the Company, after being affixed with the names and seal impressions or signatures of the Chairman and the Directors present.

CHAPTER V

DIRECTORS AND BOARD OF DIRECTORS

Article 35    (The Number of Directors)

(1)	The Company shall have not more than thirty (30) Directors.

(2)	The number of outside directors (“Non-executive Directors”) shall be more than one half (1/2) of the total number of Directors and five (5) or more.

Article 36    (Election of Director)

(1)	The Directors shall be elected at the General Meeting of Shareholders.

(2)	Non-executive Directors shall be recommended by the Non-executive Directors Candidate Nomination Committee pursuant to Article 47 and elected at the General Meeting of Shareholders.

Article 37    (Qualification of Non-executive Directors)

Non-executive Directors shall be well qualified and sufficiently experienced in a related field of study, including finance, economics, management, law, accounting, journalism, etc., and shall have a good public reputation with any of the following qualifications and shall not be disqualified under any applicable laws and regulations including the Financial Holding Companies Act, etc.:

1.	A professional manager or executive official (a qualified person who is or used to be an executive official or of a higher rank in a Stock listed corporation or a KOSDAQ listed corporation, or treated as the same);

2.	A professor (or of a higher rank) who is or used to be in authorized colleges, or treated as the same;

3.	A lawyer or CPA (Certified Public Accountants) with at least 5-year work experience;

4.	A person who has served in finance related organizations with at least 10-year work experience; or

5.	A person who is recognized by the Board of Directors as the same through 1 to 4.

Article 38    (Term of Director)

(1)	The term of office for a Director shall be 3 years.

(2)	If the term of office expires after the end of a fiscal year but before the Ordinary General Meeting of Shareholders convened in respect of such fiscal year, the term of office shall be extended up to the close of such General Meeting of Shareholders.

(3)	Unless otherwise prescribed by General Meeting of Shareholders, the term of office of the Director shall commence from the date of appointment.

Article 39    (By-election of Directors)

(1)	In the event of any interim vacancy in the office of the Director, a substitute Director shall be elected at the General Meeting of Shareholders; provided, however, that the foregoing shall not apply if the number of remaining Directors satisfies the requirement Article 35 hereof and such vacancy does not cause any difficulties in business operation of the Company.

(2)	If the number of Non-executive Directors does not satisfy the requirement referred to in Article 35 due to the death or resignation of Non-executive Directors, etc., Non-executive Directors shall be elected to fill the vacancy at the first General Meeting of Shareholders to be held after such occurrence so as to cause the number of Non-executive Directors to be such prescribed number.

Article 40    (Appointment of Representative Director, et al.)

The Company may appoint several Representative Directors by the resolution of the Board of Directors.

Article 41    (Duties of Directors)

(1)	The Representative Director shall represent the Company and shall oversee the business operation of the Company. The Representative Director shall perform the matters resolved by the Board of Directors and oversee the business of the Company as determined by the Board of Directors.

(2)	Directors shall assist the Representative Director, divide and perform their respective duties as may be delegated to them by the Board of Directors. In the case of an absence of, or an accident caused to, the Representative Director, the Directors shall take his/her place as the Representative Director in accordance with their order of priority as determined by the Board of Directors.

Article 42    (Director’s Obligation)

(1)	Directors shall attend the meeting of the Board of Directors at the specified date and shall perform their respective duties faithfully. During his/her service period and after his/her retirement, Directors shall not disclose trade secrets of the Company obtained in the course of his/her performance of duties.

(2)	If any Director finds any facts which may cause substantial losses to the Company, such Director shall promptly report to the Audit Committee thereof.

Article 43    (Composition and Convening of the Meeting of Board of Directors)

(1)	The Board of Directors shall consist of Directors, and shall resolve important matters regarding the business affairs of the Company.

(2)	The Chairman of the Board of Directors shall be elected among the Directors by a resolution of the Board of Directors.

(3)	The Meeting of the Board of Directors shall be convened at least once per fiscal quarter.

(4)	The Meeting of the Board of Directors shall be convened by giving notice to each Director at least three (3) days prior to the scheduled date of such Meeting. In the absence of or if accidents are caused to the Representative Director, the Directors as determined by the Board of Directors shall take his/her place as the Representative Director. However, the said procedures may be omitted in urgent cases or with the consent thereon of all Directors.

(5)	Matters to be deliberated and resolved by the Board of Directors, and other matters regarding the operation of the Board of Directors shall be determined in accordance with the resolution of the Board of Directors.

Article 44    (Method of Resolution)

(1)	The quorum for the Board of Directors shall be the presence of at least more than one half (1/2) of the Directors, and all resolutions of the Board of Directors shall require the affirmative votes of a majority of the Directors present at the meeting of the Board of Directors; provided that amendment of the Articles of Incorporation, appointment of officers, amendment of resolutions of the Audit committee and other matters requiring the resolution of General Meeting of Shareholders shall be adopted by the affirmative vote of a majority of the Directors in office.

(2)	The Board meetings may be held by means of a videoconference or other similar arrangement whereby all or part of the Directors may participate in the meeting and vote on matters at the same time. In such case, a Director participating in the meeting by such arrangement shall be considered present at the meeting.

(3)	Any Director who has an interest in the matters to be resolved at the Meeting of the Board of Directors shall not be entitled to vote at such Meeting.

Article 45    (Minutes of the Meeting of Board of Directors)

(1)	The proceedings of a Board meeting shall be recorded in the minutes.

(2)	The agenda, proceedings, resolutions, dissenting director (if any) and his/her reasons for dissenting of a Board meeting shall be recorded in the minutes on which the names and seals of the Directors present at the meeting shall be affixed or signed by them.

Article 46    (Power and Obligation of the Board of Directors to the Wholly-Owned Subsidiary, etc.)

(1)	Board of Directors shall retain the power to give advice, corrective recommendation and request for submission of materials with respect to the matters of management of the subsidiary of which the total issued and outstanding shares are owned by the Company (“Wholly-Owned Subsidiary”), and the Sub-subsidiary company of which the total issued and outstanding shares are owned by the Wholly-Owned Subsidiary (“Wholly-Owned Sub-subsidiary”, and “Wholly-Owned Subsidiary, etc.” together with Wholly-Owned Subsidiary).

(2)	When exercising the power under Paragraph (1) above, the Board of Directors shall be liable for the followings:

1.	Board of Directors shall not hinder the soundness of management, consumer’s right and the sound order of financial transactions;

2.	During his/her service period and after his/her retirement, Directors shall not disclose trade secrets of the Wholly-Owned Subsidiary, etc. obtained in the course of his/her performance of duties; and

3.	Board of Directors shall not violate the relevant laws and regulations.

(3)	Board of Directors shall set up the standard of internal compliance manual in accordance with the relevant laws and regulations such as Financial Holding Companies Act in order to supervise the entire subsidiaries and Sub-subsidiaries, and shall appoint the compliance officer to inspect compliance of such standard.

Article 47    (Committees)

(1)	The Company may establish various committees including following committees within the Board of Directors as determined by the resolution of the Board of Directors for the purposes of smooth operation of the Board of Directors and effective management of the Company:

1.	Board Steering Committee;

2.	Management Strategy Committee;

3.	Risk Management Committee;

4.	Evaluation and Compensation Committee;

5.	Non-executive Director Nominating Committee; and

6.	Audit Committee Member Nominating Committee.

(2)	Matters regarding the composition, power, operation, etc. of each committee shall be determined by the resolution of the Board of Directors.

(3)	Article 43, Paragraph (4), Article 44 and Article 45 shall apply mutatis mutandis with respect to the committees.

Article 48    (Remuneration for Directors, etc.)

(1)	The remuneration for the Directors shall be determined by a resolution of the General Meeting of Shareholders.

(2)	The payment of severance pay for the Directors shall be in accordance with the “Regulations on Retirement Allowances for Directors”, which has been approved at the General Meeting of Shareholders.

Article 49    (Consultants)

The Company may retain consultants, honorary directors, advisors, etc. by a resolution of the Board of Directors.

CHAPTER VI

AUDIT COMMITTEE

Article 50    (Constitution of Audit Committee)

(1)	The Company shall establish an Audit Committee, as prescribed by the Financial Holding Companies Act and other applicable laws and regulations instead of an auditor.

(2)	The Audit Committee of the Company shall consist of three (3) or more Non-executive Directors, who are recommended by the Audit Committee Member Candidate Recommendation Committee, which is composed of all Non-executive Directors under Article 41-2 of the Financial Holding Companies Act.

(3)	Two-thirds (2/3) of the members of the Audit Committee shall be elected from the Non-executive Directors. The members of the Audit Committee who are not Non-executive Directors shall satisfy the requirements of Article 41, Paragraph (3) of the Financial Holding Companies Act.

(4)	The Members of the Audit Committee shall have any of the following qualifications and not less than one of the members of the Audit Committee shall be a professional in financial affairs pursuant to the relevant laws:

1.	A licensed person such as lawyer, CPA with at least 5-year work experience in the licensed business;

2.	A person who has been a researcher in the institutions or a full-time instructor in colleges, having a master’s degree in law or economics-business with at least 5-year work experience;

3.	A person who has been served as a professional in accounting, internal compliance, audit, Information Technology (IT) and so on with at least 10-year work experience in finance related organizations;

4.	A person who has served as an executive official for at least 5-year, or as an employee who has a specific and practical knowledge in economics, business, law, accounts and the like for at least 10-year in Stock listed corporations or KOSDAQ listed corporations; or

5.	A person who is recognized as being equivalently qualified as those listed in items 1 through 4 by the Board of Directors or General Meeting of the Shareholders.

(5)	The Chairman of the Audit Committee shall be elected among the members who are Non-executive Directors by a resolution of the Audit Committee.

(6)	If the number of members of the Audit Committee does not satisfy the requirement referred to Paragraph (3) due to the death or resignation of members or any other reason, the members shall be elected to fill the vacancy at the first General Meeting of Shareholders to be held after such occurrence so as to cause the number of members to be such prescribed number.

Article 51    (Duties of Audit Committee)

(1)	The Audit Committee shall audit Directors’ performance of their duties and may request business reports from any Director, or investigate the business and status of property of the Company.

(2)	The Audit Committee shall inspect the matters listed in the agenda of, and documents submitted to, a General Meeting of Shareholders to investigate whether there is any event violating the laws or these Articles of Incorporation and the Chairman of the Audit Committee shall express his/her opinion to the General Meeting of Shareholders.

(3)	The Audit Committee may request the Board of Directors to convene the Extraordinary General Meeting of Shareholders by submitting documents stating the agenda and reasons for convening such meeting.

(4)	The Audit Committee may request business reports from any subsidiary of the Company when it is necessary to perform its duties. In this case, if such subsidiary does not report to the Audit Committee immediately or the Audit Committee needs to verify the contents of the reports, it may investigate the status of business and the financial condition of the subsidiary.

(5)	The Audit Committee shall retain the power to audit the status of the operation and property and to request the submission of materials in relation to the managerial matters of the Wholly-Owned Subsidiary, etc. and with respect to the exercise of such power Article 46 Paragraph (2) shall apply mutatis mutandis to the liability of the Audit Committee.

(6)	In the selection and appointment of an external auditor, the Audit Committee shall approve it.

(7)	In addition to the matters referred to in Paragraphs (1) through (6), the Audit Committee shall carry out the matters delegated by the Board of Directors.

Article 52    (Audit Committee’s Record)

The Audit Committee shall record the substance and results of its audit in the Audit Committee’s record, on which the name and seal of the Audit Committee Member who has performed such audit shall be affixed or shall be signed by such Audit Committee Member.

CHAPTER VII

ACCOUNTING

Article 53    (Fiscal Year)

The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

Article 54    (Preparation and Maintenance of Financial Statements and Business Report, etc.)

(1)	The Representative Director of the Company shall prepare the following documents to be submitted to the Ordinary General Meeting of Shareholders, together with supplementary data and business reports, and have such documents audited by the Audit Committee no later than six (6) weeks before the date of the Ordinary General Meeting of Shareholders:

1.	balance sheet;

2.	statements of profit and loss; and

3.	statement of appropriation of retained earnings or statement of disposition of deficit.

(2)	The Audit Committee shall submit an audit report to the Representative Director no later than one (1) week before the date of the Ordinary General Meeting of Shareholders.

(3)	The Representative Director shall keep on file copies of the documents described in Paragraph (1) above, together with the business report and Audit Committee’s audit report thereon, at the head office of the Company for five (5) years, and certified copies of all of such documents at the branches of the Company for three (3) years, beginning from one (1) week before the date of the Ordinary General Meeting of Shareholders.

(4)	Immediately upon obtaining approval for the documents mentioned in Paragraph (1) above from the General Meeting of Shareholders, the Representative Director shall make a public notice of the balance sheet, income statement, consolidated financial statements pursuant to the Act on External Audit of Stock Companies which are designated by the FSC and the opinion of an external auditor. In doing so, notwithstanding the provisions of Article 4, the Company may use the means of electronic document as prescribed by Article 55-2 of the Financial Holding Companies Act.

Article 55    (Appointment of External Auditor)

The Company shall appoint the external auditor with the approval of the Audit Committee, and shall report such fact to the Ordinary General Meeting of Shareholders to be held first after such appointment.

Article 56    (Disposal of Profits)

The Company shall dispose of the unappropriated retained earnings as of the end of each fiscal year as follows:

1.	earned surplus reserves;

2.	other statutory reserves;

3.	dividends;

4.	temporary reserves; and

5.	other appropriations of earned surplus.

Article 57    (Retirement of Shares)

(1)	The Company may retire the shares within the scope of profits attributable to the shareholders by the resolution of the Board of Directors.

(2)	In order to retire the shares pursuant to Paragraph (1), the Board of Directors shall adopt the following resolutions:

1.	Types and the total number of shares to be retired;

2.	The total amount of shares to be acquired for retirement; and

3.	Acquisition period or retirement date (the acquisition period or retirement date shall be before the Ordinary General Meeting of Shareholders to be held first after the resolution of such retirement).

(3)	In case of acquisition of shares for the purpose of retirement pursuant to Paragraph (1), the following criteria shall be followed:

1.	In the case of acquisition of shares for the purpose of retirement, such acquisition shall be made in accordance with the method and criteria as prescribed in the relevant laws, such as the SEA, etc.

2.	Total price of the shares to be acquired for the purpose of retirement shall not be more than the amount as prescribed in the relevant laws, such as the SEA, etc. within the scope available for dividend as at the end of such fiscal year pursuant to Article 462, Paragraph (1) of the Commercial Code.

(4)	When the shares are retired pursuant to Paragraph (1), the matters referred to in each Subparagraph of Paragraph (2) and the results of retirement shall be reported to the Ordinary General Meeting of Shareholders to be held first after the resolution of such retirement.

Article 58    (Dividends)

(1)	Dividends may be distributed in cash or stock.

(2)	In case the dividends are to be distributed in stock and the Company has several classes of shares, the stock dividend distribution may be made in shares of different types by a resolution of the General Meeting of Shareholders.

(3)	Dividends of Paragraph (1) above shall be paid to the shareholders registered in the Company’s registry of shareholders or the registered pledgees as of the last day of each fiscal year.

Article 59    (Quarterly Dividends)

(1)	The Company may distribute cash dividends to the shareholders as of the end of March, June or September by resolution of the Board of Directors.

(2)	Quarterly Dividends provided under Paragraph (1) shall be decided by a resolution of the Board of Directors, provided that the specific method and limit, etc. of quarterly dividends shall satisfy the relevant laws and regulations including the SEA, etc.

(3)	In case the Company issues new shares through a shares offering, bonus issue, stock dividend, conversion of convertible bonds, exercise of warrant of bond with warrants or stock options, the new shares shall be deemed to have been issued at the end of the fiscal year immediately prior to the fiscal year during which the new shares are issued with respect to distribution of dividends for such new shares.

(4)	In case of distributing quarterly dividends, the same dividend rate as that of common shares of the Company shall be applied to the preferred shares, unless otherwise determined at the time of issuance.

Article 60    (Expiration of Right to Payment of Dividends)

(1)	The right to demand payment of dividends shall extinguish by prescription if not exercised within five (5) years.

(2)	The dividends, for which the right has been extinguished under Paragraph (1) above, shall be kept by the Company.

Article 61    (Supplementary Provision)

Matters not specified in these Articles of Incorporation shall be determined by the resolution of the Board of Directors or the General Meeting of Shareholders, or in accordance with the Commercial Code or other laws.

ADDENDUM

Article 1    (Effective Date)

These Articles of Incorporation shall become effective from the date of registration of incorporation.

Article 2    (Initial Fiscal Year after Incorporation)

Notwithstanding the provision of Article 53, the initial fiscal year of the Company after incorporation shall be from the date of incorporation to December 31, 2008.

Article 3    (Initial Transfer Agent after Incorporation)

The initial transfer agent of the Company after incorporation shall be Korea Securities Depository.

Article 4    (Appointment of Initial Director, Representative Director, et al. after Incorporation)

Notwithstanding the provisions of Articles 36 and 39, the initial Director and the initial Representative Director after incorporation shall be appointed at the General Meetings of Shareholders of the Stock Transfer Companies, at which the resolution to approve the stock transfer is adopted.

Article 5    (Appointment of Initial Non-executive Director after Incorporation)

Notwithstanding the provision of Article 36, Paragraph (2), the initial Non-executive Director of the Company after incorporation shall be appointed at the General Meetings of Shareholders of the Stock Transfer Companies, at which the resolution to approve the stock transfer is adopted, without recommendation of the Non-executive Director Candidate Nomination Committee.

Article 6    (Appointment of Initial Members of Audit Committee after Incorporation)

Notwithstanding the provision of Article 50, Paragraph (2), the initial members of Audit Committee shall be appointed at the General Meetings of Shareholders of the Stock Transfer Companies, at which the resolution to approve the stock transfer is adopted, without recommendation of the Audit Committee Member Candidate Recommendation Committee .

Article 7    (Remuneration of Directors in Initial Fiscal Year after Incorporation)

Notwithstanding the provision of Article 48, the remuneration of Directors in initial fiscal year after incorporation shall be determined at the first meeting of the Board of Directors after incorporation, to the extent not exceeding [            ] billion Won.

Article 8    (Stock Transfer Companies)

In order to incorporate the Company, the following Stock Transfer Companies hereby prepare these Articles of Incorporation and affix their respective names and seals hereon on                     , 2008.

Kookmin Bank

9-1, 2ga, Namdaemun-ro, Jung-gu, Seoul

Representative Director President, Chung Won Kang (Seal)

KB Real Estate Trust Co., Ltd.

15~16th Floor, Poonglim Building, 823 Yeoksam-dong, Gangnum-gu, Seoul

Representative Director CEO, Jeong Min Kim (Seal)

KB Business Investment Co., Ltd.

9th Floor, Shinyoung Building, 68-5 Cheongdam-dong, Gangnam-gu, Seoul

Representative Director CEO, Nam Sik Yang (Seal)

KB Credit Information Co., Ltd.

12th Floor Korea Exchange Building, 33 Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director CEO, Won Sik Yeo (Seal)

KB Data Systems Co., Ltd.

5,6th Floor, Korea Exchange Building, 33 Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director CEO, Yeon Geun Jung (Seal)

KB Asset Management Co., Ltd.

25th Floor, Good Morning Tower 23-2, Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director, CEO Won Ki Lee (Seal)

KB Futures Co., Ltd.

9th Floor, HP Building 23-6, Yoido-dong Youngdeungpo-gu, Seoul, Korea

Representative Director CEO, Dong Sook Kang (Seal)

KB Investment Securities Co., Ltd.

21, 22nd Floor, Good Morning Tower 23-2, Yeoido-dong, Yongdeungpo-gu, Seoul

Representative Director, CEO, Myung Han Kim (Seal)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Our directors, executive officers and the members of our Audit Committee are insured against liability relating to the performance of their duties under a directors’ and officers’ insurance policy. The policy provides coverage of up to (Won)70 billion in the aggregate for all insured persons, with respect to each incident triggering liability.

Item 21. Exhibits and Financial Statement Schedules

(a)	Exhibits

Number	Description

2.1	Stock Transfer Plan (included as Annex I to the prospectus which is part of this Registration Statement and incorporated by reference herein).

3.1	Proposed Articles of Incorporation of KB Financial Group (included as Attachment A of Annex I to the prospectus which is part of this Registration Statement and incorporated by reference herein).

4.1†	Form of Third Amended and Restated Deposit Agreement to be entered into among KB Financial Group, Citibank, N.A., as depositary, all holders and beneficial owners from time to time of American depositary shares issued thereunder, and Kookmin Bank, joining in execution solely to amend the Second Amended and Restated Deposit Agreement, including the form of American depositary receipt.

4.2	Long-term debt instruments of Kookmin Bank and its consolidated subsidiaries and for any of its consolidated subsidiaries for which financial statements are required to be filed are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. Kookmin Bank agrees to furnish the Commission on request a copy of any instrument defining the rights of holders of its long-term debt and that of any subsidiary for which consolidated or unconsolidated financial statements are required to be filed.

5.1*******	Opinion of Kim & Chang regarding the legality of securities being registered.

8.1*******	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding tax matters.

10.1**	Investment Agreement, dated as of July 15, 1999, between H&CB, ING Insurance International B.V. and ING Verzekeringen N.V. (as amended).

10.2***	Waiver Agreement, dated as of October 31, 2001, among H&CB, ING Insurance International B.V., ING Life Insurance Company, Korea Ltd. and KB Asset Management Co., Ltd.

10.3**	Merger Agreement, dated as of April 23, 2001, by and between Kookmin Bank and H&CB.

10.4****	Waiver Agreement, dated as of December 4, 2002, between Kookmin Bank and ING Bank N.V.

10.5*****	Merger Agreement, dated as of May 30, 2003, between Kookmin Bank and Kookmin Credit Card.

10.6******	Amended and Restated Strategic Alliance Agreement, dated as of August 27, 2003, between Kookmin Bank and ING Bank N.V.

10.7*	Agreement Dealing with the Establishment of KB Financial Holding Company, dated as of April 30, 2008, among Kookmin Bank, KB Asset Management Co., Ltd., ING Bank B.V. and ING Insurance International B.V.

21.1*	List of Subsidiaries of Kookmin Bank.

23.1	Consent of Kim & Chang (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference).

23.2†	Consent of Deloitte Anjin LLC.

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included as part of its opinion filed as Exhibit 8.1 and incorporated by reference).

24.1*******	Powers of Attorney (contained on signature pages to the registration statement).

99.1*******	Unaudited non-consolidated financial statements of Kookmin Bank as of and for the three months ended March 31, 2007 and 2008 prepared under generally accepted accounting principles in Korea.

*	Incorporated by reference to the registrant’s annual report on Form 20-F (No. 001-15258), filed on May 28, 2008.
**	Incorporated by reference to the registrant’s filing on Form F-4 (No. 333-13880), filed on September 10, 2001.
***	Incorporated by reference to the registrant’s filing on Form F-1 (No. 333-90074), filed on June 4, 2002.
****	Incorporated by reference to the registrant’s filing on Form 20-F (No. 1-15258), filed on June 17, 2003.
*****	Incorporated by reference to the registrant’s filing on Form F-4 (No. 333-106262), filed on June 19, 2003.
******	Incorporated by reference to the registrant’s filing on Form 20-F (No. 1-15258), filed on June 28, 2004.
*******	Previously filed.
†	Filed herewith.

(b)	Financial Statement Schedules

None.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(c)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(f)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seoul, Republic of Korea, on July 15, 2008.

KOOKMIN BANK

By:	/s/ Chung Won Kang
Name:	Chung Won Kang
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 2008.

Name	Title
* Chung Won Kang	President and Chief Executive Officer

* Ki Hong Kim	Senior Executive Vice President and Executive Director

* Donald H. MacKenzie	Chief Financial Officer and Executive Director

* In Gyu Choi	Senior Executive Vice President and Executive Director

* Yong Hwa Cheong	Chief Audit Executive Executive Director

* Kee Young Chung	Non-executive Director

* Dam Cho	Non-executive Director

Name	Title
* Bo Kyung Byun	Non-executive Director

* Suk Sig Lim	Non-executive Director

* Sang Moon Hahm	Non-executive Director

* Han Kim	Non-executive Director

* Chee Joong Kim	Non-executive Director

* Chan Soo Kang	Non-executive Director

*By:	/s/ DONG CHEOL LEE
Dong Cheol Lee
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF KOOKMIN BANK

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly registered representative in the United States of Kookmin Bank, has signed this Registration Statement or amendment thereto in the City of New York, State of New York, on July 15, 2008.

By:	/s/ SANG WON LEE
Name:	Sang Won Lee
Title:	General Manager Kookmin Bank, New York Branch